UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. _ )

Filed by the Registrant  [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X]     Preliminary proxy statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]     Definitive proxy statement

[ ]     Definitive Additional Materials

[ ]     Soliciting material pursuant to Rule 14a-12

                             Warrantech Corporation
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[ ]     No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[X]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


        (1)      Title of each class of securities to which transaction applies:

                 Warrantech Corporation common stock, par value $.007 per share.

        (2)      Aggregate number of securities to which transactions applies:

                 14,877,977 shares of common stock (consisting of 14,184,910 shares of common stock outstanding as of June 15, 2006 and options to purchase 693,017 shares of common stock).

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                 The filing fee of $2,141.37 was calculated pursuant to Exchange Act Rule 0-11(c) and is comprised of the sum of (a) the merger consideration of $.75 per share of issued and outstanding common stock, multiplied by 14,184,960 shares of common stock outstanding as of June 15, 2006 ($2,127.75) plus (b) the merger consideration of $.75 per each outstanding in-the-money option to acquire common stock (net of exercise price), multiplied by 693,017 outstanding in-the-money options to acquire common stock outstanding as of June 15, 2006 ($13.62).

        (4)      Proposed maximum aggregate value of transaction:

                 $10,706,814

        (5)      Total fee paid:

                  $2,141.37

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, schedule or registration statement no.:

         (3)      Filing party:

         (4)      Date filed:

                     Preliminary Copy-Subject to Completion
                                [GRAPHIC OMITTED]
                                   WARRANTECH
                             Protecting Your Future

                                                      ____________________, 2006

To the Stockholders of
WARRANTECH CORPORATION:

         You are cordially invited to attend a special meeting of stockholders to be held on ____, 2006 at __:00 a.m., local time, at the offices of Tannenbaum Helpern Syracuse & Hirschtritt LLP located at 900 Third Avenue, 13th Floor, New York, New York 10022.

         On June 7, 2006, Warrantech Corporation ("Warrantech") entered into a merger agreement with WT Acquisition Holdings, LLC, a Delaware limited liability company, and WT Acquisition Corp., a Nevada corporation, pursuant to which Warrantech will be merged with WT Acquisition Corp. and become a wholly-owned subsidiary of WT Acquisition Holdings, LLC. Both WT Acquisition Holdings, LLC and WT Acquisition Corp. are affiliates of H.I.G. Capital Partners III, L.P. and were formed by H.I.G. for the purpose of completing the merger. If the merger is completed, you will receive $0.75 in cash, without interest, for each share of Warrantech common stock you own. At the special meeting of stockholders, you will be asked to, among other things, consider and vote on the adoption of the merger agreement and the approval of the merger and related transactions.

         The $0.75 cash per share merger consideration represents a premium of 50% to the closing price of our common stock on June 6, 2006, the day prior to the public announcement of the signing of the merger agreement.

         Consistent with the unanimous recommendation of the special committee of the board of directors and after careful consideration, the board of directors unanimously approved the merger agreement and determined that the merger agreement and the merger are procedurally and substantively fair to, and in the best interests of, Warrantech and its stockholders, including the unaffiliated stockholders of Warrantech. The board of directors unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement and approve the merger and related transactions and "FOR" the grant to the proxy holders of the authority to vote in their discretion to approve any proposal to adjourn or postpone the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger and related transactions.

         More information about the merger is contained in the accompanying proxy statement. I encourage you to read the accompanying proxy statement in its entirety because it explains the proposed merger, the documents related to the merger and other related matters.

         The merger cannot be completed unless stockholders holding a majority of the outstanding shares of Warrantech common stock on the record date adopt the merger agreement and approve the merger and related transactions. Only stockholders who owned shares of Warrantech common stock at the close of business on ________, 2006, the record date for the special meeting, will be entitled to vote at the special meeting. Certain officers and directors of Warrantech and certain other stockholders who beneficially own approximately 35.5% of the outstanding Warrantech common stock have entered into agreements with WT Acquisition Holdings, LLC, to vote in favor of the merger agreement, the merger and related transactions.

         On behalf of the board of directors, I urge you to complete, sign, date and return the enclosed proxy card, or vote via the Internet or telephone as soon as possible, even if you currently plan to attend the special meeting. If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting against the adoption of the merger agreement and approval of the merger and related transactions.

         If you properly transmit your proxy and do not indicate how you want to vote, your proxy will be voted "FOR" the adoption of the merger agreement and approval of the merger and related transactions and "FOR" the other matters set forth in the accompanying notice of annual meeting, including the grant to the proxyholders of the authority to vote in their discretion to approve any proposal to adjourn or postpone the annual meeting to a later date, but in no event later than December 31, 2006, to solicit additional proxies if there are insufficient votes in favor of adoption of the merger agreement and approval of the merger and related transactions.

         I enthusiastically support this transaction and join the other members of the board of directors in recommending that you vote "FOR" the adoption of the merger agreement and approval of the merger and related transactions.

         Please do not send us your stock certificates at this time.

         Thank you for your support of our company. I look forward to seeing you at the special meeting.

                                            Sincerely,


                                            Joel San Antonio
                                            Chairman and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE ENCLOSED PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The proxy statement, dated ______, 2006, is first being mailed to stockholders on or about _____, 2006.

                             WARRANTECH CORPORATION
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date and Time of
Meeting:                        __:00 a.m.               , 2006

Place:                          The offices of Tannenbaum Helpern Syracuse &
                                Hirschtritt LLP
                                900 Third Avenue, 13th Floor
                                New York, New York 10022

Items of Business:          1.  To consider and vote upon a proposal to adopt
                                the merger agreement and approve the merger and related transactions;

                            2. To grant the proxyholders the authority to vote in their discretion to approve any proposal to adjourn or postpone the special meeting to a later date, but in no event later than December 31, 2006, to solicit additional proxies if there are insufficient votes in favor of adoption of the merger agreement and approval of the merger and related transactions; and

                            3. To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Who May Vote:                   You can vote if you were a stockholder of record
                                as of the close of business on           , 2006.

Proxy Voting:                   All stockholders are cordially invited to attend
                                the special meeting in person. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy or vote via the Internet or telephone and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of approval of the merger agreement, the merger and related transactions and in favor of adjournment or postponement of the special meeting, if necessary or appropriate, to permit solicitations of additional proxies if there are insufficient votes in favor of adoption of the merger agreement and approval of the merger and related transactions. If you fail to return your proxy card, do not vote via the Internet or by telephone, and do not attend the meeting and vote in person, your shares will effectively be counted as a vote against approval of the merger agreement, and will not be counted for purposes of determining whether a quorum is present at the special meeting. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person in accordance with the procedures outlined in the accompanying proxy statement.

Recommendation:                 The board of directors, acting on the unanimous
                                recommendation of the special committee, unanimously recommends that you vote "FOR" the approval of the merger agreement at the special meeting and "FOR" the grant to the proxy holders of the authority to vote in their discretion to approve any proposal to adjourn or postpone the special meeting to a later date to solicit additional proxies.

Required Vote:                  For Warrantech to complete the merger,
                                stockholders holding at least a majority of the shares of its common stock outstanding at the close of business on the record date must vote
                                "FOR" the proposal to adopt the merger agreement and approve the merger and related transactions.
                                Because the vote is based on the number of shares outstanding rather than the number of votes cast, failure to vote your shares, abstentions and broker non-votes (i.e. shares with respect to which brokers are not permitted to vote in their discretion on behalf of beneficial owners if such beneficial owners do not furnish voting instructions) will have the same effect as voting "AGAINST" the merger agreement.

                                The affirmative vote of a majority of the votes cast, either in person or by proxy, at the meeting will be required for approval of a proposal to adjourn or postpone the special meeting or in the event other items are properly brought before the special meeting. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have no affect on such matters.

Questions:                      If you have any questions regarding the matters
                                contained herein, please call __________.

Appraisal Rights:               Warrantech's stockholders who do not vote in
                                favor of approval of the merger agreement and who properly perfect their appraisal rights by complying with all of the required procedures under Nevada law will have the right to seek payment for the fair value of their shares of Warrantech common stock if the merger is completed. See "SPECIAL FACTORS --Appraisal
                                Rights" beginning on page 62 and Exhibit C:
                                Nevada Dissenters' Rights Statutes to the accompanying proxy statement.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary Voting Instructions                                                   1

Summary Term Sheet                                                            2

     The Participants                                                         2
     Structure of the Transaction                                             2
     Recommendation of the Special Committee and the Board of Directors; 4 Reasons for Recommending the Adoption of the Merger Agreement and
     the Approval of the Merger
     Purposes of the Merger; Certain Effects of the Merger                    5
     Background to the Merger                                                 5
     The Special Meeting                                                      5
     Stockholders Entitled to Vote; Vote Required to Adopt the Merger         5
     Agreement and Approve the Merger
     Payment for Shares                                                       6
     Opinion of Financial Advisor                                             6
     Stockholders' Agreements                                                 6
     Interests of Directors and Executive Officers in the Merger              6
     The Merger Agreement                                                     8
     Federal Income Tax Consequences                                         10
     Regulatory Matters                                                      10
     Appraisal Rights                                                        11
     Consolidation of Certain Debt

Questions and Answers about the Special Meeting and Merger                   13


Cautionary Statement Concerning Forward-Looking Information                  19

Selected Financial Data                                                      20

Market and Market Price                                                      21

     Market Information                                                      21
     Number of Stockholders                                                  21
     Dividends                                                               22

Information About the Special Meeting                                        23

     General                                                                 23
     Matters to be Considered at the Special Meeting                         23
     Record Date and Voting Information                                      24
     Quorum                                                                  24

     Required Vote                                                           25
     Proxies and Revocation of Proxies                                       25
     Expenses of Proxy Solicitation                                          26
     Adjournments and Postponements                                          26
     Attending the Special Meeting                                           27
     Appraisal Rights

The Participants                                                             28

     Warrantech                                                              28
     WT Acquisition Holdings, LLC                                            28
     WT Acquisition Corp.                                                    28

Special Factors                                                              29

     Background of the Merger                                                29
     Purpose of the Merger                                                   36
     Structure of the Merger                                                 37
     Recommendations of the Special Committee and the Board of Directors; 39 Reasons for Recommending the Approval and Adoption of the Merger
     Agreement and the Merger
     Opinion of Financial Advisor                                            43
     Position of WT Regarding the Fairness of the Merger                     48
     Position of Mr. San Antonio with Respect to the Merger                  52
     Alternatives to the Merger                                              53
     Effects of the Merger                                                   53
     Merger Consideration to be Received by Directors and Officers of        55
     Warrantech
     Equity Ownership in WT and the Surviving Corporation Post Transaction   56
     Employment with the Surviving Corporation                               56
     Directors of the Surviving Corporation                                  57
     Insurance and Indemnification                                           57
     Certain Risks in the Event of Bankruptcy                                57
     Merger Financing                                                        57
     Plans for Warrantech if the Merger is not Completed                     57
     Estimated Fees and Expenses of the Merger                               58
     Regulatory Approvals and Requirements                                   60
     Federal Income Tax Consequences                                         60
     Anticipated Accounting Treatment of Merger                              62
     Appraisal Rights                                                        62

Adoption of the Merger Agreement (Proposal No. 1)                            65

     The Merger                                                              65
     Completion of the Merger                                                65
     Articles of Incorporation, Bylaws and Directors and Officers of the 66 Surviving Corporation

     Payment for Shares and Surrender of Stock Certificates                  66
     Dissenting Shares                                                       67
     Representations and Warranties                                          68
     Conduct of Warrantech's Business Prior to the Merger                    70
     Access and Investigation                                                72
     Third Party Offers                                                      72
     Directors' and Officers' Insurance and Indemnification                  73
     Public Announcements                                                    73
     Notification of Certain Matters                                         73
     Stockholders' Meeting                                                   74
     Merger Financing                                                        74
     Conditions to Completing the Merger                                     74
     Amendment and Termination of the Merger Agreement                       75
     Fees and Expenses                                                       77
     Governing Law                                                           77

Adjournment or Postponement of the Special Meeting (Proposal No. 2)          78

Recent Transactions                                                          78

Security Ownership of Certain Beneficial Owners and Management               80

Future Stockholder Proposals                                                 80

Where Stockholders Can Find More Information

Exhibit A:  Agreement and Plan of Merger

Exhibit B:  Opinion of Imperial Capital, LLC

Exhibit C:  Nevada Dissenters' Rights Statutes

--------------------------------------------------------------------------------
                           SUMMARY VOTING INSTRUCTIONS
--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

     Ensure that your shares of Warrantech common stock can be voted at the annual meeting by submitting your proxy or contacting your broker, bank or other nominee. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting "AGAINST" the adoption of the merger agreement and approval of the merger and related transactions.

     If your Warrantech shares are registered in the name of a broker, bank or other nominee: check the voting instruction card forwarded by your broker, bank or other nominee to see which voting options are available or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares are voted at the annual meeting.

     If your Warrantech shares are registered in your name: submit your proxy by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope (which must be received on or prior to , 2006), so that your shares can be voted at the special meeting. Instructions regarding telephone and Internet voting are included on the proxy card.

     If you need assistance in completing your proxy card or have questions regarding the Warrantech special meeting, please contact:

Warrantech Corporation                         Solicitation Agent
2200 Highway 121
Suite 100
Bedford, Texas 76021
Attention:  James Morganteen
(800) 544-9510

               PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------
                               SUMMARY TERM SHEET
--------------------------------------------------------------------------------

This summary provides a brief description of the material terms of the merger agreement, and the merger and related transactions. This summary highlights selected information from this proxy statement and may not contain all the information about the merger that is important to you. Page references are included in parentheses to direct you to more complete descriptions of the topics presented in this summary. In addition, to understand the merger fully, and for a more complete description of the terms of the merger, you should carefully read this proxy statement in its entirety, including the exhibits, and the other documents to which we have referred you. For additional information, see "Where Stockholders Can Find More Information" beginning on page 80.

The Participants (page 78)

         Warrantech Corporation

         Warrantech Corporation, a Nevada corporation ("Warrantech"), and its subsidiaries, design, develop, market and act as a third party administrator for programs, service contracts, limited warranties and replacement plans for a variety of clients in selected industries.

         Warrantech's common stock trades under the symbol "WTEC.OB." Trades are reported on the Over-The-Counter ("OTCBB") electronic quotation service of the National Association of Securities Dealers Bulletin Board.

         WT Acquisition Holdings, LLC

         WT Acquisition Holdings, LLC, a Delaware limited liability company ("WT"), is a newly formed entity formed by affiliates of H.I.G. Capital, LLC ("H.I.G. Capital") to hold shares of the surviving corporation in the merger. WT has agreed to grant an equity award to Mr. Joel San Antonio equal to 22.5% of the common equity interests in and to WT at the closing of the merger.

         WT Acquisition Corp.

         WT Acquisition Corp. ("Merger Sub"), a Nevada corporation, is a wholly-owned subsidiary of WT formed solely for the purpose of merging with and into Warrantech.

Structure of the Transaction (page 37)

         The proposed transaction is a merger of Merger Sub with and into Warrantech, with Warrantech surviving the merger as a wholly-owned subsidiary of WT. The following will occur in connection with the merger:

         o Each share of Warrantech common stock issued and outstanding at the effective time of the merger (other than shares held directly or indirectly by Warrantech and other than shares held by dissenting stockholders who exercise and perfect their appraisal rights under Nevada law) will be converted into the right to receive $0.75 in cash, without interest, less any applicable withholding taxes.

         o Each share of common stock that is owned by Warrantech as treasury stock at the effective time of the merger will automatically be cancelled and retired and will cease to exist. No consideration will be delivered in exchange for those shares.

         o Warrantech stock options, including, but not limited to, those issued pursuant to the Warrantech Corporation 1998 Stock Plan, whether vested or unvested, will be cancelled and option holders will receive the excess, if any, of $0.75 per share over the option exercise price for each share subject to the stock option, less any applicable withholding taxes and without interest.

         o Each share of Merger Sub's common stock, par value $0.01 per share, all of which is held by WT, will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving corporation and such shares will be the only outstanding shares of capital stock of the surviving corporation.

         o Warrantech common stock will no longer be traded or reported on the OTCBB and price quotations with respect to Warrantech common stock in the public market will no longer be available.

         o The registration of Warrantech common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated.

Recommendation of the Special Committee and the Board of Directors; Reasons for Recommending the Adoption of the Merger Agreement and the Approval of the Merger (page 39)

         The special committee of the board of directors of Warrantech was formed to review and evaluate a possible transaction relating to the sale of Warrantech to WT. The special committee is composed of two independent directors who are not officers or employees of Warrantech and have no economic interest or expectancy of an economic interest in WT, H.I.G. Capital or the surviving corporation. If the merger is completed, the members of the special committee will, like all stockholders, receive cash payments for their shares.

         The special committee of the board of directors, and the board of directors, approved the merger agreement and the merger, and determined that the merger agreement and the merger are advisable and that the proposed merger is procedurally and substantively fair to, and in the best interests of, Warrantech and its stockholders, including the unaffiliated stockholders of Warrantech. Accordingly, the board of directors recommends that stockholders vote "FOR" adoption of the merger agreement and approval of the merger and related transactions.

         In making the determination to recommend the merger agreement be adopted and the merger and related transactions be approved, the special committee of the board of directors and the board of directors considered, among other factors:

         o Warrantech's business, operations, management, financial condition, earnings and cash flows on a historical and prospective basis;

         o    The fact that:

                  (1) $0.75 exceeds the highest Warrantech common stock trading price during the fifty-two weeks preceding the date of announcement.

                  (2) the premium to be received by the stockholders in the merger represents a premium of 50%, 43.6% and 62.0% when compared to the Warrantech stock price as of the date one-day prior to the announcement of the merger (June 6, 2006) and the average price during the thirty and ninety days prior to such announcement, respectively.

         o The opinion of Imperial Capital, LLC ("Imperial Capital"), the special committee's financial advisor, that the consideration of $0.75 to be paid to Warrantech's stockholders was fair, from a financial point of view, to such stockholders.

         o The additional factors described in detail under "SPECIAL FACTORS--Recommendation of the Special Committee and the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger."

         Due to the variety of factors considered, neither the special committee nor the board of directors assigned relative weight to these factors. Both the special committee and the board of directors reached their respective conclusions based upon the totality of the information presented and considered during its evaluation of the merger.

Purposes of the Merger; Certain Effects of the Merger (page 36)

         The principal purpose of the merger is to provide you with an opportunity to realize value based on the receipt of $0.75 in cash, without interest, per share of common stock, representing a significant premium over the market price at which Warrantech common stock traded prior to the announcement of the proposed merger. The merger also provides liquidity to Warrantech's stockholder without the necessity of paying brokerage commissions or negatively affecting the stock price through open market sales.

         The merger will terminate all equity interests in Warrantech held by Warrantech's current stockholders, and WT will be the sole owner of Warrantech and its business. Upon completion of the merger, Warrantech common stock will no longer be traded or reported on the OTCBB and Warrantech common stock will no longer be publicly traded or registered.

Background to the Merger (page 29)

         For a description of the events leading to the approval of the merger agreement and the merger by our board of directors, you should refer to "SPECIAL FACTORS--Background to the Merger" and "SPECIAL FACTORS-- Recommendations of the Special Committee and the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger. "

The Special Meeting (page 23)

         The special meeting of stockholders will be held at the offices of Tannenbaum Helpern Syracuse & Hirschtritt LLP, 900 Third Avenue, 13th Floor, New York, New York 10022, at __:00 a.m., local time, on , 2006. At the special meeting, you will be asked to, among other things, vote to adopt the merger agreement and approve the merger and related transactions.

Stockholders Entitled to Vote; Vote Required to Adopt the Merger Agreement and Approve the Merger (page 25)

         You may vote at the special meeting if you owned Warrantech common stock at the close of business on , 2006, the record date for the special meeting. On that date, there were ________ shares of Warrantech common stock outstanding and entitled to vote. You may cast one vote for each share of Warrantech common stock that you owned on that date. Approval and adoption of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Warrantech common stock entitled to vote at the special meeting.

Payment for Shares (page 53)

         ______________ has been appointed as the paying agent to coordinate the payment of the merger consideration to our stockholders that have not exercised appraisal rights. The paying agent will send written instructions for surrendering your Warrantech stock certificates, if such shares are certificated, and obtaining the merger consideration after we have completed the merger. Holders of uncertificated shares of Warrantech common stock (i.e., holders whose shares are held in book entry) will automatically receive their cash consideration as soon as practicable after the effective time of the merger without any further action required on the part of such holders.

Opinion of Financial Advisor (page 43 and Exhibit B)

         On June 5, 2006, Imperial Capital delivered its oral opinion to the special committee of the board of directors and subsequently confirmed in writing on June 6, 2006, that, as of that date, and based upon and subject to the considerations described in their written opinion, the cash consideration of $0.75 per share, without interest, to be paid under the merger agreement is fair from a financial point of view to the holders of Warrantech common stock. The full text of the written opinion of Imperial Capital, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Exhibit B to this proxy statement. You are encouraged to read this opinion carefully and in its entirety along with the discussion under "SPECIAL FACTORS - Opinion of Financial Advisor" beginning on page 43.

         The opinion of Imperial Capital is directed to the special committee of the board of directors and the full board of directors of Warrantech and addresses only the fairness from a financial point of view of the cash merger consideration to be paid in the merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the special meeting.

Stockholders' Agreements (page 53)

         As described below, concurrently with the execution and delivery of the merger agreement, certain of our officers and directors and certain other stockholders, holding an aggregate of 5,034,990 shares of Warrantech common stock, or approximately 35.5% of our common stock outstanding as of the record date, agreed to vote their shares of common stock for the adoption of the merger agreement and approval of the merger and related transactions.

Interests of Directors and Executive Officers in the Merger (page 53)

         In considering the recommendation of the special committee and our board of directors, you should be aware that certain members of the board of directors and the company's executive officers have interests in the merger that differ from, or are in addition to, those of other stockholders. For example:

         o As of the record date, Warrantech's executive officers and directors held an aggregate of shares of Warrantech common stock and in-the-money stock options to purchase an aggregate of shares of Warrantech common stock, which, pursuant to the merger, will entitle them to receive an aggregate of $________;

         o Upon completion of the merger, WT will terminate Warrantech's existing employment agreement with Joel San Antonio ("Mr. San Antonio"), Warrantech's President, Chief Executive Officer and Chairman of the Board of Directors, in consideration of a payment to Mr. San Antonio of $1,700,000 and simultaneously enter into a new employment agreement with Mr. San Antonio providing for a three year term, a salary of $500,000 per year, a performance bonus of up to $100,000 per year and other terms to be mutually agreed upon. Mr. San Antonio's existing employment agreement with Warrantech provides, in the absence of the payment described above, certain change of control payments to Mr. San Antonio that could be triggered by the merger and presently provides for a salary of $595,026 and a bonus equal to two percent of Warrantech's net after-tax profits. In addition, Mr. San Antonio will receive a common equity award equal to 22.5% of the common equity interests in WT. Warrantech understands that WT expects that all initial capital contributed to WT will be preferred equity interests senior to Mr. San Antonio's common equity interest. In addition, Mr. San Antonio's new employment agreement will provide that if Wtech Holdings, LLC, an affiliate of H.I.G. Capital, receives more than $10,200,000 of principal payments from its $20,000,000 promissory note from Warrantech, Mr. San Antonio shall be paid 22.5% of such excess, either in cash or in additional equity interests in WT having equivalent value;

         o It is anticipated that WT will establish a new equity plan for key employees relating to ten percent of its equity interests;

         o When the merger agreement was executed, WT entered into separate agreements with Mr. San Antonio, Warrantech's President, Chief Executive Officer and Chairman of the board of directors; William Tweed, a former director of Warrantech ("Mr. Tweed"); Haynes & Boone; Valerie San Antonio; Valerie San Antonio & Michael Salpeter Trustees FBO Jonathan San Antonio; Kenneth Olson; and Barry Ballen (collectively, the "Principal Stockholders").

         Pursuant to the agreements, among other things:

         - The Principal Stockholders agreed to vote for the merger and against any competing transaction for 12 months after the termination of the merger agreement (unless WT terminated the merger agreement in breach of its obligations thereunder);

         - Messrs. San Antonio, Tweed and Ballen granted WT an option to acquire their Warrantech shares for $0.75 per share. If WT exercises the option prior to the completion of the merger, the purchase price will be paid by delivery of a promissory note payable on the earlier of the closing of the merger or one year after the date of issuance. If for any reason the merger is not completed within five months after the date the merger agreement is executed, WT may sell the shares back to these stockholders in return for cancellation of the related notes; and

         - Messrs. San Antonio and Tweed currently owe Warrantech $4,165,062 and $3,615,092, respectively, pursuant to promissory notes dated July 24, 2002. Pursuant to the Stockholders Agreements, Messrs. San Antonio and Tweed will have the merger consideration that otherwise would be payable to them for their Warrantech shares applied to reduce their outstanding indebtedness to Warrantech. In addition, the due date of Mr. Tweed's remaining outstanding indebtedness to Warrantech of approximately $2,395,000 will be extended by WT to December 31, 2013, approximately $600,000 of Mr. San Antonio's indebtedness to Warrantech will be forgiven by Warrantech and the due date of Mr. San Antonio's remaining outstanding indebtedness to Warrantech of approximately $1,050,000 will be extended by WT to the second anniversary of the effective date of the merger.

         o Current and former directors and officers will continue to be indemnified for six years after the completion of the merger and will have the benefit of liability insurance for one year after completion of the merger. In connection with the merger, effective on and as of June 7, 2006, the Bylaws of Warrantech were amended by the board of directors to expressly provide that (i) the provisions of 78.378 through 78.3793 (inclusive) of the Nevada Revised Statutes shall not apply to WT, Merger Sub, Mr. San Antonio or their respective affiliates and (ii) Warrantech shall pay all costs and expenses borne by an indemnitee under the Bylaws in connection with such indemnitee's defense of any proceeding involving, resulting from, related to or arising out of a business combination, merger or recapitalization, as they are incurred and in advance of the final disposition within 20 days of submission of bills or vouchers for such costs or expenses, provided that such indemnitee delivers to Warrantech an undertaking to repay the amounts paid by Warrantech if a final determination is made by a court or other tribunal of competent jurisdiction that such indemnitee was not entitled to indemnification from Warrantech.

         The special committee and our board of directors were aware of these interests and considered them, among other matters, in approving and adopting the merger agreement and determining to recommend that Warrantech stockholders vote "FOR" adoption of the merger agreement and approval of the merger and related transactions.

The Merger Agreement (page 74)

         Conditions to the Completion of the Merger

         Although the merger is expected to be completed in the third or fourth calendar quarter of 2006, the merger is subject to receipt of stockholder approval and satisfaction of other conditions, including the conditions described immediately below. The exact time of the merger's completion cannot be predicted.

         The completion of the merger depends on a number of conditions being satisfied, including but not limited to:

         o Adoption of the merger agreement and approval of the merger and related transactions by the Warrantech stockholders;

         o The absence of any order or injunction prohibiting the merger or certain proceedings seeking any such order or injunction;

         o The absence of any statute, rule or regulation being enacted by a governmental entity that restrains, precludes, enjoins or prohibits the merger or makes it illegal;

         o The receipt of all regulatory approvals and consents to specified contracts that are necessary for the consummation of the merger;

         o The continued accuracy of the representations and warranties of each party to the merger agreement;

         o The performance in all material respects by the parties to the merger agreement of their respective covenants contained in the merger agreement;

         o There not having been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on Warrantech;

         o The total number of shares of Warrantech's common stock seeking appraisal rights not exceeding five percent of the issued and outstanding common stock; and

         o Warrantech having obtained insurance coverage with a replacement carrier or carriers, rated A- or better by S&P, to replace the existing automobile insurance coverage with Great American Insurance Company, satisfactory to WT, or Great American Insurance Company having agreed in writing on terms reasonably satisfactory to WT to extend such coverage until December 31, 2006. The foregoing condition will be satisfied provided that certain agreements entered into between Warrantech and Great American Insurance Company on June 7, 2006 remain in effect at the closing of the merger.

         Where legally permissible, a party may waive a condition to its obligation to complete the merger even though that condition has not been satisfied.

                  No Solicitation Covenant

         The merger agreement generally restricts Warrantech's ability to solicit, initiate or encourage, facilitate or participate in or encourage any discussion or negotiations regarding any competing acquisition inquiries, proposals or offers. However, prior to the adoption of the merger agreement by Warrantech's stockholders, Warrantech may provide information in response to a request for information by a person who has made, or participate in discussions or negotiations with respect to, an unsolicited acquisition proposal that our board of directors determines in good faith is reasonably likely to lead to a superior proposal.

                Termination of the Merger Agreement

         The parties to the merger agreement can mutually or unilaterally agree to terminate the merger agreement in certain circumstances. If the merger agreement is terminated in certain circumstances, Warrantech may be required to pay WT a termination fee of $1,250,000 and reimburse WT for its out-of-pocket expenses up to $500,000. You should read "ADOPTION OF THE MERGER AGREEMENT (PROPOSAL NO. 1)--Amendment and Termination of the Merger Agreement" for a more detailed discussion of provisions relating to the termination of the merger agreement.

Federal Income Tax Consequences (page 60)

         As a result of the merger, a United States stockholder, for United States federal income tax purposes, generally will recognize gain or loss on each share of common stock he or she holds measured by the difference, if any, between $0.75, without interest, and the stockholder's adjusted tax basis in that share.

         You should read "SPECIAL FACTORS--Federal Income Tax Consequences" beginning on page __ for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on the tax consequences of the merger to you.

Regulatory Matters (page 74)

         Completion of the transactions contemplated by the merger agreement is subject to various regulatory approvals, consents and filings. No party is aware of any reason why any of the required approvals cannot be obtained in a timely manner, but there can be no assurance when or if they will be obtained.

Appraisal Rights (page 62)

         Under Nevada law, stockholders who do not wish to accept the $0.75 per share cash consideration payable pursuant to the merger may seek, under Section 92A.300 to 92A.500, inclusive, of the Nevada Revised Statutes, judicial appraisal of the fair value of their shares by the Nevada courts. This value could be more than, less than or equal to the merger consideration of $0.75 per share. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to properly demand appraisal, among other things:

         o You must not vote in favor of the proposal to adopt the merger agreement and approve the merger and related transactions;

         o You must make a written demand on us for appraisal in compliance with Chapter 92A of the Nevada Revised Statutes before the vote on the proposal to adopt the merger agreement and approve the merger and related transactions occurs at the special meeting; and

         o You must hold your shares of record continuously from the time of making a written demand for appraisal through the effective time of the merger. A stockholder who is the record holder of shares of common stock of Warrantech on the date the written demand for appraisal is made, but who thereafter transfers those shares prior to the effective time of the merger, will lose any right to appraisal in respect of those shares.

         Merely voting against the merger agreement will not preserve your right to appraisal under Nevada law. Also, because a submitted proxy not marked "AGAINST" or "ABSTAIN" will be voted "FOR" the proposal to adopt the merger agreement and approve the merger and related transactions, the submission of a proxy not marked "AGAINST" or "ABSTAIN" will result in the waiver of appraisal rights. If you hold shares in the name of a broker, bank or other nominee, you must instruct your nominee to take the steps necessary to enable you to demand appraisal for your shares. If you or your broker, bank or other nominee fails to follow all of the steps required by Section 92A.300 to 92A.500, inclusive, of the Nevada Revised Statutes, you will lose your right of appraisal. See "SPECIAL FACTORS--Appraisal Rights" beginning on page 62 for a description of the procedures that you must follow in order to exercise your appraisal rights.

         Exhibit C to this proxy statement contains the full text of Section 92A.300 to 92A.500, inclusive, of the Nevada Revised Statutes, which relates to your rights of appraisal. We encourage you to read these provisions carefully and in their entirety.

Consolidation of Certain Debt

         Contemporaneously with the execution of the merger agreement, the outstanding indebtedness of Warrantech and its subsidiaries to Great American Insurance Company, GAI Warranty Company, GAI Warranty Company of Florida and GAI Warranty Company of Canada (collectively, "GAI") through March 1, 2006 was consolidated under a single term promissory note between GAI, Warrantech and its subsidiaries, and secured by a first priority, continuing security interest in and to all of the tangible and intangible assets of Warrantech and its subsidiaries under the terms of a security agreement by and between GAI, Warrantech and its subsidiaries. All principal and interest under the term note is due and payable 120 days from the date of execution, or October 5, 2006, subject to certain limited rights to extend such due date for up to 90 days. The term note is in full novation of any and all other debt instruments and obligations to repay indebtedness between GAI and Warrantech and its subsidiaries through March 1, 2006. The term note and security agreement contain customary representations and warranties, affirmative and negative covenants and events of default.

         GAI sold all of its rights and obligations under the term note and security agreement to Wtech Holdings, LLC, an affiliate of H.I.G. Capital, whereupon Wtech Holdings, LLC became the primary secured lender to, and creditor of, Warrantech and its subsidiaries. Warrantech is not a party to the agreement providing for the sale and transfer of GAI's rights under the term note and the security agreement, although Warrantech granted its consent with respect thereto.

           QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND MERGER

         The following section of this proxy statement answers various questions that you, as a stockholder of Warrantech may have regarding the merger of Warrantech with a wholly-owned subsidiary of WT Acquisition Holdings, LLC. Warrantech urges you to read the remainder of this proxy statement carefully because the information in this section does not provide all the information that might be important to you in evaluating the merger agreement, merger and related transactions described in this proxy statement. Additional important information is also contained in the exhibits to, and the documents incorporated by reference in, this proxy statement.

Q:       Why am I receiving this proxy statement?

A: This proxy statement is a proxy statement for Warrantech's special meeting of stockholders at which Warrantech stockholders will vote on the merger agreement, dated as of June 7, 2006, by and among Warrantech, WT Acquisition Holdings, LLC ("WT") and WT Acquisition Corp. ("Merger Sub"), the merger and related transactions.

         Under the merger agreement, Warrantech will become a wholly-owned subsidiary of WT and holders of Warrantech common stock will be entitled to receive $0.75 per share in cash, without interest.

Q:       What matters will be voted on at the special meeting?

A:       You will vote on the following proposals:

            (1) To consider and vote upon a proposal to adopt the merger agreement and approve the merger and related transactions;

            (2) To grant the proxyholders the authority to vote in their discretion to approve any proposal to adjourn or postpone the special meeting to a later date, but in no event later than December 31, 2006, to solicit additional proxies if there are insufficient votes in favor of adoption of the merger agreement and approval of the merger and related transactions; and

            (3) To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Q:       When do you expect the merger to be completed?

A: We are working to complete the merger as quickly as possible. We currently expect to complete the merger in the third or fourth calendar quarter of 2006. We cannot, however, predict the exact timing of the merger because the merger is subject to certain closing conditions, including the approval of Warrantech's stockholders.

Q:       What will be the effect of the merger?

         This is "a going private" transaction. The merger will extinguish all equity interests in Warrantech held by its public stockholders and will result in Warrantech being a wholly-owned subsidiary of WT. WT will be the beneficiary of the earnings and growth of Warrantech, if any, following the merger and will bear the risks of any decrease in the value of Warrantech following the merger.

         Following the merger, Warrantech's common stock will no longer be publicly traded, and Warrantech will no longer file periodic reports with the Securities and Exchange Commission (the "SEC").

Q:       How does the board of directors recommend that I vote?

A: The board of directors unanimously recommends that the stockholders vote "FOR" the proposal to adopt the merger agreement and approve the merger and related transactions and "FOR" any proposal to adjourn or postpone the special meeting to a later date, but in no event later than December 31, 2006, to solicit additional proxies if there are insuffcient votes in favor of the adoption of the merger agreement and approval of the merger and related transactions.

Q: Why is the board of directors recommending that I vote "FOR" the proposal to adopt the merger agreement and approve the merger and related transactions?

A: Consistent with the unanimous recommendation of Warrantech's special committee of the board of directors, and after careful consideration, the board of directors unanimously approved the merger agreement and the merger and related transactions, and unanimously determined that the merger is advisable and procedurally and substantively fair to, and in the best interests of, the stockholders, including the unaffiliated stockholders. In reaching its decision to approve the merger agreement and the merger and related transactions and to recommend the adoption of the merger agreement and approval of the merger and related transactions by the stockholders, the board of directors consulted with management, as well as Warrantech's legal and financial advisors, and considered the terms of the proposed merger agreement and the transactions contemplated by the merger agreement. The board of directors also considered each of the items set forth on pages 39 through 43 under "SPECIAL FACTORS--Recommendation of the Special Committee and the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger." It should be noted that certain members of the board of directors and management of Warrantech have interests in the merger that may differ from, or are in addition to, those of other stockholders which are described on pages 53 through 56 under "SPECIAL FACTORS--Merger Consideration to be Received by Directors and Officers of Warrantech.

Q:       As a stockholder, what will I receive in the merger?

A: You will be entitled to receive $0.75 in cash, without interest, for each share of Warrantech common stock that you own immediately prior to the effective time of the merger unless you perfect your appraisal rights under Nevada law. This price represents a 50% premium to the closing price of our common stock on June 6, 2006, the day prior to the public announcement of the signing of the merger agreement.

Q: If I also hold options to purchase shares of Warrantech common stock, how will my options be treated in the merger?

A: Warrantech stock options, whether vested or unvested, will be cancelled and option holders will receive the excess, if any, of $0.75 per share, without interest, over the option exercise price for each share subject to the stock option, less any applicable withholding taxes.

Q:       When and where is the special meeting of our stockholders?

A:       The special meeting of stockholders will take place on          , 2006,
         at __:00 a.m., local time, at the offices of Tannenbaum Helpern Syracuse & Hirschtritt LLP located at 900 Third Avenue, 13th Floor, New York, New York 10022.

Q:       Who can vote and attend the special meeting?

A: All stockholders of record as of the close of business on , 2006, the record date for the special meeting, are entitled to receive notice of and to attend and vote at the special meeting, or any postponement or adjournment thereof. If you wish to attend the special meeting and your shares are held in an account at a brokerage firm, bank or other nominee (i.e., in "street name"), you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date. "Street name" holders who wish to vote at the special meeting will need to obtain a proxy from the broker, bank or other nominee who holds their shares.

Q: What vote of the Warrantech stockholders is required to adopt the merger agreement and approve the merger and related transactions?

A: For Warrantech to complete the merger, stockholders holding at least a majority of the shares of its common stock outstanding at the close of business on the record date must vote "FOR" the proposal to adopt the merger agreement and approve the merger and related transactions. Because the vote is based on the number of shares outstanding rather than the number of votes cast, failure to vote your shares, abstentions and broker non-votes (i.e. shares with respect to which brokers are not permitted to vote in their discretion on behalf of beneficial owners if such beneficial owners do not furnish voting instructions) will have the same effect as voting "AGAINST" the merger agreement.

         At the close of business on the record date, ______, 2006, ________shares of the common stock were outstanding, after deducting shares held by Warrantech in treasury.

Q:       What is the required vote for the other matters at the special meeting?

A: The affirmative vote of a majority of the votes cast, either in person or by proxy, at the meeting will be required for approval of a proposal to adjourn or postpone the special meeting to a later date to solicit additional proxies or in the event other items are properly brought before the special meeting. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have no affect.

Q:       How do I cast my vote?

A: If you were a holder of record on , 2006, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope or vote by using the Internet or telephone by following the instructions on the proxy card.

         If you properly transmit your proxy but do not indicate how you want to vote, your proxy will be voted "FOR" the adoption of the merger agreement and approval of the merger and related transactions and "FOR" proposals to adjourn or postpone the special meeting to a later date to solicit additional proxies and to grant to the proxyholders the power to vote at their discretion with respect to the conduct of such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Q: How do I cast my vote if my Warrantech shares are held in "street name" by my broker, bank or other nominee?

A: If you hold your shares in "street name," which means your shares are held of record by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares in accordance with the voting directions provided by your broker, bank or other nominee. If you do not provide your broker, banker or other nominee with instructions on how to vote your shares, it will not be permitted to vote your shares, and it will have the same effect as voting against the adoption of the merger agreement and approval of the merger and related transactions. You should, therefore, provide your broker, banker or other nominee with instructions as to how to vote your shares. Broker non-votes will have no effect on the other proposals. Please refer to the voting instruction card used by your broker, bank or nominee to see if you may submit voting instructions using the Internet or telephone.

Q:       What will happen if I abstain from voting or fail to vote?

A: If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote "AGAINST" adoption of the merger agreement and approval of the merger and related transactions. Abstention from voting will have no affect on a proposal to adjourn or postpone the special meeting to a later date to solicit additional proxies.

Q: Can I change my vote after I have delivered my proxy or revoke my proxy?

A: Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at the special meeting by properly delivering a later-dated proxy either by mail, the Internet or telephone or attending the special meeting in person and voting. You also may revoke your proxy by delivering a notice of revocation to Warrantech's corporate secretary prior to the vote at the special meeting. If your shares are held in street name, you must contact your broker, bank or other nominee to revoke your proxy.

Q:       What should I do if I receive more than one set of voting materials?

A. You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and voting instruction card that you receive.

Q: If I am a holder of certificated shares, should I send in my stock certificates now?

A: No. After the merger is completed, each holder of record at the effective time of the merger will be sent written instructions for exchanging their stock certificates for the merger consideration. These instructions will tell you how and where to send in your stock certificates for your cash consideration. You will receive your cash payment after the paying agent receives your stock certificates and any other documents requested in the instructions. Holders of uncertificated shares of Warrantech common stock (i.e., holders whose shares are held in book entry) will automatically receive their cash consideration as soon as practicable after the effective time of the merger without any further action required on the part of such holders.

Q:       Who can help answer my questions?

A: If you have any questions about the merger agreement, merger or related transactions or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

         Warrantech Corporation                     Solicitation Agent
         2200 Highway 121
         Suite 100
         Bedford, Texas 76021
         Attention:  James Morganteen
         (800) 544-9510

--------------------------------------------------------------------------------
           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
--------------------------------------------------------------------------------

         This proxy statement contains certain forward-looking statements regarding Warrantech that are based on the beliefs of Warrantech's management as well as assumptions made by, and information currently available to, management. When Warrantech uses the words "believes," "expects," "anticipates," "estimates," "plans," "intends," "objectives," "goals," "aims," "projects," or similar words or expressions, Warrantech is making forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Certain factors that could cause actual results to differ materially from Warrantech's expectations include, but are not limited to:

         o the risk that the merger may not be consummated in a timely manner if at all;

         o risks regarding a loss of or substantial decrease in purchases by the company's major customers;

         o risks related to diverting management's attention from ongoing business operations;

         o        risks regarding employee retention; and

         o general business conditions, competition and other factors which are described from time to time in Warrantech's public filings with the SEC, news releases and other communications.

         Readers are cautioned not to place undue reliance on these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All forward-looking statements contained in this proxy statement speak only as of the date of this proxy statement or as of such earlier date that those statements were made and are based on current expectations or expectations as of such earlier date and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Warrantech undertakes no duty to update or amend this proxy statement to further reflect any material changes to the forward-looking information disclosed herein except as otherwise required by law.

--------------------------------------------------------------------------------
                             SELECTED FINANCIAL DATA
--------------------------------------------------------------------------------

         The following table summarizes certain selected financial data, which should be read in conjunction with Warrantech's Annual Report on Form 10-K for the fiscal year ended March 31, 2006, which is attached as Exhibit D to this proxy statement.

         The selected consolidated financial data set forth below as of the fiscal year ended March 31, 2006, have been derived from Warrantech's consolidated financial statements which have been audited by Raich, Ende & Maller Co. LLP, the company's independent registered public accounting firm for that period.

         The selected consolidated financial data set forth below as of the fiscal years ended March 31, 2005, 2004, 2003, 2002 and 2001, have been derived from Warrantech's consolidated financial statements which have been audited by Weinick Sanders Leventhal & Co., LLP, the company's independent registered public accounting firm for that period.

                                     2005              2004             2003             2002             2001
                                ----------------------------------------------------------------------------------
Gross Revenues                  $  119,767,267   $  149,328,267   $  146,754,611   $  118,137,862   $  130,504,455
Net (increase) decrease in
deferred revenues                   (6,332,830)     (29,366,988)     (48,517,264)     (23,379,415)     (32,982,493)
Net revenues                    $  113,134,899   $  119,961,279   $   98,237,347   $   94,758,447   $   97,521,962
                                ==================================================================================
Gross profit                    $   28,226,654   $   32,533,661   $   35,688,007   $   27,735,000   $   26,906,576
                                ==================================================================================
Profit (loss) from operations   ($   5,106,513)  ($   1,268,123)  $    1,079,234   ($  25,785,314)  ($  18,924,065)
                                ==================================================================================
Net income (loss)               ($   3,607,793)  ($     516,371)  $    1,466,892   ($  16,513,704)  ($  11,908,073)
                                ==================================================================================
Basic earnings (loss) per
common share                    ($        0.23)  ($        0.03)  $         0.10   ($        1.08)  ($        0.78)
                                ==================================================================================
Diluted earnings (loss) per
common share                    ($        0.23)  ($        0.03)  $         0.10   ($        1.08)  ($        0.78)
                                ==================================================================================
Cash dividends declared                   None             None             None             None             None
                                ----------------------------------------------------------------------------------
Total assets                    $  263,663,839   $  257,184,550   $  260,245,877   $  209,631,605   $  163,454,040
                                ==================================================================================
Long-term debt and capital
lease obligations               $      923,984   $      980,903   $    1,218,670   $      957,159   $    1,209,853
                                ==================================================================================
Common stockholders'
equity (deficit)                ($  29,609,684)  ($  25,798,951)  ($  25,471,901)  ($  26,460,501)  ($   9,715,817)
                                ==================================================================================
Book value per common share     ($        1.92)  ($        1.68)  ($        1.66)  ($        1.73)  ($        0.67)
                                ==================================================================================
Ratio of earnings to fixed
charges                                      *                *              8:1                *                *
                                ==================================================================================

    -----------------------
    * Not meaningful

--------------------------------------------------------------------------------
                             MARKET AND MARKET PRICE
--------------------------------------------------------------------------------

Market Information

         Warrantech's common stock, $.007 par value per share, trades under the symbol "WTEC.OB". Trades are reported on the OTCBB.

         The table below sets forth, for the periods indicated, the range of high and low closing bids reported on the OTCBB.

                                                              High         Low
                                                              ----         ---
         Fiscal Year Ending March 31, 2005
               First Quarter                                 $1.05        $0.76
               Second Quarter                                $0.87        $0.63
               Third Quarter                                 $0.82        $0.61
               Fourth Quarter                                $0.78        $0.57

         Fiscal Year Ending March 31, 2006
               First Quarter                                 $0.69        $0.55
               Second Quarter                                $0.63        $0.45
               Third Quarter                                 $0.60        $0.37
               Fourth Quarter                                $0.45        $0.33

         Fiscal Year Ending March 31, 2007
               First Quarter (through June 20, 2006)         $0.73        $0.37


         The high and low bid prices and the closing bid price for shares of Warrantech's common stock reported on the OTCBB on June 6, 2006, the last trading day before Warrantech announced the proposed merger and the signing of the merger agreement, was $0.50 per share. On [_______], 2006, the last trading day for which information was practicably available prior to the date of the first mailing of this proxy statement, the closing bid price per share of Warrantech's common stock as reported on the OTCBB was $[____]. Stockholders should obtain a current market quotation for Warrantech's common stock before making any decision with respect to the merger.

Number of Stockholders

         As of the record date, there were __________ shares of outstanding common stock and approximately ___ stockholders of record.

Dividends

         Since Warrantech's inception, no cash dividends have been paid to holders of its common stock. Under the merger agreement, Warrantech has agreed not to pay any dividends on its shares of common stock prior to the completion of the merger.

--------------------------------------------------------------------------------
                      INFORMATION ABOUT THE SPECIAL MEETING
--------------------------------------------------------------------------------

General

         The enclosed proxy is solicited on behalf of Warrantech's board of directors for use at a special meeting of stockholders to be held on ______, 2006 at [_:00 a.m.], local time, or at any adjournments or postponements of the special meeting, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. The special meeting will be held at the offices of Tannenbaum Helpern Syracuse & Hirschtritt LLP, 900 Third Avenue, 13th Floor, New York, New York 10022. Warrantech intends to mail this proxy statement and the accompanying proxy card on or about [________], 2006 to all stockholders entitled to vote at the special meeting.

Matters to be Considered at the Special Meeting

         At the special meeting, you will be asked to consider and vote in favor of proposals to approve and adopt the merger agreement and the merger and to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement and the merger.

         Pursuant to the merger, Merger Sub will be merged with and into Warrantech, with Warrantech being the surviving corporation and a wholly-owned subsidiary of WT, or, at WT's election, Warrantech will be merged with and into Merger Sub. At the effective time of the merger, each share of Warrantech's common stock issued and outstanding immediately prior to the filing of the plan of merger with the Nevada Secretary of State will be converted into the right to receive $0.75 in cash, without interest, except for:

         o Shares for which appraisal rights have been perfected properly under the Nevada Revised Statutes, which will be entitled to receive the consideration provided for by Nevada law;

         o Shares held by Warrantech as treasury shares which will be cancelled without payment; and

         As described in more detail under "Interests of Directors and Executive Officers in the Merger", Mr. San Antonio and Mr. Tweed currently owe Warrantech $4,165,062 and $3,615,092, respectively, and have agreed that the proceeds to be received by them in the merger for their shares and options will be applied to the payment of their respective outstanding notes payable to Warrantech.

         Except as provided immediately above, Warrantech executive officers and directors will be entitled, like all other Warrantech stockholders, to receive $0.75 per share in cash, without interest, for each share of Warrantech common stock held by them at the effective time of the merger.

         We are not currently aware of any matter to be acted on at the special meeting other than the proposals to approve and adopt the merger agreement, the merger and related transactions and to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger and related transactions. However, if any other matters are properly presented at the special meeting for consideration, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment. The proxies that Warrantech is soliciting will grant discretionary authority to vote in favor of adjournment or postponement of the special meeting to the extent the proxy holders may deem such actions necessary or appropriate in their discretion.

Record Date and Voting Information

         Only holders of record of Warrantech `s common stock, $0.007 par value per share, at the close of business on ____, 2006, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. At the close of business on the record date, __________ shares of Warrantech's common stock were outstanding and entitled to vote at the special meeting. A list of stockholders will be available for review at Warrantech's executive offices during regular business hours beginning two business days after notice of the special meeting is given and continuing to the date of the special meeting and will be available for review at the special meeting or any adjournment thereof. Each holder of record of Warrantech's common stock on the record date will be entitled to one vote for each share held. If you sell or transfer your shares of Warrantech common stock after the record date, but before the special meeting, you will transfer the right to receive the $0.75 in cash per share, without interest, if the merger is consummated to the person to whom you sell or transfer your shares, but you will retain your right to vote at the special meeting.

         All votes will be tabulated by the inspector of elections appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Brokers who hold shares in "street name" for clients typically have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, such as the approval and adoption of the merger agreement, the merger and related transacations. Proxies submitted without a vote by brokers on these matters are referred to as "broker non-votes."

Quorum

         A majority of the outstanding shares of common stock will constitute a quorum for the transaction of business related to the proposals and for the transaction of all other business at the special meeting. If a share is represented for any purpose at the special meeting it will be deemed present for purposes of determining whether a quorum exists. Shares of common stock held in treasury by Warrantech are not considered to be outstanding on the record date or otherwise entitled to vote at the special meeting for purposes of determining a quorum. Shares represented by proxies reflecting abstentions and properly executed broker non-votes are counted for purposes of determining whether a quorum exists at the special meeting.

Required Vote

         Approval and adoption of the merger agreement and the merger requires the affirmative vote of holders of a majority of the outstanding shares of Warrantech's common stock. Proxies that reflect abstentions and broker non-votes, as well as proxies that are not returned, will have the same effect as a vote against the merger proposals.

         Concurrently with the execution and delivery of the merger agreement, certain executive officers, members of the board of directors and other stockholders, who collectively hold an aggregate of 5,034,990 shares of Warrantech common stock, or 35.5% of Warrantech's outstanding common stock as of the record date, agreed to vote their shares for the adoption of the merger agreement and approval of the merger and related transactions.

         Approval and adoption of any adjournment or postponement of the special meeting, if necessary or appropriate, requires the affirmative vote of holders of a majority of the votes cast, either in person or by proxy present and voting at the special meeting. If the special meeting is adjourned or postponed for any reason, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the meeting, except for any proxies that have been revoked or withdrawn.

Proxies and Revocation of Proxies

         Stockholders of record may submit proxies by mail or vote via the Internet or telephone. Instructions regarding telephone and Internet voting are included on the proxy card. After carefully reading and considering the information contained in this proxy statement, you should complete, date and sign your proxy card and mail the proxy card in the enclosed postage paid return envelope as soon as possible so that your shares may be voted at the special meeting, even if you plan to attend the special meeting in person. Submitting a proxy now will not limit your right to vote at the special meeting if you decide to attend in person. If your shares are held of record in "street name" by a broker or other nominee and you wish to vote in person at the special meeting, you must obtain from the record holder a proxy issued in your name.

         Proxies received at any time before the special meeting is called to order and not revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates specific voting instructions, it will be voted in accordance with the voting instructions. If no voting instructions are indicated, the proxy will be voted "FOR" approval and adoption of the merger agreement, the merger and related transactions.

         Please do not send in stock certificates at this time. If the merger is consummated, you will receive instructions regarding the procedures for exchanging your existing Warrantech stock certificates for the $0.75 per share cash payment, without interest.

         Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before the meeting is called to order. It may be revoked and changed by filing a written notice of revocation with Warrantech's Secretary at Warrantech's executive offices located at 2200 Highway 121, Suite 100, Bedford, Texas 76021, Attention: James Morganteen, by submitting in writing a proxy bearing a later date, or by attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, revoke a proxy. If you have given voting instructions to a broker or other nominee that holds your shares in "street name," you may revoke those instructions by following the directions given by the broker or other nominee.

Expenses of Proxy Solicitation

         This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors. Warrantech will bear the entire cost of soliciting, including costs relating to preparation, assembly, printing and mailing of this proxy statement, the notice of the special meeting of stockholders, the enclosed proxy and any additional information furnished to stockholders. Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Warrantech common stock beneficially owned by others to forward to these beneficial owners. Warrantech may, upon request, reimburse brokers, bankers and other nominees representing beneficial owners of Warrantech common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by Warrantech's directors, officers or other regular employees. No additional compensation will be paid to any of them. We have also retained [___________________] to aid in the solicitation of proxies for a fee of $____________ plus out-of-pocket expenses.

Adjournments and Postponements

         Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. If the special meeting is adjourned to a different place, date or time, Warrantech need not give notice of the new place, date or time if the new place, date or time is announced at the meeting before adjournment or postponement, unless a new record date is or must be set for the adjourned meeting. Warrantech's board of directors must fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Warrantech's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Attending the Special Meeting

         In order to attend the special meeting in person, you must be a stockholder of record on the record date, hold a valid proxy from a record holder or be Warrantech's invited guest. You will be asked to provide proper identification at the registration desk on the day of the meeting or any adjournment or postponement of the meeting.

Appraisal Rights

         Stockholders who do not vote in favor of approval and adoption of the merger agreement and the merger, and who otherwise comply with the applicable statutory procedures of Nevada law summarized elsewhere in this proxy statement, will be entitled to seek appraisal of the value of their Warrantech common stock as set forth in Chapter 92A of the Nevada Revised Statutes. See "SPECIAL FACTORS -- Appraisal Rights."

--------------------------------------------------------------------------------
                                THE PARTICIPANTS
--------------------------------------------------------------------------------

Warrantech Corporation
2200 Highway 121
Suite 100
Bedford, Texas 76021
(800) 544-9510

         Warrantech is a Nevada corporation that was incorporated on February 28, 2005. Its predecessor corporation was formed in Delaware on June 22, 1983. Warrantech, through its subsidiaries, designs, develops, markets and acts as a third party administrator for programs ("Programs"), service contracts, limited warranties and replacement plans (collectively, "Plans") for a variety of clients in selected industries.

WT Acquisition Holdings, LLC
1001 Brickell Bay Drive, 27th Floor
Miami, Florida  33131
(305) 379-2322

         WT Acquisition Holdings, LLC, a Delaware limited liability company, is a newly formed entity formed by affiliates of H.I.G. Capital, LLC to hold shares of the surviving corporation in the merger. WT Acquisition Holdings, LLC has agreed to grant an equity award to Mr. San Antonio equal to 22.5% of the common equity interests in WT at the closing of the merger.

WT Acquisition Corp.
1001 Brickell Bay Drive, 27th Floor
Miami, Florida  33131
(305) 379-2322

         WT Acquisition Corp., a Nevada corporation, is a wholly-owned subsidiary of WT formed solely for the purpose of merging with and into Warrantech. WT Acquisition Corp. has not engaged in prior activities other than incidental to its incorporation and in connection with and as contemplated by the merger agreement.

--------------------------------------------------------------------------------
                                 SPECIAL FACTORS
--------------------------------------------------------------------------------

Background of the Merger

         During 2004 and 2005, Warrantech's management and board considered available strategies to improve its business and capital structure and had, from time to time, considered seeking a merger with a strategic or financial buyer or another recapitalization transaction. However, the costs of honoring the obligations of Reliance Insurance, which had insured several of Warrantech's Programs and had declared bankruptcy, the financial statement impact of accounting changes required by the SEC and the pending lawsuit Lloyd's et. al.
v. Warrantech Corporation et. al., as well as its inability to secure a long-term insurance commitment from the primary insurer to its Programs, Great American Insurance Company, proved a hurdle when engaging in serious negotiations with third parties for such a transaction.

         During this time, Warrantech was depending on extensions of credit from Great American Insurance Company. Management and the board of directors felt that these continuing extensions of credit were a significant impediment to concluding an extension of Warrantech's insurance relationship with Great American Insurance Company. Mr. San Antonio, Warrantech's Chief Executive Officer and Chairman of the Board of Directors, in his personal capacity as a significant stockholder of Warrantech, engaged several investment bankers, finders and brokers during this period to seek out third parties to engage in financing or recapitalization transactions with Warrantech. From time to time, Mr. San Antonio would brief Warrantech's board on the status of such search process.

         In the third and fourth calendar quarters of 2005, Warrantech engaged in discussions with a financial institution to provide a credit facility to Warrantech. Despite such financial institution conducting extensive due diligence over several months, a concrete proposal involving drafts of definitive credit documents was not made to Warrantech and such financial institution broke off further negotiations.

         In mid-November 2005, Warrantech engaged in discussions with both a private equity firm regarding a merger and two private individuals regarding a tender offer for Warrantech's common stock. Warrantech's board of directors felt that the potential transaction with the private equity firm allowed the greatest chance for success due to such firm's access to capital and track record, and, in late November 2005, Warrantech entered into an exclusivity agreement with such private equity firm. Despite conducting due diligence for over six weeks, the exclusivity arrangement with the private equity firm expired without a firm proposal being made to acquire Warrantech.

         In January 2006, Mr. San Antonio made the board of directors aware of an investment firm that was interested in raising equity capital for Warrantech of approximately $4 million to $8 million, arranging a credit facility and introducing investors to Warrantech who would purchase 4 to 5 million shares of Warrantech from existing investors and from Warrantech at prices substantially in excess of the then-current market price. After discussions and negotiations with such investment firm, Warrantech executed letter agreements with such firm to provide such services. A short time thereafter, such firm withdrew its proposal.

         By this time, Great American Insurance Company was only temporarily extending the arrangement to insure Warrantech's Programs. The board of directors and management felt that the unwillingness of Great American Insurance Company to commit to long-term arrangements to write new insurance for Warrantech would have a material adverse effect on Warrantech's financial position and results of operations.

         Nomura Securities introduced representatives of H.I.G. Capital, LLC ("H.I.G. Capital") to Mr. San Antonio at a meeting in Bedford, Texas on February 16, 2006. Prior to that time, representatives of Nomura Securities acted as a liaison between Warrantech and H.I.G. Capital.

         On February 21, 2006, Warrantech received a proposal from H.I.G. Capital, an affiliate of WT, to acquire all of the outstanding Warrantech shares in a merger for $0.70 to $0.80 per share. The proposal also called for substantially all of the indebtedness of Mr. San Antonio and Mr. Tweed, a significant stockholder of Warrantech and former member of the board of directors, to be forgiven as part of such transaction, and for an affiliate of H.I.G. Capital to acquire substantially all of the outstanding payables from Warrantech to Great American Insurance Company.

         On February 22, 2006, Warrantech's board of directors convened a meeting. Representatives of Tannenbaum Helpern Syracuse & Hirschtritt LLP ("Tannenbaum Helpern"), outside counsel to Warrantech, also attended this meeting. Warrantech's board of directors was briefed in detail by Warrantech's management and legal advisors about the proposed transaction. A representative of Tannenbaum Helpern discussed the fiduciary obligations of the board in considering the proposed transactions and the benefits of forming a special committee of independent directors to consider the proposed transactions. After discussion, Warrantech's board of directors approved the letter of intent with H.I.G. Capital and designated a special committee of the board of directors consisting of two independent directors, Donald Senderowitz and Charles Stiene, to exercise all of the power and authority of Warrantech's board of directors to examine, evaluate the merits of and recommend the approval or disapproval of the proposed merger of Warrantech with an affiliate of H.I.G. Capital. The Warrantech special committee was empowered to hire separate legal and financial advisors as the special committee deemed necessary and appropriate to assist it in its review of the proposed merger. Immediately following such meeting, the special committee convened a meeting. After discussing the seriousness of Warrantech's finances and the inability to pay down the credit extension from Great American Insurance Company, the special committee considered hiring counsel and investment advisors. Concluding that completing any sale or refinancing in a speedy manner was highly desirable, the special committee resolved to retain Tannenbaum Helpern as its special counsel and to promptly begin interviewing investment advisors. From the outset, the special committee recognized that certain stockholders, including Mr. San Antonio, would have interests in the proposed merger that may have been different from, or in addition to, interests of other Warrantech stockholders (See "SPECIAL FACTORS -- Merger Consideration to be Received by Directors and Officers of Warrantech").

         On March 1, 2006, the special committee met with representatives of Tannenbaum Helpern and interviewed two financial advisors.

         On March 1, 2006, Warrantech received a proposal from another private equity firm to acquire all of the outstanding shares of Warrantech for a price of at least $0.90 per share. Such proposal was subject to due diligence and required a 45 day exclusivity period and a break-up fee payable by Warrantech of $250,000 should Warrantech conclude any other change of control transaction in the following twelve months.

         On March 2, 2006, the special committee and its legal counsel interviewed two additional potential financial advisors.

         On March 3, 2006, because of the exclusivity arrangement that Warrantech had entered into with H.I.G. Capital, Tannenbaum Helpern advised the private equity firm which had expressed interest in a $0.90 transaction that Warrantech was unable to respond at that time to their proposal. Prior to authorizing Tannenbaum Helpern to communicate such statement to such private equity firm, the board of directors considered H.I.G. Capital's familiarity with Warrantech and its industry obtained, in part, through their ownership of a competitor of Warrantech and from reviewing Warrantech's public disclosure documents as described by H.I.G. Capital to Warrantech's management; H.I.G. Capital's stated belief to management that it could complete its diligence quickly; H.I.G. Capital's experience in promptly signing and closing acquisition transactions; and the likelihood of Warrantech completing a successful transaction with H.I.G. Capital.

         From February through early June of 2006, H.I.G. Capital conducted extensive legal, financial, industry and customer due diligence of Warrantech, including numerous site visits and meetings with Warrantech's management and auditors. During this time, H.I.G. Capital conducted several negotiations with Great American (including a meeting with representatives of Great American at H.I.G. Capital's offices in February 2006) and in June 2006 executed transaction documents, with respect to the purchase from Great American by an affiliate of H.I.G. Capital of a secured promissory note from Warrantech in favor of Great American, which note would memorialize the outstanding payables as of March 1, 2006 due from Warrantech to Great American. As a result of the negotiations between Great American and H.I.G. Capital, Great American agreed to continue writing motor vehicle extended service plans and extended warranties sold and managed by Warrantech and its subsidiaries until December 31, 2006. In addition, these negotiations resulted in an affiliate of H.I.G. Capital posting a letter of credit for Warrantech's benefit in favor of Great American.

         On March 9, 2006, the special committee held a meeting to select a financial advisor at which representatives of Tannenbaum Helpern were present. After substantial deliberation concerning the qualifications and experience of the candidates, the special committee resolved to retain Imperial Capital, LLC ("Imperial Capital") as its financial advisor. Imperial Capital was formally engaged by letter dated March 21, 2006. The special committee selected Imperial Capital based on its reputation and experience working with distressed companies and in transactions of this nature.

         On March 10, 2006, the Warrantech board of directors held a meeting at which representatives of Tannenbaum Helpern were present. Among other business discussed, management gave an update on the diligence process being conducted by H.I.G. Capital and informed the board of directors that H.I.G. Capital had recently purchased a $1,000,000 participation from Great American Insurance Company in Warrantech's outstanding indebtedness to Great American Insurance Company. The board of directors concluded that this was a favorable development because it would likely make Great American Insurance Company amenable to continuing to provide insurance for Warrantech's Programs and would likely create goodwill necessary for Great American Insurance Company to be patient to wait for payment of the remaining indebtedness for some additional period.

         On March 16, 2006, representatives of H.I.G. Capital visited Warrantech as part of their due diligence investigation. During that visit, they met with Mr. San Antonio and Mr. Richard Gavino to discuss the timing and structure of the proposed transaction. The meeting was also attended by representatives of H.I.G. Capital's outside counsel, McDermott Will & Emery LLP ("McDermott Will"); H.I.G. Capital's investment banker, Nomura Securities; and Mr. San Antonio's outside counsel, Andrews Kurth LLP. At the meeting, the parties discussed various structuring alternatives and terms of the proposed acquisition by H.I.G. Capital, including compensation to major shareholders, treatment of executive debt, treatment of amounts owed to Great American Insurance Company and the timing for presenting the special committee with a more formal term sheet and merger proposal based on their due diligence investigation.

         On April 7, 2006, H.I.G. Capital delivered to Warrantech drafts of a term note, security agreement and purchase agreement for the purchase by an affiliate of H.I.G. of a new $20,000,000, 120-day term secured promissory note from Warrantech in favor of Great American Insurance Company, which note would memorialize the outstanding payables from Warrantech to Great American Insurance Company.

         On April 11, 2006, H.I.G. Capital delivered to Warrantech a detailed proposal for the acquisition of all of the capital stock of Warrantech through a merger in consideration of $0.70 per share in cash. The proposal also included the purchase by an affiliate of H.I.G. Capital of the proposed new $20,000,000 term promissory note from Warrantech in favor of Great American Insurance Company. In addition, the proposal contemplated substantially all of the indebtedness of Mr. San Antonio and Mr. Tweed, a significant stockholder of Warrantech and former member of the board of directors, to be forgiven as part of such transaction, for H.I.G. Capital to pay $1,700,000 to Mr. San Antonio to terminate his existing employment agreement with Warrantech and for Mr. San Antonio to participate in an equity incentive plan to be established by the surviving corporation after the effective time of the merger.

         On April 13, 2006, the special committee held a meeting attended by representatives of Tannenbaum Helpern and Imperial Capital to discuss and consider the April 11th proposal from H.I.G. Capital. Legal counsel discussed the terms of the proposal as well as the proposed term note and security agreement.

         On April 13, 2006, following the special committee meeting, the board of directors of Warrantech met, which meeting was attended by representatives of Tannenbaum Helpern. Management updated the board of directors in detail on recent relations with Great American Insurance Company and Warrantech's efforts to find replacement insurance coverage should Great American Insurance Company discontinue writing new coverage. After discussion, the special committee recommended that Warrantech execute the proposal with H.I.G. Capital. Following such recommendation, the board of directors approved the execution of the H.I.G. Capital term sheet. Following the meeting, legal counsel delivered written comments on the proposal letter and the term note and security agreement to H.I.G. Capital's legal counsel.

         On April 14, 2006, H.I.G.'s legal counsel delivered a revised draft of the proposal to Tannenbaum Helpern. On April 17, 2006, Warrantech and H.I.G. Capital executed the proposal.

         On April 19, 2006, the special committee held a meeting attended by Tannenbaum Helpern. There was a discussion of the proposed term note and security agreement with Great American Insurance Company, which H.I.G. Capital planned to purchase from Great American Insurance Company as soon as practicable.

         On May 1, 2006, McDermott Will sent an initial draft of the merger agreement to counsel for Warrantech, and, on May 3, 2006, counsel to Warrantech received a revised draft of the term note and security agreement from Greenberg Traurig, LLP, counsel to H.I.G. Capital on the debt acquisition. On May 4, 2006, McDermott Will sent Tannenbaum Helpern the initial draft of a form of voting and option agreement to be executed by key stockholders of Warrantech.

         During May and June 2006, Mr. San Antonio, Mr. Tweed and Andrews Kurth LLP had periodic negotiations with H.I.G. Capital and their outside counsel with respect to the stockholder voting and option agreements to be entered into between each of the shareholders and H.I.G. Capital in connection with the merger agreement and the employment arrangements of Mr. San Antonio following the effective time of the merger.

         In order to preserve its capital, Warrantech wound down its South American operations during this period.

         On May 8, 2006, counsel to Warrantech sent written comments to the form of voting and option to counsel for H.I.G. Capital. On May 11, 2006, counsel for H.I.G. Capital sent another draft of such voting and option agreement to counsel for Warrantech.

         On May 12, 2006, the special committee held a meeting with Imperial Capital and Tannenbaum Helpern attending. Imperial Capital explained their preliminary analysis of ranges of fair value for Warrantech.

         On May 15, 2006, Tannenbaum Helpern delivered a revised draft of the merger agreement to McDermott Will, reflecting the comments of Warrantech and its advisors.

         On May 17, 2006, Greenberg Traurig, LLP delivered to Tannenbaum Helpern drafts of documents providing that upon an event of default of the term note, a firm providing chief restructuring services to Warrantech would be appointed.

         On May 18, 2006, the special committee held a meeting that was attended by its legal and financial advisors. Imperial Capital explained its analysis of Warrantech's range of fair value and the procedures followed and methodology used. At the request of the special committee, Mr. San Antonio was then invited to present an update to the special committee on the status of Warrantech's business and the negotiations with Great American Insurance Company to extend their insurance arrangements with Warrantech.

         On May 19, 2006, at the special committee's request, representatives of Imperial Capital held a telephone conversation with representatives of H.I.G. Capital, during which Imperial Capital requested that H.I.G. Capital increase the merger consideration from $0.70.

         On May 20, 2006, McDermott Will delivered an initial draft of Mr. Tweed's voting and option agreement to counsel for Warrantech.

         On May 24, 2006, counsel to Warrantech received revised drafts of the term note and security agreement from counsel to H.I.G. Capital.

         On May 25, 2006, Mr. San Antonio, James Morganteen, counsel to Warrantech, counsel to H.I.G. Capital, and representatives of H.I.G. Capital held a telephonic call at which non-monetary aspects of the merger, voting and option agreements, term note and security agreement were negotiated. In addition, on May 25, 2006, counsel to Warrantech received a revised draft of the merger agreement from counsel to H.I.G. Capital.

         On May 26, 2006, the special committee and representatives of Tannenbaum Helpern and Imperial Capital held a telephonic meeting with representatives of H.I.G. Capital at which the special committee requested an increase in the merger consideration to $0.80 per share. On May 29, 2006, representatives of Tannenbaum Helpern spoke to representatives of H.I.G. Capital who increased their offered merger consideration to $0.75 per share.

         Over the course of the next week, counsel for Warrantech and H.I.G. Capital exchanged numerous drafts of the merger agreement, voting and option agreements, term note and security agreement and held a number of telephonic calls negotiating various provisions in such agreement, apart from the merger consideration.

         On June 1, 2006 and June 2, 2006, Mr. San Antonio, James Morganteen, counsel to Warrantech, counsel to H.I.G. Capital, and representatives of H.I.G. Capital held telephonic calls at which non-monetary aspects of the merger, voting and option agreements, term note and security agreement were negotiated.

         On June 5, 2006, the special committee held a meeting at which representatives of Tannenbaum Helpern and Imperial Capital were present. Imperial Capital described its analysis of the proposed $0.75 per share merger consideration and orally delivered its opinion to the committee that the merger consideration was fair from a financial point of view to Warrantech and its stockholders, including those stockholders that are unaffiliated with Warrantech. Tannenbaum Helpern then led a discussion of the other material terms of the merger and the merger agreement, including the arrangements with Mr. San Antonio and Mr. Tweed. After consideration and discussion, including the lack of viable alternatives to the merger, the special committee unanimously:

         o recommended that the board of directors approve the execution of the merger agreement and the stockholder voting and option agreements and to effect the merger; and

         o found that the terms of the merger, including the merger consideration to be received, were procedurally and substantively fair to, and in the best interest of, Warrantech's stockholders, including those stockholders that are unaffiliated with Warrantech.

         On June 6, 2006, Imperial Capital formally delivered its written opinion to the board of directors of Warrantech.

         Following the special committee meeting on June 5, 2006, the full board of directors of Warrantech held a meeting at which representatives of Tannenbaum Helpern were present. Management gave a detailed update on Warrantech's business, including relations with its various insurance carriers. Legal counsel described the process of obtaining a fairness opinion from the financial advisor to the special committee and the special committee's success in negotiating an increase in the merger consideration from $0.70 to $0.75. In addition, legal counsel summarized the terms of the merger and the merger agreement, including the arrangements with Mr. San Antonio and Mr. Tweed.

         On June 7, 2006, the board of directors of Warrantech held a meeting that was attended by representatives of Tannenbaum Helpern. Legal counsel summarized the changes to the merger agreement and related agreement since the last board of directors meeting on June 6, 2006. After discussion and consideration, Warrantech's board of directors, consistent with the recommendation of the special committee, unanimously, among other things:

         o approved the execution of the merger agreement and the stockholder voting and option agreements and to effect the merger;

         o found that the terms of the merger, including the merger consideration to be received, were procedurally and substantively fair to, and in the best interest of, Warrantech's stockholders, including those stockholders that are unaffiliated with Warrantech;

         o recommended the adoption and approval of the merger agreement by Warrantech's stockholders;

         o approved the acquisition of shares of stock by WT or its affiliates pursuant to the stockholder voting and option agreements, which approval has the effect of exempting such acquisition from the provisions of Nevada Revised Statutes 78.411 et. seq.

         o approved the execution of the term note and the security agreement.

         On June 7, 2006, Warrantech, Merger Sub and WT executed the merger agreement and WT and the Principal Stockholders executed the stockholder voting and option agreements. In addition, on June 7, 2006, Warrantech and Great American Insurance Company executed the term note and security agreement and related ancillary agreements and Wtech Holdings, LLC, an affiliate of H.I.G. Capital completed the acquisition of the term note, security agreement and related agreements from Great American Insurance Company, thus becoming Warrantech's largest secured lender.

         On June 7, 2006, Warrantech and H.I.G Capital issued a joint press release announcing the merger and the acquisition of the Warrantech debt to Great American Insurance Company by an affiliate of H.I.G. Capital.

Purpose of the Merger

         Warrantech has proposed the merger in order to provide liquidity to its stockholders at a premium to recent trading prices and to eliminate the costs and burdens associated with being a publicly traded company, thereby giving it greater flexibility to make operating decisions based on long-term strategic goals without the concern of short-term market expectations. Warrantech's special committee and its board of directors believe, based upon the reasons discussed under "SPECIAL FACTORS -- Recommendations of the Special Committee and the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger," that the merger is advisable, fair to and in the best interests of, Warrantech and its stockholders, including those stockholders that are unaffiliated with Warrentech, and is procedurally and substantively fair.

         WT has proposed the merger to benefit from Warrantech's future earnings and growth, if any, after Warrantech's common stock ceases to be publicly traded. WT believes that Warrantech's public company status imposes a number of limitations on Warrantech and its management in conducting operations. Chief among these limitations are the costs of being a public company, such as legal and accounting expenses, expenses associated with the reporting obligations under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), as well as transfer agent fees. Accordingly, WT expects the merger to afford greater operating flexibility to management by allowing them to concentrate on long-term growth and to reduce its focus on the quarter-to-quarter performance often emphasized by the public markets. The merger is also intended to enable Warrantech to use funds that would otherwise be expended in complying with requirements applicable to public companies in its operations.

         WT determined to conduct the merger now rather than in the future because:

         o Great American Insurance Company refused to renew the arrangements that provided insurance for many of Warrantech's Programs unless Great American Insurance Company was paid a substantial amount of its accrued payables from Warrantech. Warrantech did not have the financial resources to make such a payment. Therefore, it was necessary to look for alternative sources of financing.

         o Requirements under the Sarbanes-Oxley and related SEC regulations -- such as expanded disclosure obligations in periodic reports filed under the Exchange Act and new attestation requirements by Warrantech's accounting firm regarding the effectiveness of Warrantech's internal control over financial reporting --have significantly increased the cost of continuing as a public company and, by becoming a private company, Warrantech will eliminate these recently imposed and future costs. See "SPECIAL FACTORS -- Effects of the Merger;" and

         o WT expects to realize cost savings from becoming a private company, including savings resulting from the elimination of printers' fees, transfer agent and OTCBB fees, as well as reduced legal fees, accounting fees, insurance costs and Sarbanes-Oxley compliance costs.

         o The economic cost of remaining public is growing, particularly in light of Sarbanes-Oxley, and compliance costs will erode cash reserves as 2006 progresses. Unless the SEC further extends the compliance deadline, Warrantech will be required to comply with the internal control reporting requirements of Sarbanes-Oxley by the end of 2007. To comply, Warrantech will need to begin its auditing and remediation work, if any, in 2006.

Structure of the Merger

         The proposed transaction is a merger of Merger Sub with and into Warrantech, with Warrantech surviving in the merger as a wholly-owned subsidiary of WT, or, at WT's election, the merger of Warrantech with and into Merger Sub.

         The principal steps that will accomplish the merger are as follows:

                  Financing. The total amount of funds required to consummate the merger and to pay related fees and expenses is estimated to be approximately $15,000,000. WT intends to finance the merger through a combination of debt and equity financing. WT represented to Warrantech in the merger agreement that at closing it would have sufficient funds to pay the merger consideration and to consummate the merger.

                  Merger. Following the satisfaction or waiver of conditions to the merger, the following will occur in connection with the merger:

         o Each share of common stock that is held by Warrantech in its treasury immediately before the effective time of the merger will automatically be cancelled and no consideration will be delivered in exchange for such shares;

         o Each share of common stock issued and outstanding immediately before the merger becomes effective (other than those shares that are described in the preceding paragraph and other than the shares that are held by dissenting stockholders who exercise and perfect their appraisal rights under Nevada law) will be converted into the right to receive $0.75 in cash, without interest; and

         o Each Merger Sub share will be converted into one share of surviving corporation common stock and will constitute the only shares of outstanding surviving corporation capital stock after the completion of the merger.

         o Warrantech stock options, whether vested or unvested, will be cancelled and option holders will receive the excess, if any, of $0.75 per share, without interest, over the option exercise price for each share subject to the stock option, less any applicable withholding taxes.

         Following the merger:

         o Other than Mr. San Antonio who will be granted an equity award equal to 22.5% of the common equity interests in WT at the closing of the merger, Warrantech's stockholders will no longer have any interest in, and will no longer be stockholders of, Warrantech and will not participate in any future earnings or growth of Warrantech, if any;

         o        All of Warrantech common stock will be owned by WT; and

         o Warrantech common stock will no longer be reported on the OTCBB and price quotations for shares of Warrantech in the public market will no longer be available.

         o Warrantech will terminate the registration of its common stock under the Exchange Act and will cease filing reports with the SEC.

         Board of Directors. The directors of Merger Sub immediately prior to the effective time of the merger will become the directors of Warrantech after the completion of the merger.

         Management. The executive officers of Warrantech immediately prior to the effective time of the merger will remain as executive officers of Warrantech after the completion of the merger.

         For additional details regarding the merger, see " -- Merger Financing," " - Merger Consideration to be Received by Directors and Officers of Warrantech" and "ADOPTION OF THE MERGER AGREEMENT (PROPOSAL NO.1)."

Recommendations of the Special Committee and the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger

         At the meeting of the special committee held on June 5, 2006, the members of the special committee, and at meetings of the board of directors held on June 6, 2006 and June 7, 2006, the members of the board of directors, considered and discussed the merger and terms of the merger agreement, and then unanimously determined that the merger agreement and the transactions contemplated by it, including the merger, are advisable and fair to, and in the best interests of, Warrantech and its stockholders and are procedurally and substantively fair. The board of directors declared the merger advisable and approved and adopted the merger agreement and resolved to recommend to Warrantech's stockholders that they vote "FOR" approval and adoption of the merger agreement and the merger. See "SPECIAL FACTORS - Merger Consideration to be Received by Directors and Officers of Warrantech."

         In reaching their respective determinations at the meetings, the special committee and the board of directors considered the following factors before concluding that (i)the merger was in the best interests of the stockholders to accomplish the going private transaction, and (ii) the merger consideration was fair:

         o The relationship of the $0.75 per share cash merger consideration to (a) the trading price of Warrantech's common stock on June 6, 2006, the last trading day prior to Warrantech announcing the execution of the merger agreement ($0.50 per share), and (b) the volume weighted average price of Warrantech's common stock over the 30, 60, 90, and 180 day periods prior to the board of director's determination ($0.52, $0.51, $0.46 and $0.42 per share, respectively). The board of directors concluded that the merger consideration related quite favorably to these other measures of value and supported the fairness of the price;

        o The fact that the consideration to be received by Warrantech's stockholders in the merger will consist entirely of cash rather than stock, which will provide liquidity and certainty of value to Warrantech's stockholders and which the board of directors viewed favorably;

         o Warrantech's inability to attract analyst coverage, market attention and institutional stockholder investment, which in the board of director's view limited the value to Warrantech's stockholders of Warrantech being a public company;

         o The limited public float for Warrantech's common stock, as well as the extremely limited trading market for the common stock, which have limited Warrantech's ability to use its common stock as acquisition currency, and significantly limited the ability of stockholders to sell their shares without also reducing the trading price of the common stock;

         o The fact that Great American Insurance Company refused to renew the arrangements that provided insurance for many of Warrantech's programs unless Great American Insurance Company was paid a substantial amount of its accrued payables from Warrantech;

         o WT's willingness to acquire from Great American Insurance Company contemporaneously with the signing of the merger agreement a $20,000,000 term promissory note from Warrantech in favor of Great American Insurance Company;

        o The difficulty in attracting new business for Warrantech's Programs due to its perceived financial weakness resulting from the costs of honoring the obligations of Reliance Insurance, which had insured several of Warrantech's Programs and had declared bankruptcy, the financial statement impact of accounting changes required by the SEC and the pending lawsuit Lloyds et. al. v. Warrantech Corporation et. al.;

        o The costs and associated burdens of continuing to be a public company, including:

                  (i)      the actual out-of-pocket costs of SEC compliance;

                  (ii)     the burden on management of compliance efforts;

                  (iii) the distraction of investor relations and the focus on short-term goals such as quarterly results per share occasioned by periodic public reporting;

                  (iv) the compliance and competitive costs associated with requirements to publicly disclose detailed information regarding business, operations and results; and

                  (iv) the enactment of Sarbanes-Oxley which will lead to increased compliance costs and additional burdens on management as Warrantech becomes subject to Section 404.

         o The complexity of the accounting rules applicable to Warrantech's business which has made it difficult to explain the accounting treatment in Warrantech's financial statements;

         o The board of director's belief that the principal advantage of Warrantech continuing as a public company would be to allow public stockholders to continue to participate in any growth in the value of Warrantech's equity but, that under all of the relevant circumstances and in light of the proposed $0.75 per share price, the value to stockholders that would be achieved by continuing as a public company was not likely to be as great as the merger consideration of $0.75;

        o The fact that WT is essentially acquiring Warrantech "as-is," the representations and warranties are limited and do not survive the closing, and there are no holdbacks or escrows that would affect the proceeds received by the stockholders;

         o The fact that, promptly following the public disclosure of the merger, the merger agreement would be available on the SEC's EDGAR database as part of a current report to be filed by Warrantech on Form 8-K (such Form 8-K was filed by Warrantech on June 9, 2006), providing any other parties interested in acquiring Warrantech with ready and complete access to the terms of this transaction;

        o The fact WT represented to Warrantech in the merger agreement that it would have sufficient funds at closing to pay the merger consideration and to consummate the merger; and

        o The availability of appraisal rights under Nevada law to holders of shares of Warrantech common stock who dissent from the merger and dispute the fairness of the merger consideration, which would provide them with an opportunity to have a court determine the fair value of their shares.

         Each of these factors favored the special committee's and the board of director's conclusions that the merger is advisable, fair to, and in the best interests of, Warrantech and its stockholders, including to those stockholders unaffiliated with Warrantech. Both the special committee and the board of directors relied on Warrantech's management to provide accurate and complete financial information, projections and assumptions (based on the best information available to them at that time), as the starting point for its analysis.

         The special committee and the board of directors also considered a variety of risks and other potentially negative factors concerning the merger agreement and the transactions contemplated by it, including:

         o The terms of the merger agreement that permit the board of directors to explore third party acquisition offers that it might receive after announcement of the merger and before the stockholder vote only if the board of directors reasonably determines in good faith that a competing offer is a superior alternative to the merger and the board of director's fiduciary duties under Nevada law require discussions to be conducted with the third party advancing the competing offer;

         o The terms of the merger agreement that permit the board of directors to withdraw its recommendation to Warrantech's stockholders and accept a competing acquisition offer only if the board of directors reasonably determines in good faith that such action is necessary in order for the board of directors to comply with its fiduciary duties under Nevada law and, after giving notice of its intention to withdraw its recommendation and terminate the merger agreement due to receipt of a superior acquisition offer, does not receive a timely offer from WT which meets or exceeds the competing offer;

         o The fact that, following the merger, Warrantech's stockholders will cease to participate in any of Warrantech's future earnings or benefit from future increases in Warrantech's value, if any;

         o The fact that certain board of directors members have interests that are different from those of the other stockholders as described under "SPECIAL FACTORS -- Merger Consideration to be Received by Directors and Officers of Warrantech;"

         o The fact that, for United States federal income tax purposes, the merger consideration will be taxable to a stockholder to the extent the merger consideration exceeds the stockholder's basis in the Warrantech stock it holds;

         o The possible disruption of Warrantech's business that may result from the announcement of the merger and the resulting distraction of management's attention from business operations; and

         o The fact that the failure to consummate the merger could negatively impact the market price of Warrantech's common stock.

         This discussion of the information and factors considered by the special committee and the board of directors in reaching their conclusions and recommendations includes all of the material factors considered by them but is not intended to be exhaustive. In view of the wide variety of factors considered by the special committee and the board of directors in evaluating the merger agreement and the transactions contemplated by it, including the merger, and the complexity of these matters, neither the special committee nor the board of directors found it practicable, and did not attempt, to quantify, rank or otherwise assign relative weight to those factors.

         In addition, the special committee believed that sufficient procedural safeguards were and are present to ensure the fairness of the merger and to permit the special committee to represent effectively the interests of our stockholders (other than Mr. San Antonio). These procedural safeguards include the following:

         o the fact that an independent committee of the board of directors was established and that the special committee hired its own financial and legal advisors to advise the special committee with respect to the merger agreement, the merger and related transactions;

         o the fact that none of the members of the special committee will receive any consideration in connection with the closing of the merger that is different from that received by other stockholders (other than Mr. San Antonio and Mr. Tweed);

         o the fact that the special committee negotiated the terms of the merger agreement, including the amount of the merger consideration;

         o the fact that the special committee made its evaluation of the merger agreement and the merger based upon the factors discussed in this proxy statement, independent of Mr. San Antonio, and with knowledge of the interests of Mr. San Antonio in the merger;

         o the fact that our board of directors has retained its right to change its recommendation of the merger;

         o the fact that the opinion of Imperial Capital addresses the fairness, from a financial point of view, of the merger consideration to be received by the holders of our common stock;

         o the fact that Mr. San Antonio did not finalize the terms of his participation in the merger with WT until the special committee and WT had reached a preliminary agreement on the key terms of the proposed merger;

         o the fact that we are permitted under certain circumstances to respond to unsolicited inquiries regarding acquisition proposals and to terminate the merger agreement in order to complete a superior proposal upon payment of a $1,250,000 termination fee and reimbursement of WT's out-of-pocket expenses up to $500,000; and

         o the fact that under Nevada law, our stockholders have the right to demand appraisal of their shares.

         In light of the procedural safeguards discussed above, the special committee did not consider it necessary to require adoption of the merger agreement by at least a majority of our stockholders (other than Mr. San Antonio). Also, in light of the procedural safeguards discussed above, the special committee reached its determination to recommend the merger agreement and the merger without retaining an unaffiliated representative to act solely on behalf of our stockholders (other than Mr. San Antonio).

         Based in part upon the factors discussed above, the board of directors unanimously voted to declare advisable and approve the merger agreement, and resolved to recommend that you vote "FOR" approval and adoption of the merger agreement and the merger.

Opinion of Financial Advisor

         On March 21, 2006, the special committee and the board of directors formally retained Imperial Capital to consider the fairness, from a financial point of view, of the Per Share Consideration (as defined below) to be paid to the stockholders of Warrantech. As a result of the merger, (a) each stockholder owning shares of Warrantech Common Stock immediately before the merger will receive from WT consideration of $0.75 in cash for each of such stockholder's shares of Warrantech common stock; and (b) each holder of any outstanding in-the-money stock options will receive a payment in cash for each share of Warrantech common stock subject to such stock options equal to the amount by which $0.75 exceeds the exercise price per share thereof (the "Per Share Consideration"). At a meeting of the special committee held on June 5, 2006, Imperial Capital delivered its oral opinion to the special committee, and on June 6, 2006, delivered its written opinion to all the members of the special committee and the board of directors that, as of June 6, 2006, the Per Share Consideration to be paid to the stockholders and holders of outstanding in-the-money stock options was fair, from a financial point of view, to such holders.

         The special committee and the board of directors retained Imperial Capital based upon the following factors: Imperial Capital is an independent and experienced provider of valuation and fairness opinions; it does not have an advisory or other potentially conflicting role in the merger; it is experienced with distressed companies and could perform the analysis expeditiously and cost efficiently. No limitations were imposed by the special committee or the board of directors on Imperial Capital with respect to the investigations made or procedures followed by Imperial Capital in rendering its opinion.

         Imperial Capital's opinion was prepared at the request and for the information and use of the special committee and the board of directors in connection with its consideration of the merger. Imperial Capital's opinion does not address the business decision by Warrantech to engage in the merger or address the relative merits of any alternatives discussed by the special committee and the board of directors. Imperial Capital's opinion does not constitute a recommendation as to how any stockholder should vote with respect to the merger. Imperial Capital did not make, and was not requested by Warrantech or any other person to make, any recommendations as to the relative merits of any alternative discussed by the Board of directors. Imperial Capital expressed no view as to any other aspect of the merger. As such, Imperial Capital did not consider or analyze the fairness of the term note in favor of Great American Insurance Company, the loan forgiveness to Messrs. San Antonio or Tweed or any other proposed term of the transactions.

         THE FULL TEXT OF IMPERIAL CAPITAL'S WRITTEN OPINION IS ATTACHED AS EXHIBIT B TO THIS PROXY STATEMENT, AND DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN. THE DESCRIPTION OF IMPERIAL CAPITAL'S OPINION CONTAINED IN THIS PROXY STATEMENT SHOULD BE REVIEWED TOGETHER WITH THE FULL TEXT OF THE WRITTEN OPINION, WHICH YOU ARE URGED TO READ CAREFULLY IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF IMPERIAL CAPITAL SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF IMPERIAL CAPITAL'S WRITTEN OPINION, WHICH IS ATTACHED AS EXHIBIT B HERETO.

          In connection with the rendering of its opinion, Imperial Capital:

         1. reviewed the draft Agreement and Plan of Merger by and among WT, Merger Sub and Warrantech, dated June 1, 2006 outlining the merger;

         2. analyzed certain publicly available information that Imperial Capital believed to be relevant to its analysis, including Warrantech's annual report on Form 10-K for the fiscal year ended ("FYE") March 31, 2005, as amended, and Warrantech's quarterly report on Form 10-Q for the quarter ended December 31, 2005, as amended, Warrantech's Form 8-K dated March 14, 2006;

         3. reviewed Warrantech's budget for FYE 2006, furnished to Imperial Capital by senior management of Warrantech;

         4. reviewed Warrantech's projections for FYE 2007 through 2010 furnished to Imperial Capital by senior management of Warrantech;

         5. reviewed certain publicly available business and financial information relating to Warrantech that Imperial Capital deemed to be relevant;

         6. conducted discussions with members of senior management of Warrantech, as well as members of the special committee, concerning the matters described in clauses (1) through (5) above, as well as the prospects and strategic objectives of Warrantech;

         7. reviewed public information with respect to certain other companies with financial profiles which Imperial Capital deemed to be relevant;

         8.       reviewed Warrantech's net operating loss carryforward; and

         9. conducted such other financial studies, analyses and investigation and took into account such other matters as Imperial Capital deemed necessary, including its assessment of general economic, market and monetary conditions.

         In connection with this review, with Warrantech's consent, Imperial Capital relied upon the accuracy and completeness of the foregoing financial and other information and has not assumed responsibility for independent verification of such information or conducted or has been furnished with any current independent valuation or appraisal of any assets of Warrantech or any appraisal or estimate of liabilities of Warrantech. With respect to the financial forecasts, Imperial Capital assumed, with Warrantech's consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of senior management of Warrantech as to the future financial performance of Warrantech. Imperial Capital also relied upon the assurances of senior management of Warrantech that they are unaware of any facts that would make the information or financial forecasts provided to Imperial Capital incomplete or misleading. Imperial Capital assumed no responsibility for, and expressed no view as to, such financial forecasts or the assumptions on which they are based.

         Imperial Capital's opinion was based upon economic, market and other conditions existing and capable of being evaluated on the date of the opinion and does not address the fairness of the Per Share Consideration as of any other date. Imperial Capital expressed no opinion, nor should one be implied, as to the current fair market value of Warrantech's common stock or the prices at which Warrantech's common stock will trade at any time.

         In preparing its opinion, Imperial Capital performed certain financial and comparative analyses summarized in the following paragraphs. Imperial Capital believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors it considered, without considering all such analyses and factors, could create an incomplete view of the analyses and the process underlying the opinion. While the conclusions reached in connection with each analysis were considered carefully by Imperial Capital in arriving at its opinion, Imperial Capital made various subjective judgments in arriving at its opinion and did not consider it practicable to, nor did it attempt to, assign relative weights to the individual analyses and specific factors considered in reaching its opinion.

         Premium Analysis. While not one of the formal valuation methodologies utilized by Imperial Capital in preparing its opinion, Imperial Capital did include a premium analysis regarding the Per Share Consideration in connection with its efforts to outline the terms of the merger. The following chart replicates the results of such premiums analysis.


PREMIUMS ANALYSIS
--------------------------------------------------- ------------------- --------------------------------------
Per Share Consideration                                                                     $0.75
--------------------------------------------------- ------------------- --------------------------------------

--------------------------------------------------- ------------------- --------------------------------------
                                                    Average Price       Premium to Per Share Consideration
--------------------------------------------------- ------------------- --------------------------------------

--------------------------------------------------- ------------------- --------------------------------------
Market Price as of 6/2/06                                 $0.55                             36.4%
--------------------------------------------------- ------------------- --------------------------------------
30-Day Trailing Average Price per Share                   $0.52                             43.6%
--------------------------------------------------- ------------------- --------------------------------------
60-Day Trailing Average Price per Share                   $0.51                             47.9%
--------------------------------------------------- ------------------- --------------------------------------
90-Day Trailing Average Price per Share                   $0.46                             62.0%
--------------------------------------------------- ------------------- --------------------------------------
180-Day Trailing Average Price per Share                  $0.42                             78.2%
--------------------------------------------------- ------------------- --------------------------------------


         Based on the market stock price for Warrantech shares as of June 2, 2006 and certain trailing average prices per share, the premiums analysis shows that the Per Share Consideration to be paid by WT reflects a premium of between 36.4% and 78.2%.

         Market Approach -- Multiple Analysis. Imperial Capital's market approach-multiple analysis was based on a comparison of Warrantech's market multiples with those of a selected group of comparable public companies (the "Company Comparables").

         In selecting the Company Comparables, Imperial Capital searched comprehensive lists and directories of public companies. When selecting the Company Comparables, certain determinant factors included: (i) the company had to provide consumer oriented services via a broker/agent revenue model; (ii) the company had to make its financial information public; and (iii) the company was required to have an active trading market to measure public perception. The Company Comparables selected were:

         o        Arthur J Gallagher & Co. (NYSE: AJG)

         o        Brooke Corp. (NasdaqNM: BXXX)

         o        DCAP Group Inc. (NasdaqSC: DCAP)

         o        Hilb Rogal & Hobbs Co. (NYSE: HRH)

         o        Hub International Ltd. (NYSE: HBG)

         Due to the lack of public companies that are dedicated third-party administrators of warranty programs of service contracts, Imperial Capital chose to select Company Comparables with businesses focused on insurance brokerage services. Imperial Capital's decision to select such companies was due in part to (i) their use of a broker/agent revenue model similar to Warrantech's in providing consumer services; and (ii) the inappropriateness of evaluating Warrantech's primary competitors due to the diversity if their services and relative warranty and service contract administration revenue as a percentage of total revenue as a percentage of total revenues.

         No company included in the selected Company Comparables is identical to Warrantech. In selecting and evaluating the Company Comparables, Imperial Capital made subjective judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters. Because of the inherent differences between the business, operations, financial condition and prospects of Warrantech and those of the selected Company Comparables, Imperial Capital believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the market approach-multiple analysis.

         Imperial Capital then compared, among other things, (i) current total enterprise value (book value of Warrantech's net debt and preferred equity, where book value approximates fair market value, plus the market value of Warrantech's common equity, where market value of the common equity is the product of the current stock price and the number of outstanding shares) ("TEV") as multiples of the latest twelve months ("LTM") revenue, EBITDA and EBIT, (ii) 3-year compound annual growth rates, (iii) projected TEV for 2006 and 2007 as multiples of twelve months EBITDA and revenue, and (iv) current and future operating results and margins based upon LTM and 2006 and 2007 projections of revenues, EBITDA and EBIT margin.

         Of the various market multiples evaluated by Imperial Capital, the use of a multiple of Warrantech's projected EBITDA as the basis of its valuation was expressly deemed inappropriate as there was sufficient uncertainty as to Warrantech's ability to achieve its projected margin levels given historical operating performance and Warrantech's latest fiscal year EBITDA shortfall versus internal budget. Instead, Imperial Capital determined that the LTM revenue multiple was the most meaningful and appropriate owing to Warrantech's negative EBITDA and EBIT margins. In comparing the market values of the LTM revenue multiple, Imperial Capital (i) determined that gross profit (earned admin income) of Warrantech would be would be a more appropriate operating metric to compare against the Company Comparables' revenue and (ii) adjusted the Comparables' LTM revenue multiple by a discount rate of between 40% to 50% due to, among other things, Warrantech's weak historical performance, liquidity and size relative to the Company Comparables.

         Based on a comparison of Warrantech with the Company Comparables using such adjusted LTM revenue multiple, Imperial Capital arrived at an aggregate range of values between $0.38 per share and $0.76 per share. Imperial Capital noted that the Per Share Consideration was in the range of these values.

         Discounted Cash Flow Analysis. Imperial Capital performed a discounted cash flow analysis ("DCF") on Warrantech. The fundamental premise of the DCF approach is to estimate the available cash flows a prudent investor would expect a company to generate over its remaining life. To determine this amount, Imperial Capital relied on cash flow projections for FYE 2006 through 2010, as provided by Warrantech's management. Imperial Capital estimated Warrantech's weighted average cost of capital by performing analyses consistent with the Capital Asset Pricing Model. In its analyses Imperial Capital applied (i) a re-levered beta of 0.64 for the comparable group (this group consists of those companies specified in the Company Comparables analysis), (ii) an equity risk premium of 7.1% and (iii) a small stock premium of 9.8%. Imperial Capital then applied a 5.0% company specific risk premium which reflects risks which affect the valuation of Warrantech. Using a range of 17% to 19% (rounded) as the weighted average cost of capital, Imperial Capital calculated the present value of free cash flows for the 2007 through 2011 years and the present value of the terminal value of Warrantech (the calculated value of Warrantech at the end of the projection period). Imperial Capital calculated a terminal value at the end of 2011 that incorporated a perpetual growth rate range of 3.0% to 3.8%. Imperial Capital arrived at an aggregate range of values between $0.61 per share and $0.88 per share. Imperial Capital noted that the Per Share Consideration is within the range of these values and is fair from a financial point of view.

         In the ordinary course of its business and in accordance with applicable state and federal securities laws, Imperial Capital may trade Warrantech's securities for its own account and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

         Imperial Capital received a fee of $100,000 for rendering the fairness opinion attached as Exhibit B, $25,000 of which fee was due and payable at the time of engagement and the remainder of which fee was due and payable when such opinion was delivered to the special committee and the board of directors. Warrantech also agreed, in connection with the issuance of its opinion letter in connection with the merger, to indemnify Imperial Capital, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling Imperial Capital or any of its affiliates against certain liabilities, including liabilities under federal securities laws. Imperial Capital did not recommend the amount of consideration to be paid in the merger. The Per Share Consideration was recommended by the special committee.

Position of WT Regarding the Fairness of the Merger

         WT is making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

         Under the rules of the SEC, WT is required to express its belief as to the fairness of the proposed merger to Warrantech's unaffiliated stockholders. WT believes that the merger agreement and the merger are substantively and procedurally fair to Warrantech's unaffiliated stockholders. In particular, WT considered the following material positive factors:

         o The $0.75 per share merger consideration and other terms and conditions of the merger agreement resulted from arm's-length negotiations between the special committee and WT;

         o The fact that the $0.75 per share merger consideration and other terms and conditions of the merger agreement resulted from extensive negotiations between the parties;

         o The fact that WT did not participate in or have any influence on the deliberative process of, or the conclusions reached by, the special committee or the negotiating positions of the special committee;

         o The special committee consists solely of directors who are not officers or employees of Warrantech and are independent of and have no economic interest or expectancy of an economic interest in WT or the surviving corporation;

         o The ability of Warrantech's stockholders to recognize a significant cash value through the proceeds of the merger versus continued risk of operating as a stand-alone company, taking into account uncertainty of achieving management's projections, which risks and uncertainties will be borne by WT after the merger;

         o The relationship of the $0.75 per share cash merger consideration to (i) the trading price of Warrantech's common stock on June 6, 2006, the last trading day prior to Warrantech announcement of the execution of the merger agreement ($0.50 per share), and (ii) the highest trading price of Warrantech's common stock over the past year ($0.69 per share);

         o The fact that the consideration to be received by Warrantech's stockholders in the merger will consist entirely of cash rather than stock, which will provide liquidity and certainty of value to Warrantech's stockholders and which the board of directors viewed favorably;

         o Warrantech's inability to attract analyst coverage, market attention and institutional stockholder investment, which in the board of directors's view limited the value to Warrantech's stockholders of Warrantech being a public company;

         o The limited public float for Warrantech's common stock, as well as the extremely limited trading market for the common stock, which have limited Warrantech's ability to use its common stock as acquisition currency, and significantly limited the ability of stockholders to sell their shares without also reducing the trading price of the common stock;

         o The costs and associated burdens of continuing to be a public company, including:

         (i)      the actual out-of-pocket costs of SEC compliance;

         (ii)     the burden on management of compliance efforts;

         (iii) the distraction of investor relations and the focus on short-term goals such as quarterly results per share occasioned by periodic public reporting;

         (iv) the compliance and competitive costs associated with requirements to publicly disclose detailed information regarding business, operations and results; and

         (v) the enactment of Sarbanes-Oxley which will lead to increased compliance costs and additional burdens on management as Warrantech becomes subject to Section 404.

         o The cost savings from Warrantech's becoming a private company resulting from the elimination of printers', transfer agent and OTC fees, as well as reduced legal fees, accounting fees and insurance costs;

         o WT's belief that the principal advantage of Warrantech continuing as a public company would be to allow public stockholders to continue to participate in any growth in the value of Warrantech's equity but, that under all of the relevant circumstances and in light of the proposed $0.75 per share price, the value to stockholders that would be achieved by continuing as a public company was not likely to be as great as the merger consideration of $0.75;

         o The terms of the merger agreement that permit Warrantech to explore unsolicited third party acquisition offers that it might receive after announcement of the merger and before the stockholder vote if Warrantech reasonably determines in good faith that a competing offer is a superior alternative to the merger and directors' fiduciary duties under Nevada law require discussions to be conducted with the third party advancing the competing offer; and

         o The terms of the merger agreement that permit the Warrantech board of directors to withdraw its recommendation to Warrantech's stockholders and accept a competing acquisition offer if the board of directors reasonably determines in good faith that such action is necessary in order for the board of directors to comply with it fiduciary duties under Nevada law, and, after giving notice of its intention to withdraw its recommendation and terminate the merger agreement due to receipt of a superior acquisition offer, does not receive a timely offer from WT which meets or exceeds the competing offer.

         In addition, WT also considered a variety of risks and other potentially negative factors concerning the merger agreement and the transactions contemplated by it, including the merger. These negative factors included:

         o The risks and costs to Warrantech if the merger does not close, including the diversion of management and employee attention, employee attrition and the effect on Warrantech's business relationships and clients;

         o The fact that Warrantech would no longer exist as an independent, publicly traded company and Warrantech's stockholders (other than Mr. San Antonio) would no longer participate in any of the future earnings or growth of Warrantech and would not benefit from any appreciation in value of Warrantech; and

         o The fact that gains from an all-cash transaction would be taxable to Warrantech's stockholders for U.S. federal income tax purposes.

         In evaluating the fairness of the merger to Warrantech's unaffiliated stockholders, WT did not consider net book value because it believes that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the market trading prices for Warrantech common stock. WT noted, however, that the merger consideration of $0.75 per share is significantly higher than Warrantech's negative net book value at March 31, 2006. WT did not consider liquidation value in determining the fairness of the merger to Warrantech's unaffiliated stockholders because Warrantech will continue to operate its businesses following completion of the merger and because of WT's belief that liquidation sales generally result in proceeds substantially less than sales of a going concern. WT did not establish going concern value for the Warrantech common stock as a public company to determine the fairness of the merger consideration to the unaffiliated shareholders. WT did not believe that there is a single method for determining going concern value and, therefore, did not base its valuation of Warrantech on a concept that is subject to various interpretations. Further, WT believed that, to the extent that Warrantech's pre-merger going concern value was already reflected in the pre-announcement per share stock price of Warrantech's common stock, such pre-merger going concern value undervalued Warrantech in comparison to the offer prices being discussed in the merger negotiations, which from the outset reflected a premium to such pre-announcement stock price. WT did not consider any other firm offers made by any unaffiliated third parties with respect to a merger or consolidation, sale of assets or other sale of Warrantech, as it was not aware of any such offers.

         WT did not receive any opinion, report or appraisal from an outside party that is materially related to the merger.

         In addition, since WT relied on its own analysis and conclusions in determining their belief as to the fairness of the proposed merger to Warrantech's unaffiliated stockholders, it did not adopt the conclusions of the special committee or the board of directors of Warrantech with respect to such fairness and accordingly, did not adopt the analysis or opinion of the special committee's financial advisor.

         WT found it impracticable to assign, nor did it assign, relative weight to the individual factors considered in reaching its conclusion as to fairness. The foregoing discussion of the information and factors considered by WT as to the fairness of the merger is believed to include all of the material factors considered by WT.

         While WT believes that the merger is substantively and procedurally fair to Warrantech's unaffiliated stockholders, WT attempted to negotiate the terms of a transaction that would be most favorable to it, and not to Warrantech's stockholders. Accordingly, WT did not negotiate the merger agreement and the related transaction documents with the goal of obtaining terms that were fair to Warrantech's stockholders. Instead, WT negotiated the merger agreement and the related transaction documents with an objective that is potentially in conflict with the goal of obtaining a transaction that is fair to Warrantech's stockholders.

         WT's view as to the fairness of the merger to the unaffiliated stockholders should not be construed as a recommendation to any stockholder as to whether such stockholder should vote in favor of the merger agreement and the merger.

Position of Mr. San Antonio with Respect to the Merger

         Mr. San Antonio is making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

         Mr. San Antonio believes that the Merger is in the best interests of Warrantech and concurs with the determinations of the special committee of the board of directors and the rest of Warrantech's board of directors for the reasons set forth above under the caption "--Recommendations of the Special Committee and the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger."

         As previously disclosed by Warrantech, Mr. San Antonio explored options to conduct a going-private transaction involving Warrantech during the last quarter of 2003. In December 2003, Mr. San Antonio abandoned those efforts in order to continue to focus Warrantech's efforts on resolving its accounting issues outstanding at the time and maximizing the shareholders' value as a public company.

         Warrantech's continuing issues in resolving its relationship with Great American Insurance Company in a satisfactory manner and in supporting its accounting positions with the SEC led Mr. San Antonio to believe that Warrantech would benefit from another strategic transaction such as the merger.

         As a result of the merger, Mr. San Antonio will maintain his role as the Chief Executive Officer of the Company under an employment agreement that provided for substantially less compensation than his current relationship with the Company. In exchange for the reduced annual compensation, the permanent waiver of his certain rights to severance and bonus payments following a change of control under his existing employment agreement, Mr. San Antonio will receive a lump-sum payment for the termination of his existing employment agreement with Warrantech, have a portion of the note he owes to Warrantech forgiven and will have the maturity of the note extended to two years after the closing. Mr. San Antonio will also receive the same merger consideration for his shares and options as the other shareholders of Warrantech.

         To align his incentives with the new owners of Warrantech following the merger, Mr. San Antonio will receive 22.5% of the common equity interests of WT. This ownership percentage is comparable to his current ownership percentage in the Company, though Mr. San Antonio's equity interests will be subordinated to the preferred equity interests of WT. The preferred equity interests of WT will have a face value equal to any equity contributed to WT, and will entitle the holders thereof to a return of their original capital, plus a return, before any amounts are distributed to the holders of common equity interests of WT. Mr. San Antonio's ownership percentage will also not reflect a comparable level of control over Warrantech after the completion of the merger since all of the remaining common equity interests will be held by the affiliates of H.I.G. Capital. Mr. San Antonio's common equity interests in and to WT will also be subject to restrictions on transfer and repurchase rights by WT in certain circumstances.

         See "--Background of the Merger" and "--Merger Consideration to be Received by Directors and Officers of Warrantech."

Alternatives to the Merger

         The special committee and the board of directors and their advisors considered several strategic alternatives to the merger, including the following:

         o seeking another merger partner or acquisition within the industry;

         o raising equity capital or debt financing to pay existing obligations to Great American Insurance Company Insurance Company;

         o continuing as an independent public company while seeking alternative insurance providers to replace Great American Insurance Company.

Effects of the Merger

         If the merger is approved by the Warrantech stockholders and the other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into Warrantech, with Warrantech being the surviving corporation. After the merger, WT will own all of the capital stock of Warrantech.

         At the effective time of the merger, holders of Warrantech's common stock (other than stockholders who validly exercise appraisal rights under Nevada law) will cease to have ownership interests in Warrantech or rights as Warrantech stockholders, and instead will be entitled to receive $0.75 in cash, without interest, for each of their shares of Warrantech common stock. Therefore, these stockholders (other than Mr. San Antonio) will not participate in any future earnings or growth of Warrantech and will not benefit from any appreciation in the value of Warrantech, nor will they be subject to any risk of a decrease in Warrantech's value. As a result of the merger, WT will be the sole beneficiary of Warrantech's future earnings and growth, if any. Similarly, WT will also bear the risk of any losses generated by Warrantech's operations and any decrease in Warrantech's value after the merger.

         Warrantech's common stock is currently registered under the Exchange Act and is reported on the OTCBB under the symbol "WTEC.OB" As a result of the merger, Warrantech will be a privately held corporation and there will be no public market for its common stock. After the merger, the common stock will cease to be reported on the OTCBB and price quotations with respect to sales of shares of common stock in the public market will no longer be available. In addition, registration of the common stock under the Exchange Act will be terminated and Warrantech will no longer be required to file periodic reports with the SEC or to furnish a proxy or information statement in connection with stockholders' meetings.

         It is expected that the directors of Merger Sub immediately prior to the effective time of the merger will become the directors of the surviving corporation. It is expected that the executive officers of Warrantech immediately prior to the effective time of the merger will remain the executive officers of the surviving corporation.

         It is expected that, upon consummation of the merger, Warrantech's operations will be conducted substantially as they currently are being conducted; however, Warrantech will not be subject to the obligations and constraints, and the related direct and indirect costs, associated with being a public company. WT has advised Warrantech's board of directors that it does not have any present plans or proposals that relate to, or would result in, an extraordinary corporate transaction following completion of the merger involving Warrantech's corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. However, it is expected that following the merger, Warrantech's management will continuously evaluate and review the company's business and operations and may develop new plans and proposals that it considers appropriate to maximize Warrantech's value.

         A benefit of the merger to WT is that Warrantech's future earnings and growth will be solely for its benefit and not for the benefit of Warrantech's current stockholders (other than Mr. San Antonio). The detriment of the merger to WT and its stockholder is the lack of liquidity for Warrantech capital stock following the merger and the risk that Warrantech's value will decrease following the merger. Additionally, Warrantech will have paid approximately $______in transaction costs and estimated fees and expenses related to the merger. See "SPECIAL FACTORS -- Merger Financing" and "SPECIAL FACTORS-- Estimated Fees and Expenses of the Merger."

         The benefit of the merger to Warrantech's unaffiliated stockholders is the right to receive $0.75 per share for their shares of Warrantech common stock. The detriments are that:

         (1) Stockholders, other than WT, will cease to participate in Warrantech's future earnings and growth, if any.

         (2) Stockholders will be required to surrender their shares for the merger consideration and will not have the right to liquidate their shares at a time and for a price of their choosing.

         (3) The payments for the stockholders' shares will be taxable transactions for federal income tax purposes. See "SPECIAL FACTORS -- Federal Income Tax Consequences."

Merger Consideration to be Received by Directors and Officers of Warrantech

         Members of the board of directors and the company's executive officers have interests in the merger that differ from, or are in addition to, those of other stockholders. For example:

         o As of the record date, Warrantech's executive officers and directors held an aggregate of shares of Warrantech common stock and options to purchase an aggregate of shares of Warrantech common stock, which, pursuant to the merger, will entitle them to receive $__________;

         o Upon completion of the merger, WT will terminate Warrantech's existing employment agreement with Mr. San Antonio, Warrantech's President, Chief Executive Officer and Chairman of the Board of Directors, in consideration of a payment to Mr. San Antonio of $1,700,000 and simultaneously enter into a new employment agreement with Mr. San Antonio as described below under "--Employment with the Surviving Corporation";

         o It is anticipated that WT will establish a new equity plan for key employees relating to ten percent of its equity interests;

         o When the merger agreement was executed, WT entered into separate agreements with each of: Mr. San Antonio, Warrantech's President, Chief Executive Officer and Chairman of the board of directors; Mr. Tweed, a former director of Warrantech; Haynes & Boone; Valerie San Antonio; Valerie San Antonio & Michael Salpeter Trustees FBO Jonathan San Antonio; Kenneth Olson; and Barry Ballen.

         Pursuant to the agreements, among other things:

                  o The Principal Stockholders agreed to vote for the merger and against any competing transaction for 12 months after the termination of the merger agreement (unless WT terminated the merger agreement in breach of its obligations thereunder);

                  o Mr. San Antonio, Mr. Tweed and Mr. Barry Ballen granted WT the option to acquire their Warrantech shares for $0.75 per share. If WT exercises an option prior to the completion of the merger, the purchase price will be paid by delivery of a promissory note payable on the earlier of the closing of the merger or one year after the date of issuance. If for any reason the merger is not completed within five months after the date the merger agreement is executed, WT may sell the shares back to these stockholders in return for cancellation of the related notes;

                  o Messrs. San Antonio and Tweed currently owe Warrantech $4,165,062 and $3,615,092, respectively, pursuant to promissory notes dated July 24, 2002. Pursuant to the Stockholders Agreements, Messrs. San Antonio and Tweed will have the merger consideration that otherwise would be payable to them for their Warrantech shares be applied to reduce their outstanding indebtedness to Warrantech, the due date of Mr. Tweed's remaining outstanding indebtedness to Warrantech of approximately $2,395,000 will be extended by WT to December 31, 2013, approximately $600,000 of Mr. San Antonio's indebtedness to Warrantech will be forgiven by WT and the due date of Mr. San Antonio's remaining outstanding indebtedness to Warrantech of approximately $1,050,000 will be extended by WT to the second anniversary of the effective date of the merger;

                  o Warrantech agreed to release the existing liens on Messrs. San Antonio's and Tweed's shares which secure their notes payable to Warrantech should WT exercise their option to buy their shares, provided, that the proceeds of any such option exercise are paid to Warrantech.

Equity Ownership in WT and the Surviving Corporation Post Transaction

         At the closing of the merger, WT will hold 100% of the capital stock of the surviving corporation. At the closing of the merger, the membership interests in WT will be held by H.I.G. Wtech Partners II, Inc., H.I.G. Wtech, Inc. and Mr. San Antonio. Mr. San Antonio will hold 22.5% of the common equity interests in and to WT.

Employment with the Surviving Corporation

         It is currently expected that the executive officers of Warrantech will remain as executive officers of the surviving corporation following completion of the merger. Other than with respect to Mr. San Antonio, Warrantech's Chief Executive Officer, there are no new employment agreements for any executive officers who will remain in their positions following the merger. Mr. San Antonio's employment agreement is to provide for a three year term, a salary of $500,000 per year, a performance bonus of up to $100,000 per year and other terms to be mutually agreed upon. Mr. San Antonio's existing employment agreement with Warrantech provides, in the absence of the payment described above, certain change of control payments to Mr. San Antonio that could be triggered by the merger and presently provides for a salary of $595,026 and a bonus equal to two percent of Warrantech's net after-tax profits. In addition, Mr. San Antonio will receive a common equity award equal to 22.5% of the common equity interests in WT. Warrantech understands that WT expects that all initial capital contributed to WT will be preferred equity interests senior to Mr. San Antonio's common equity interests. In addition, Mr. San Antonio's employment agreement will provide that if Wtech Holdings, LLC, an affiliate of H.I.G. Capital, receives more than $10,200,000 of principal payments from its $20,000,000 promissory note from Warrantech, Mr. San Antonio shall be paid 22.5% of such excess, either in cash or in additional equity interests in WT having equivalent value.

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

Directors of the Surviving Corporation

         Pursuant to the merger agreement, Warrantech's board of directors after the effective time of the merger will consist of the directors of Merger Sub immediately prior to the effective time of the merger.

Insurance and Indemnification

         For a description of the indemnification and insurance of the officers, directors, employees and agents of Warrantech, see "SPECIAL FACTORS -- Insurance and Indemnification."

Certain Risks in the Event of Bankruptcy

         If Warrantech is insolvent at the effective time of the merger or becomes insolvent as a result of the merger, the transfer of funds representing the $0.75 per share price payable to stockholders upon completion of the merger may be deemed to be a "fraudulent conveyance" under applicable law and therefore may be subject to claims of Warrantech's creditors. If such a claim is asserted by Warrantech's creditors following the merger, there is a risk that persons who were stockholders at the effective time of the merger will be ordered by a court to turn over all or a portion of the $0.75 per share in cash they received upon the completion of the merger to Warrantech's trustee in bankruptcy. Based upon Warrantech's projected capitalization at the time of the merger and projected results of operations and cash flows following the merger, Warrantech's board of directors has no reason to believe that Warrantech and its subsidiaries, on a consolidated basis, will be insolvent immediately after giving effect to the merger.

Merger Financing

         The total amount of funds required to consummate the merger and to pay related fees and expenses is estimated to be approximately $15,000,000. WT intends to finance the merger through a combination of debt and equity financing. The consummation of the merger is not contingent upon WT obtaining financing. WT has represented to Warrantech that it will have funds available at closing to complete the merger.

Plans for Warrantech if the Merger is Not Completed

         As a result of various risks to the completion of the merger, there can be no assurance that the merger will be completed. It is expected that, if the merger is not completed, the current management of Warrantech, under the direction of the board of directors, will attempt continue to manage Warrantech as an ongoing business and will attempt to refinance the $20,000,000 term note held by an affiliate of H.I.G. Capital. If the merger agreement and the merger are not approved and adopted, or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Warrantech will be offered or that Warrantech's business and operations will not be adversely impacted. In addition, if the merger is not completed, depending

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

upon the circumstances, Warrantech may be required to pay a termination fee and reimburse certain of WT's expenses. Moreover, the $20,000,000 term note held by an affiliate of H.I.G. Capital is due and payable on October 5, 2006, subject to limited extension in certain circumstances for up to an additional ninety days. If the merger is not completed and the term note is not refinanced on a timely basis, there would be a material adverse effect on Warrantech and its stockholders as the term note is secured by substantially all of the assets of Warrantech and its subsidiaries. In connection with entering into the term note, Warrantech agreed with the lender to appoint a firm selected by the lender to provide chief restructuring officer services to Warrantech in the event of a default of the term note. Accordingly, following a default of the term note, such restructuring firm, when appointed, would, subject to the oversight of Warrantech's board of directors, attempt to restructure Warrantech's debt. Such restructuring would likely result in little to no equity value to the existing common stock of Warrantech.

Estimated Fees and Expenses of the Merger

         Warrantech expects to incur approximately $_______ in payments and expenses in connection with the consummation of the merger and the related transactions, as set forth in the table below:

Expense                                                         Estimated Amount
-------                                                         ----------------

Legal and accounting fees and expenses                           $______________
Printing and mailing and transfer agent fees                     $______________
SEC filing fees                                                  $______________
Financial Advisory Fees                                          $______________
Solicitation Agent                                               $______________
Miscellaneous                                                    $______________
                                                 Total           $______________

         Except as described below, WT will bear its own costs and expenses in connection with the merger. Warrantech must pay to WT all fees and expenses incurred by WT in connection with the merger agreement and the merger, in an amount not to exceed $500,000, if Warrantech terminates the merger agreement because it has accepted a competing offer that is a superior alternative to the merger agreement in accordance with the terms of the merger agreement; WT terminates the merger agreement for breach of a representation, warranty or covenant of Warrantech which breach cannot be cured within fifteen days after written notice; or WT terminates the merger agreement for certain breaches by Warrantech of its obligation under the merger agreement to call and hold the special meeting of the stockholders and to recommend the merger to such stockholders. In addition, Warrantech shall pay to WT a fee of $1,250,000 if Warrantech terminated the merger agreement because it has accepted a competing offer that is a superior alternative to the merger agreement in accordance with the terms of the merger agreement; WT terminates the merger agreement for certain breaches by Warrantech of its obligation under the merger agreement to call and hold the special meeting of the stockholders and to recommend the merger agreement to the stockholders; or the Merger Agreement is terminated and

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

within twelve months of such termination Warrantech enters into a definitive agreement to consummate, or consummates, another change of control transaction.

         WT expects to incur approximately $______ in payments and expenses in connection with the consummation of the merger and the related transactions, as set forth in the table below:


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

Expense                                                         Estimated Amount
-------                                                         ----------------

Legal and accounting fees and expenses                           $______________
Miscellaneous                                                    $______________
                                                 Total           $______________

Regulatory Approvals and Requirements

         In connection with the merger, Warrantech will be required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including:

         o Filing articles of merger, including a plan of merger, with the Nevada Corporation Commission in accordance with Nevada law after approval of the merger agreement and the merger by Warrantech's stockholders;

         o        Certain notice filings with the OTCBB; and

         o        compliance with the federal securities laws.

         It is currently expected that no regulatory approvals will be required in order to complete the merger.

Federal Income Tax Consequences

         Upon completion of the merger, each outstanding share of Warrantech common stock will be converted into the right to receive $0.75 in cash, without interest. The following discussion is a summary of the principal United States federal income tax consequences of the merger to Warrantech and to stockholders who receive cash in exchange for Warrantech's common stock pursuant to the merger. The discussion is based on the provisions of the Internal Revenue Code, treasury regulations, judicial decisions, and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. The discussion applies only to stockholders in whose hands shares of Warrantech common stock are capital assets and does not address the federal income tax consequences to Warrantech stockholders in light of their particular circumstances or that may be subject to special rules (for example, dealers in securities, brokers, banks, insurance companies, tax-exempt organizations, financial institutions and stockholders that have acquired Warrantech common stock as part of a straddle, hedge, conversion transaction or other integrated investment), and may not apply to shares of Warrantech's common stock received pursuant to the exercise of employee stock options or otherwise as compensation, or to stockholders who are not citizens or residents of the United States.

         The federal income tax consequences to stockholders holding Warrantech common stock through a partnership or other pass-through entity generally will depend on the status of the stockholder and the activities of the entity. This discussion does not consider the effect of any state, local or foreign income or other tax law.

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

         Because individual circumstances may differ, each stockholder is urged to consult its own tax advisor to determine the applicability of the rules discussed below and the particular tax effects of the merger, including the application and effect of state, local and other tax laws. For purposes of this discussion, a "United States holder" means a beneficial owner of Warrantech common stock that, for federal income tax purposes, is

         o        an individual who is a citizen or resident of the United
States;

         o a corporation, or other entity treated as a corporation for federal income tax purposes;

         o an estate the income of which is subject to federal income taxation regardless of its source; or

         o a trust, if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control the substantial decisions of the trust.

         A "non-United States holder" refers, in this discussion, to a beneficial holder of Warrantech common stock that is not a "United States holder."

         Treatment of United States Holders.

         The receipt of cash pursuant to the merger (including any cash amounts received by stockholders pursuant to the exercise of appraisal rights) will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended, and also may be a taxable transaction under applicable state, local and other income tax laws. In general, for federal income tax purposes, a stockholder who exchanges all its Warrantech common stock for cash will recognize gain or loss equal to the difference between the cash received by the stockholder pursuant to the merger and the stockholder's adjusted tax basis in the shares of Warrantech common stock surrendered in the merger. Such gain or loss will be capital gain or loss and will be long term gain or loss if, on the effective date of the merger, the shares of Warrantech common stock were held for more than one year. There are limitations on the deductibility of capital losses.

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

         Treatment of Non-United States Holders.

         Any gain realized by a non-United States holder on the receipt of cash in exchange for Warrantech common stock pursuant to the merger generally will not be subject to federal income tax unless such gain is effectively connected with the non-United States holder's conduct of a trade or business in the United States or the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year that the merger is consummated and certain other conditions are satisfied.

         Backup Withholding.

         Payments in connection with the merger may be subject to "backup withholding" (currently at a 28% rate). Backup withholding generally applies if the stockholder fails to furnish its social security number or other taxpayer identification number, or furnishes an incorrect taxpayer identification number. Backup withholding is not an additional tax but merely an advance payment which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income. Stockholders should consult with their own tax advisors as to the qualifications for exemption from withholding and procedures for obtaining such exemption.

         Treatment of Warrantech Entities.

         For United States federal income tax purposes, no gain or loss will be recognized by Warrantech, WT or Merger Sub as a result of the merger.

         Each stockholder is encouraged to consult its tax advisor as to the particular tax consequences to it of the receipt of cash for its Warrantech common stock pursuant to the merger, including the application and effect of federal, state, local, and foreign tax laws and possible changes in tax laws.

Anticipated Accounting Treatment of Merger

         The merger will be accounted for under the purchase method of accounting, under which the total consideration paid in the merger will be allocated among Warrantech's consolidated assets and liabilities based on the fair values of the assets acquired and liabilities assumed.

Appraisal Rights

         Nevada law entitles a stockholder to dissent from and obtain fair value for that stockholder's shares in the event of the consummation of a plan of merger to which Warrantech is a party, if stockholder approval is required for the merger and if the stockholder is entitled to vote on the merger. Accordingly, because stockholder approval is required to consummate the merger,

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

stockholders who are entitled to vote on the merger have the option of exercising their statutory dissenters' rights. By following the specific procedures set forth in the Nevada Revised Statutes, Warrantech stockholders who are entitled to vote on the merger have a statutory right to dissent from the merger. If the merger is approved and consummated, any stockholder who properly perfects its dissenters' rights will be entitled, upon consummation of the merger, to receive an amount in cash equal to the fair value of its shares of Warrantech's common stock rather than receiving the merger consideration set forth in the merger agreement and described elsewhere in this proxy statement. The following summary is not a complete statement of statutory dissenters' rights of appraisal, and this summary is qualified by reference to the applicable provisions of the Nevada Revised Statutes, which are reproduced in full in Exhibit C to this proxy statement.

         A stockholder must complete each step in the precise order prescribed by the statute to perfect its dissenter's rights of appraisal. Any Warrantech stockholder who desires to dissent from the merger must:

         o not vote in favor of the proposal to adopt the merger agreement and approve the merger and related transactions;

         o make a written demand on us for appraisal in compliance with Chapter 92A of the Nevada Revised Statutes before the vote on the proposal to adopt the merger agreement and approve the merger and related transactions occurs at the special meeting; and

         o hold your shares of record continuously from the time of making a written demand for appraisal through the effective time of the merger. A stockholder who is the record holder of shares of common stock of Warrantech on the date the written demand for appraisal is made, but who thereafter transfers those shares prior to the effective time of the merger, will lose any right to appraisal in respect of those shares.

         If the merger agreement and the merger are adopted and approved at the special meeting of stockholders, Warrantech will be liable for discharging the rights of the stockholders who dissented from adopting and approving the merger agreement and the merger ("Dissenting Stockholders"). Warrantech must, no later than 10 days after approval of the merger, notify the Dissenting Stockholders in writing of the location where the Dissenting Stockholders' demand for payment must be sent. The written notice must also set a date by which Warrantech must receive the payment demand (the "Notice Date"), which date shall be at least 30 but not more than 60 days after the date notice is provided to the Dissenting Stockholders. Each Dissenting Stockholder so notified must demand payment, certify whether the stockholder acquired beneficial ownership of the shares before the date of the first announcement of the terms of the merger, and deposit the stockholder's certificates representing shares of Warrantech's common stock in accordance with the terms of the notice. A Dissenting Stockholder who does not demand payment or deposit its certificates by the Notice Date is not entitled to appraisal rights and instead will be paid the merger consideration of $0.75 per share, without interest. Upon receipt of a timely payment demand, Warrantech shall pay each Dissenting Stockholder the amount Warrantech estimates to be the fair value of the Dissenting Stockholder's shares plus accrued interest. Warrantech may elect to withhold payment from a Dissenting Stockholder that acquired beneficial ownership of the shares after

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

the date of the first announcement of the terms of the merger. In that instance, Warrantech may offer to pay, in full satisfaction of the demand for payment, its estimate of the fair value of the shares, plus accrued interest. A Dissenting Stockholder may notify Warrantech in writing of the Dissenting Stockholder's own estimate of the fair value of such stockholder's shares and the amount of interest due, and either demand payment of the Dissenting Stockholder's estimate, less any previous payment, or reject Warrantech's offer and demand payment of the fair value of the Dissenting Stockholder's shares (and interest due) if the Dissenting Stockholder believes that the amount paid or offered by Warrantech is less than the fair value of the Dissenting Stockholder's shares or that the interest due is incorrectly calculated.

         A Dissenting Stockholder waives the right to demand payment pursuant to such stockholder's own estimate of the fair value of its shares unless the Dissenting Stockholder notifies Warrantech of its demand in writing within 30 days after Warrantech made or offered payment for the Dissenting Stockholder's shares.

         A stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise appraisal rights. Failure to comply strictly with all of the procedures set forth in the Nevada Revised Statutes may result in the loss of the stockholder's statutory appraisal rights.

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

--------------------------------------------------------------------------------
                ADOPTION OF THE MERGER AGREEMENT (PROPOSAL NO. 1)
--------------------------------------------------------------------------------

         On June 7, 2006, Warrantech entered into the merger agreement with Merger Sub and WT. The following is a summary of the material terms of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified by reference to the complete merger agreement which is attached as Exhibit A to this proxy statement. We urge you to read the merger agreement carefully and in its entirety because it, and not this proxy statement, is the legal document that governs the merger.

         The text of the merger agreement has been included to provide you with information regarding its terms. The terms of the merger agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the merger. The merger agreement contains representations and warranties that Warrantech and Merger Sub and WT made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to consummate the merger and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws.

The Merger

         The merger agreement provides that, at the effective time of the merger, Merger Sub will merge with and into Warrantech, Merger Sub will cease to exist and Warrantech will continue as the surviving corporation and as a wholly-owned subsidiary of WT, or, at WT's election, Warrantech will merge with and into Merger Sub.

Completion of the Merger

         The merger will be completed when articles of merger, including a plan of merger, are filed with the Nevada Corporation Commission, or such later time as the parties to the merger agreement agree to and specify in the merger agreement. The parties have agreed to file the plan of merger as soon as practicable after the satisfaction or waiver of the merger agreement's closing conditions described below. The parties expect to file the plan of merger shortly after Warrantech's stockholders approve and adopt the merger agreement at the ______, 2006 special meeting of Warrantech's stockholders, assuming that all conditions to the merger have been satisfied or waived.

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

Articles of Incorporation, Bylaws and Directors and Officers of the Surviving Corporation

         At the effective time of the merger:

         o The articles of incorporation of Merger Sub immediately prior to the effective time will become the articles of incorporation of the surviving corporation, until thereafter amended in accordance with the Nevada Revised Statutes;

         o Merger Sub's bylaws as in effect immediately prior to the effective time of the merger will become the bylaws of the surviving corporation, until thereafter amended in accordance with the articles of incorporation and the Nevada Revised Statutes; and

         o Warrantech's executive officers immediately prior to the effective time of the merger will continue to serve as executive officers of the surviving corporation and the directors of Merger Sub at the effective time of the merger will comprise the surviving corporation's board of directors.

Payment for Shares and Surrender of Stock Certificates

         At the effective time of the merger, all outstanding shares of Warrantech common stock will automatically be cancelled and will cease to exist and, subject to the right of a stockholder to exercise appraisal rights, all holders of certificates representing shares of Warrantech common stock will cease to have any rights as stockholders other than the right to receive the merger consideration. No further transfer of any such shares may be made after the effective time of the merger.

         Prior to the effective time of the merger, WT will enter into an agreement with a paying agent pursuant to which the paying agent will receive and disburse the merger consideration to Warrantech's stockholders. As soon as reasonably practicable after the effective time of the merger, the paying agent will mail to the record holders of Warrantech common stock a letter of transmittal and instructions for use in effecting the surrender of stock certificates in exchange for the merger consideration. Upon surrender of a Warrantech stock certificate to the paying agent, together with a duly executed letter of transmittal and such other customary documents as may be reasonably required by the paying agent, the holder of the stock certificate will be entitled to receive the merger consideration with respect to each share of common stock that is represented by the stock certificate. Until properly surrendered to the paying agent with a properly executed letter of transmittal, each certificate will represent only the right to receive the merger consideration relating to the certificate. No interest will be paid or will accrue on any merger consideration.

         At any time following six months after the effective time of the merger, the surviving corporation may require the paying agent to deliver to it any funds which had been made available to the paying agent and have not been disbursed to the holders of stock certificates, and any holder of a stock certificate who has not surrendered the stock certificate will thereafter be

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

entitled only to look directly to the surviving corporation for payment of the merger consideration upon surrender of the stock certificate. If any portion of the merger consideration is to be paid to a person other than a registered holder of shares represented by a stock certificate surrendered in exchange, the surrendered stock certificate must be properly endorsed or must otherwise be in proper form for transfer, and the person requesting such payment must pay to the paying agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of the shares or establish to the satisfaction of the paying agent that the tax has been paid or is not payable. None of Warrantech, WT, Merger Sub, or the paying agent will be liable to any person with respect to any merger consideration that is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         At the effective time of the merger:

         o Each outstanding share of Warrantech's common stock that is held by Warrantech in its treasury or by any wholly-owned subsidiary of Warrantech will be cancelled, and no consideration will be paid for such shares;

         o Each outstanding share of Warrantech's common stock that is held by WT and Merger Sub will also be cancelled, and no consideration will be paid for such shares;

         o Every other outstanding share of Warrantech common stock (other than shares that are held by dissenting stockholders who exercise and perfect their appraisal rights under Nevada law) will be converted automatically into the right to receive $0.75 in cash, without interest, less any applicable withholding taxes, as the merger consideration; and

         o Each outstanding share of Merger Sub that is held by WT will be converted into one share of the common stock of the surviving corporation and, as a result, Warrantech will become a wholly-owned subsidiary of WT.

         o Warrantech stock options, whether vested or unvested, will be cancelled and option holders will receive the excess, if any, of $0.75 per share, without interest, over the option exercise price for each share subject to the stock option, less any applicable withholding taxes.

Dissenting Shares

         Shares of Warrantech's common stock that are held by a stockholder who does not vote in favor of the approval and adoption of the merger agreement and the merger and who has delivered a written demand for appraisal of such shares in accordance with Nevada law will not be converted into the right to receive the merger consideration, unless and until the dissenting holder fails to perfect or effectively withdraws or otherwise loses its right to appraisal and payment under Nevada law. See "SPECIAL FACTORS -- Appraisal Rights" for a description of the procedures that you must follow if you desire to exercise your appraisal rights under Nevada law.

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

Representations and Warranties

         The merger agreement contains various representations and warranties from Warrantech, WT and Merger Sub. The representations and warranties will terminate at the effective time of the merger and will have no further force or effect. Warrantech has made representations and warranties to WT and Merger Sub that relate to, among other things:

         o        due organization and good standing;

         o        subsidiaries;

         o       capital structure;

         o        due authorization and enforceability of the merger agreement;

         o        no conflicts or consents;

         o        SEC filings and undisclosed liabilities;

         o        this proxy statement;

         o        absence of certain changes or events since March 31, 2005;

         o        taxes;

         o        benefit plans and the absence of changes thereto;

         o        litigation;

         o        compliance with applicable laws;

         o        intellectual property;

         o        real property;

         o        personal property and assets;

         o        insurance;

         o        labor matters;

         o        material contracts;

         o        brokers and finders;

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

         o        receipt of opinion of financial advisor;

         o        environmental matters; and

         o        related party transactions.

         WT and Merger Sub have made representations and warranties to Warrantech that relate to, among other things, the following matters:

         o        due organization and good standing;

         o        absence of activities;

         o        due authority and enforceability of the merger agreement;

         o        no conflicts or consents;

         o        this proxy statement;

         o        brokers and finders; and

         o        financing.

         Certain of the representations and warranties listed above will not be considered breached unless the breach of the representation or warranty would have a material adverse effect on the entity that has given the representation or warranty.

         A "material adverse effect" with respect to Warrantech and its subsidiaries means:

         (i) any change, effect, event, occurrence or state of facts that is or is reasonably likely to be materially adverse to the business, assets, condition (financial or otherwise), or results of Warrantech and its subsidiaries, taken as a whole, other than effects relating to:

                  (A) changes, effects, events, occurrences or circumstances that generally affect the industries in which Warrantech operates, and that do not have a materially disproportionate impact on Warrantech and its subsidiaries, taken as a whole, or

                  (B) general economic, financial or securities market conditions in the United States or elsewhere,

         (ii) any insurance carrier issuing certain insurance policies shall have terminated or withdrawn coverage under, or materially and adversely modified any term (including premiums payable) of any such policy, or

         (iii) the occurrence of any material adverse development in the case Lloyd's et. al. v. Warrantech Corporation et. al., or

         (iv) any material customer or group of customers shall have, with respect to Warrantech or any of its subsidiaries:

                  (A)      ceased or threatened to cease to do business, or

                  (B) materially reduced or threatened to materially reduce the amount of business by such customer or customers, or

                  (C) materially and adversely modified any term of such customer or customer's existing agreements, or

         (v) there shall have occurred any change, effect, event, occurrence or state of facts that is or is reasonably likely to have a material adverse effect on Warrantech's and its subsidiaries' cash flow, taken as a whole, or

         (vi) Warrantech's or its subsidiaries' ability to sell their products and services shall have been materially and adversely affected by any change in regulatory requirements or insurance laws or the failure to obtain any regulatory approvals necessary to consummate the merger and the other transactions contemplated in connection with the merger, or

         (vii) any change, effect, event, occurrence or state of facts that is or is reasonably likely to be materially adverse to Warrantech's and its subsidiaries' ability to conduct their operations immediately after the effective time of the merger in substantially the same manner as such operations are being conducted prior thereto, or

         (viii) a material adverse effect on Warrantech's ability to perform its obligations under the merger agreement or which would prevent or materially delay the consummation of the merger and the other transactions contemplated in connection with the merger.

Conduct of Warrantech's Business Prior to the Merger

         Warrantech has agreed that, during the period prior to the effective time of the merger, unless consented to in writing by Merger Sub (which consent will not be unreasonably withheld):

         o neither Warrantech nor any of its subsidiaries will operate their businesses outside of the ordinary course of business; and

         o Warrantech shall, and shall cause its subsidiaries to, use reasonable efforts to keep available the services of its current officers and employees and keep their business organizations intact and maintain existing relations with their customers, suppliers, licensors, licensees, distributors and others having business dealings with them.

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

         In addition, Warrantech has agreed that, until the effective time of the merger, subject to certain exceptions and for certain actions taken in the ordinary course of business or with WT's prior written consent, it will and will cause its subsidiaries to comply with specific restrictions relating to, among others:

         o        amending its certificate of incorporation or by-laws;

         o splitting, combining or reclassifying its common stock or any outstanding capital stock of any of its subsidiaries;

         o declaring, setting aside or paying any dividends on, or other distributions in respect of, its capital stock, purchasing or redeeming any shares of capital stock;

         o issuing, delivering, selling or granting, and shares of capital stock, voting debt instruments, securities convertible in to equity or voting instruments, or stock based incentives;

         o increasing compensation or benefits; granting severance or termination benefits; entering, modifying or amending employment agreements, adopting or amending benefit plans, or accelerating any benefits;

         o merging or consolidating with, or acquiring a substantial portion of the assets of, any business, company, partnership, joint venture, association or other business organization (or division thereof) or any material assets;

         o        selling, leasing or encumbering any assets;

         o incurring or assuming any indebtedness, or making any loans or advances or investments;

         o materially changing any accounting methods or practices used by it unless required by GAAP;

         o making capital expenditures in excess of $50,000 individually or $100,000 in the aggregate;

         o        making or changing any tax election;

         o paying any claims, canceling or forgiving any indebtedness or waiving certain benefits;

         o settling or compromising any material claim or material litigation;

         o terminating, canceling, amending or modifying any insurance policy which is not replaced by comparable coverage;

         o        modifying, amending or terminating any material contract; and

         o committing or agreeing to take any of the actions described in the previous bullet points.

Access and Investigation

         Warrantech has agreed to provide WT and its representatives with reasonable access to Warrantech's and Warrantech's subsidiaries' officers, employees, agents, properties, books and records, and all financial and other data and information as reasonably requested.

Third Party Offers

         Neither Warrantech, not its officers, directors or representatives shall (i) directly or indirectly solicit a proposal to the acquisition of Warrantech or a merger or other extraordinary corporate transaction, (ii) enter into an agreement with respect to such a transaction or (iii) participate in any discussions or negotiations with respect to, or provide any information or cooperation to any person seeking such a transaction. The merger agreement generally permits Warrantech's board of directors, prior to receipt of stockholder approval of the merger agreement and the merger, to engage in discussions with a third party regarding an unsolicited competing offer, and to disclose non-public information to a third party pursuant to a confidentiality agreement, if:

         o Warrantech's board of directors of determines in good faith, after consultation with and taking into account the advice of its outside legal counsel and any outside financial advisor engaged by Warrantech, that the competing offer is a superior alternative to the merger;

         o Warrantech's board of directors determines in good faith, after consultation with and taking into account the advice of its outside legal counsel, that a failure to make inquiries or conduct discussions and negotiations with respect to the competing offer would constitute a breach of the fiduciary duties of the board of directors;

         o Warrantech gives written notice to WT of its intention to explore the competing offer and keeps WT apprised of such competing offer;

         o prior to supplying the third party with any confidential information regarding Warrantech, the third party enters into a confidentiality agreement with Warrantech containing terms no less restrictive than the terms set forth in the merger agreement; and

         o        such discussions are limited to a twenty day period.

         As described below, WT can terminate the merger agreement if Warrantech's board of directors withdraws, conditions or qualifies its recommendation in accordance with the merger agreement. See "ADOPTION OF THE MERGER AGREEMENT (PROPOSAL NO. 1) -- Amendment and Termination of the Merger Agreement."

Directors' and Officers' Insurance and Indemnification

         All rights to indemnification for acts or omissions occurring prior to the effective time of the merger in favor of the current or former directors or officers of Warrantech and its subsidiaries as provided in their respective certificates of incorporation or by-laws will survive the merger and will continue in effect in accordance with their terms for a period of not less than six years from the effective time of the merger. In connection with the merger, effective on and as of June 7, 2006, the Bylaws of Warrantech were amended by the board of directors to expressly provide that (i) the provisions of 78.378 through 78.3793 (inclusive) of the Nevada Revised Statutes shall not apply to WT, Merger Sub, Mr. San Antonio or their respective affiliates and (ii) Warrantech shall pay all costs and expenses borne by an indemnitee under the Bylaws in connection with such indemnitee's defense of any proceeding involving, resulting from, related to or arising out of a business combination, merger or recapitalization, as they are incurred and in advance of the final disposition within 20 days of submission of bills or vouchers for such costs or expenses, provided that such indemnitee delivers to Warrantech an undertaking to repay the amounts paid by Warrantech if a final determination is made by a court or other tribunal of competent jurisdiction that such indemnitee was not entitled to indemnification from Warrantech.

         The merger agreement provides that the surviving corporation from the merger will purchase "tail" coverage to Warrantech's existing officers' and directors' liability insurance policy for a one year period commencing at the effective time of the merger, with respect to matters occurring prior to or at the effective time of the merger and having a $1,000,000 coverage limit.

Public Announcements

         Warrantech, on the one hand, and WT and Merger Sub, on the other hand, have agreed to consult with and obtain the consent of the other party (or parties) before issuing any press release or otherwise making any public statement with respect to the merger.

Notification of Certain Matters

         Warrantech and each of WT and Merger Sub have agreed to give prompt notice to the other parties upon discovery of:

         (a) any representation or warranty made by it that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect; and

         (b) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under any transaction document.

Stockholders' Meeting

         Pursuant to the merger agreement, Warrantech will call, give notice of and hold a special meeting of stockholders for the purpose of adopting and approving the merger agreement and the merger. Warrantech agreed to include in this proxy statement a statement to the effect that its board of directors recommends that stockholders vote to adopt and approve the merger agreement and the merger. Except as described under "ADOPTION OF THE MERGER AGREEMENT (PROPOSAL NO. 1) -- Third Party Offers," Warrantech has agreed not to withdraw or modify this recommendation.

Merger Financing

         The merger will be financed through a combination of debt and equity financing to be obtained by WT.

Conditions to Completing the Merger

         The obligations of each party to the merger agreement to complete the merger are subject to the satisfaction or waiver of the following conditions:

         o Adoption of the merger agreement and approval of the merger and related transactions by the Warrantech stockholders; and

         o The absence of any order or injunction prohibiting the merger or certain proceedings seeking any such order or injunction.

         The obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following conditions:

         o The absence of any statute, rule or regulation being enacted by a governmental entity that restrains, precludes, enjoins or prohibits the merger or makes it illegal;

         o The receipt of all regulatory approvals and consents to specified contracts that are necessary for the consummation of the merger;

         o The continued accuracy of the representations and warranties of Warrantech;

         o The performance in all material respects by Warrantech of its covenants contained in the merger agreement;

         o There not having been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on Warrantech;

         o The total number of shares of Warrantech's common stock seeking appraisal rights not exceeding five percent of the issued and outstanding common stock; and

        o Warrantech having obtained insurance coverage with a replacement carrier or carriers, rated A- or better by S&P, to replace the existing automobile insurance coverage with Great American Insurance Company, which coverage shall be satisfactory to WT or Great American Insurance Company having agreed in writing on terms reasonably satisfactory to WT to extend such coverage until December 31, 2006. The foregoing condition will be satisfied provided that certain agreements entered into between Warrantech and Great American Insurance Company on June 7, 2006 remain in effect at the closing of the merger.

         The obligations of Warrantech to complete the merger are subject to the satisfaction or waiver of the following conditions:

         o The continued accuracy of the representations and warranties of WT and Merger Sub; and

         o The performance in all material respects by WT and Merger Sub of their respective covenants contained in the merger agreement.

         Except as noted above, none of these conditions has yet been satisfied. No statutes, rules, regulations, orders or the like have been issued, and no material adverse effect on Warrantech has occurred as of the date of this proxy statement. At this point it is not anticipated that any closing conditions will fail to be satisfied. However, as a result of the conditions described above to the completion of the merger, there is no assurance that the merger will be completed even if the requisite stockholders' approvals are obtained at the special meeting.

Amendment and Termination of the Merger Agreement

         Prior to the effective time of the merger, whether before or after the adoption of the merger agreement by Warrantech's stockholders, the merger agreement may be terminated as follows:

         o        by the mutual written consent of Warrantech, WT and Merger
Sub;

         o by WT if there has been a material breach in the context of the merger of any covenant or agreement made by Warrantech in the merger agreement, and such breach is not curable, or if curable, is not cured with 15 days after written notice of such breach is given by WT or Merger Sub;

         o by WT if there has been a material adverse effect on Warrantech and its subsidiaries, taken as a whole;

         o by either WT or Warrantech if the merger is not approved at the special meeting;

         o by either Warrantech or WT if any governmental entity issues an order, decree, ruling or other action permanently enjoining, restraining or otherwise prohibiting the merger and such order or other action has become final and nonappealable;

         o by either Warrantech or WT if the merger has not been consummated by the later of October 5, 2006 or 60 days after the date this proxy statement is cleared by the SEC; provided, however, that either Warrantech or WT may terminate the merger agreement if the merger has not been consummated by December 31, 2006;

         o by WT prior to Warrantech's stockholders approving the merger agreement if

         (a) Warrantech's board of directors withdraws, modifies or changes its recommendation so that it is not in favor of the merger agreement or the merger, or

         (b) Warrantech's board of directors fails to reaffirm publicly its recommendation regarding the merger and the merger agreement within five days of written request thereof by WT; or

         (c) Breach by Warrantech of its covenant of non-solicitation; failure of Warrantech to comply with its covenant regarding promptly filing this proxy statement and holding the special meeting; or failure to hold the special meeting within 45 days of clearance of this proxy statement by the SEC unless such failure is a result of Sections 92A.120(3) and (5) of the Nevada Revised Statutes following a withdrawal by Warrantech's board of directors of its recommendation of the merger and the merger agreement.

         o        by Warrantech to accept a competing offer, but only if:

                  (1)      Warrantech receives a superior competing offer;

                  (2) Warrantech's board of directors shall have determined in good faith, after consultation with outside counsel and independent financial advisors, that it is necessary to withdraw its recommendation of the merger agreement in order to comply with its fiduciary duty;

                  (3) Warrantech notifies WT in writing of its intention to do so and causes its legal counsel, and any outside financial advisor engaged by Warrantech, to afford WT the opportunity to match the terms of the competing offer and to negotiate with WT to make other adjustments in the terms and conditions of the merger agreement that would permit Warrantech's board of directors to recommend the merger agreement, as revised,

                  (3) Warrantech has not received from WT within five business days of WT's receipt of the notice referred to above an offer that matches or exceeds the terms of the competing offer;

                  (4) Warrantech is not in breach of its covenant of non-solicitation;

                  (3) Warrantech pays to WT costs and expenses incurred by WT in connection with the merger agreement and merger, in an amount not to exceed $500,000 and pays WT an additional fee of $1,250,000. See "ADOPTION OF THE MERGER AGREEMENT (PROPOSAL NO. 1) -- Fees and Expenses."

         A "competing offer" means any proposal or offer to acquire in any manner, directly or indirectly, (a) all or substantially all of the assets of Warrantech and its subsidiaries, taken as a whole, or (b) a seventy-five percent equity interest in, or any voting securities representing at least seventy-five of the voting interests of, Warrantech, in each case other than the transactions contemplated by the merger agreement.

Fees and Expenses

         Except as described below, all fees and expenses that are incurred in connection with the merger and the merger agreement will be paid by the party incurring the fees and expenses.

         Warrantech must pay to WT all fees and expenses incurred by WT in connection with the merger agreement and the merger, in an amount not to exceed $500,000, if Warrantech terminates the merger agreement because it has accepted a competing offer that is a superior alternative to the merger agreement in accordance with the terms of the merger agreement; WT terminates the merger agreement for breach of a representation, warranty or covenant of Warrantech which breach cannot be cured within fifteen days after written notice; or WT terminates the merger agreement for certain breaches by Warrantech of its obligation under the merger agreement to call and hold the special meeting of stockholders and to recommend the merger to such stockholders. In addition, Warrantech shall pay to WT a fee of $1,250,000 if Warrantech terminated the merger agreement because it has accepted a competing offer that is a superior alternative to the merger agreement in accordance with the terms of the merger agreement; WT terminates the merger agreement for certain breaches by Warrantech of its obligation under the merger agreement to call and hold the special meeting of stockholders and to recommend the merger agreement to stockholders; or the merger agreement is terminated and within twelve months of such termination Warrantech enters into a definitive agreement to consummate, or consummates, another change of control transaction.

         WT shall pay to Warrantech a fee of $250,000 and shall pay to Warrantech all fees and expenses incurred by Warrantech in connection with the merger agreement and the merger, in an amount not to exceed $500,000, if the conditions to closing the merger are satisfied or would be satisfied upon Warrantech's performance of its obligations at closing and WT and Merger Sub fail to close the merger notwithstanding Warrantech's confirmation that it remains ready, willing and able to proceed with the merger.

Governing Law

         The merger agreement provides that it is governed by the laws of the State of Nevada, without regard to Nevada's conflict of laws rules.

--------------------------------------------------------------------------------
               ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING
                                (PROPOSAL NO. 2)
--------------------------------------------------------------------------------

         The board of directors is asking the Warrantech stockholders to vote on a proposal to adjourn or postpone the special meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the merger agreement, the merger and related transactions.

--------------------------------------------------------------------------------
                               RECENT TRANSACTIONS
--------------------------------------------------------------------------------

         There have been no transactions in the common stock of Warrantech effected during the last 60 days by Warrantech or any executive officer, director, affiliate or subsidiary of Warrantech, other than the agreement entered into by Mr. San Antonio, Warrantech's Chief Executive Officer and Chairman of the Board of Directors, with WT which is described in "SPECIAL FACTORS - Merger Consideration to be Received by Directors and Officers of Warrantech."

--------------------------------------------------------------------------------
                               SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

         The following table sets forth certain information, as of June 7, 2006, with respect to the number of shares of Warrantech common stock beneficially owned by individual directors and officers, by all directors and officers of Warrantech as a group, and by persons known to Warrantech to own more than 5% of Warrantech common stock. Unless otherwise indicated below, to Warrantech's knowledge, all persons below have sole voting and investment power with respect to their shares, except to the extent authority is shared by spouses under applicable law. This information is based upon Warrantech's records and the persons' filings with the SEC. Pursuant to the voting agreements entered into with the Principal Stockholders, WT may be deemed to be the beneficial owner of 5,034,990 shares of Warrantech common stock representing 35.5% of the outstanding common stock as of June 7, 2006.

                                                     Number of
                                                     Shares            Options           Total
                                                     Beneficially      Exercisable       Beneficial        Percent
     Name and Address                                Owned             within 60 days    Ownership         of Class
----------------------------------------------       ------------      --------------    ------------      -------
Joel San Antonio                                     2,937,295         750,000           3,687,295(3)      24.69%
2200 Highway 121, Suite 100
Bedford, Texas 76021

William Tweed                                        1,920,537         -                 1,920,537(4)      13.54%
Lance Aux Epines
Georges, Grenada
West Indies

                                       78

Robert Cohen                                         5,000             -                 5,000(5)          (6)
2200 Highway 121, Suite 100
Bedford, Texas 76021

Donald Senderowitz                                   52,200            -                 52,200            (6)
2750 Chew Street
Allentown, Pennsylvania 1810

Charles G. Steine                                    7,500             -                 7,500             (6)
2200 Highway 121, Suite 100
Bedford, Texas 76021

Richard Rodriguez                                    1,100             29,500            30,600            (6)
2200 Highway 121, Suite 100
Bedford, Texas 76021

Prescott Group Capital Management, L.L.C.            1,035,273         -                 1,035,273         7.30%
and Mr. Phil Frohlich
1924 South Utica, Suite 1120
Tulsa, Oklahoma 74104

All directors and executive officers as a group      3,069,612         983,259           4,052,871         26.72%
(10 persons)

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned by them.

(2) The number and percentage of shares beneficially owned are based on 14,184,960 shares of common stock issued and outstanding as of June 7, 2006, after deducting shares held in treasury. Certain of the above listed persons have the right to acquire beneficial ownership of shares of Warrantech common stock within 60 days after the date of this proxy statement. Each of their percentages of ownership is determined by assuming that all of their respective options have been exercised and that the shares acquired upon exercise are outstanding.

(3) The 3,687,295 shares held by Mr. San Antonio do not include (i) 46,908 shares owned by his brother, sister-in-law and mother, (ii) 5,000 held by two of Mr. San Antonio's adult children, (iii) an aggregate of 200,000 shares held in trusts for his children for which Mr. San Antonio's ex-wife is trustee and (iv) 100,800 shares owned by his ex-wife. Mr. San Antonio disclaims the beneficial ownership of shares listed in (i) through (iv) above. Such 3,687,295 shares include 48,215 shares held in his 401(k) account and 750,000 shares subject to stock options exercisable within 60 days.

(4)  Includes (i) 23,000 shares held by Mr. Tweed as custodian for his daughter,
     (ii) 1,500 shares held by Mr. Tweed's wife, and (iii) 55,000 shares held in trust, as to which he disclaims any beneficial interest. Does not include an aggregate of 7,500 shares held by Mr. Tweed's sister and 60,000 shares held by Mr. Tweed's daughter as to which Mr. Tweed also disclaims beneficial ownership.

(5) Includes 200 shares owned by Mr. Cohen's wife as custodian for Mr. Cohen's son, as to which he disclaims any beneficial interest.

(6)  Less than 1% of the outstanding shares of common stock.

--------------------------------------------------------------------------------
                          FUTURE STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         If the merger is completed, there will be no public participation in any future meetings of Warrantech stockholders. However, if the merger is not completed, Warrantech's stockholders will continue to be entitled to attend and participate in stockholders' meetings. If the merger is not completed, Warrantech will inform its stockholders, by press release or other means determined reasonable by Warrantech, of the date by which stockholder proposals must be received for inclusion in the proxy materials relating to the annual meeting, which proposals must comply with the rules and regulations of the SEC then in effect.

--------------------------------------------------------------------------------
                  WHERE STOCKHOLDERS CAN FIND MORE INFORMATION
--------------------------------------------------------------------------------

         Warrantech files annual, quarterly and special reports, proxy statements and other information with the SEC. In addition, because the merger is a "going private" transaction, WT has filed a Schedule 13E-3 with respect to the merger. The Schedule 13E-3, the exhibits to the Schedule 13E-3 and such reports, proxy statements and other information contain additional information about Warrantech and WT. Each exhibit to this proxy statement and the Schedule 13E-3, and the other documentation relating to the merger and the merger agreement, will be made available for inspection and copying at Warrantech's principal office during regular business hours by any Warrantech stockholder or a representative of any stockholder as so designated in writing. Copies of these documents are also available without charge and without exhibits (unless the exhibits are specifically incorporated by reference into this proxy statement), to any person to whom this proxy is delivered upon written request or telephonic request directed to Warrantech Corporation at 2200 Highway 121, Suite 100, Bedford, Texas 76021 Attention: James Morganteen or at (800) 544-9510. Any requested documents will be sent by first class mail or other equally prompt means within one business day of our receipt of such request. Warrantech stockholders may read and copy the Schedule 13E-3 and any reports, statements or other information filed by Warrantech at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Warrantech's filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, and later information filed with the SEC will update and supersede the information in this proxy statement.

         We incorporate by reference into this proxy statement the following documents that we filed with the SEC under the Exchange Act:

         Our Annual Report on Form 10-K for the fiscal year ended March 31,
                  2005, filed June 29, 2005, as amended on Form 10-K/A, filed on April 12, 2006 and June 15, 2006;

         Our Quarterly Report on Form 10-Q for the quarter ended June 30,
                  2005, filed on August 12, 2005, as amended on Form 10-Q/A, filed on April 12, 2006;

         Our Quarterly Report on Form 10-Q for the quarter ended September
                  30, 2005, filed on November 14, 2005, as amended on Form 10-Q/A, filed on April 12, 2006;

         Our Quarterly Report on Form 10-Q for the quarter ended December
                  31, 2005, filed on February 14, 2006, as amended on Form 10-Q/A, filed on April 12, 2006; and

         Our Current Reports on Form 8-K, filed on June 21, 2005, July 21,
                  2005, August 1, 2005, March 17, 2006 and June 8, 2006.

         All subsequent documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting will be deemed to be incorporated by reference into this proxy statement and to be a part of the proxy statement from the date of the filing of those documents.

Documents incorporated by reference are available from us without charge, excluding all exhibits (unless we have specifically incorporated by reference an exhibit into this proxy statement). You may obtain documents incorporated by reference by contacting Warrantech Corporation at 2200 Highway 121, Suite 100, Bedford, Texas 76021 Attention: James Morganteen or at (800) 544-9510.

         This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in such jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of Warrantech since the date of this proxy statement or that the information herein is correct as of any later date. Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. Warrantech has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated [________], 2006. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than such date.

PRELIMINARY COPY                   VOTE BY INTERNET-www.voteproxy.com
WARRANTECH CORPORATION PROXY       Use the Internet to transmit your voting
2200 HIGHWAY 121                   instructions and for electronic delivery of
SUITE 100                          information up until 11:59 P.M. Eastern Time
BEDFORD, TEXAS 76021               the day before the meeting date. Have your
--------------------------------   proxy card in hand when you access the web
                                   site and follow the instructions to obtain your records and to create an Electronic voting instruction form.

                                   VOTE BY PHONE-1-800-776-9437

                                   Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

                                   VOTE BY MAIL

                                   Mark, sign and date your proxy card and
                                   return it in the postage-paid envelope we have provided or return it to Warrantech Corporation, c/o American Stock Transfer & Trust Company
                                   6201 15th Avenue (First Floor Mailroom)
                                   Brooklyn, NY 11219



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints Joel San Antonio and Richard Gavino, and each of them, as proxies, each with the power of substitution, and authorizes them to represent and vote, as designated on the reverse side hereof, all shares of common stock of Warrantech Corporation held by the undersigned on ________, 2006, at the special meeting of shareholders to be held on ______, 2006, and at any adjournment or postponement of the meeting. In their discretion, the proxies are authorized to vote such shares upon such other business as may properly come before the special meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED PROPOSALS.

                (Continued and to be SIGNED on the reverse side.)

      = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

Please mark boxes X in blue or black ink. More detailed information concerning the proposals is provided in the Proxy Statement of Warrantech Corporation, dated [_______], 2006.

1.   Approval and adoption of the Merger     [ ] FOR  [ ] AGAINST  [ ] ABSTAIN
     Agreement and the Merger.

2.   Grant the proxyholders the authority    [ ] FOR  [ ] AGAINST  [ ] ABSTAIN
     to vote in their discretion to adjourn
     or postpone the special meeting, if
     necessary or appropriate, to solicit
     additional proxies if there are
     insufficient votes at the time of the
     special meeting to adopt the Merger
     Agreement and the Merger as described
     in Proposal 1.

                                   Please sign exactly as name appears at left.
                                   When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   Date _____________________________, 2006

                                   Signature ___________________________________

                                   Signature if held jointly

                                   _____________________________________________

                                   _____________________________________________

       (Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.)

                                   Exhibit A

================================================================================









                          AGREEMENT AND PLAN OF MERGER


                            Dated as of June 7, 2006


                                      Among


                          WT ACQUISITION HOLDINGS, LLC,


                              WT ACQUISITION CORP.


                                       And


                             WARRANTECH CORPORATION






================================================================================

                                TABLE OF CONTENTS
                                                                            Page

                                    ARTICLE I
                                   The Merger

  SECTION 1.01.    Company Actions.............................................1

  SECTION 1.02.    The Merger..................................................1

  SECTION 1.03.    Closing.....................................................2

  SECTION 1.04.    Effective Time..............................................2

  SECTION 1.05.    Effects.....................................................2

  SECTION 1.06.    Articles of Incorporation and By-laws.......................2

  SECTION 1.07.    Directors...................................................2

  SECTION 1.08.    Officers....................................................3

  SECTION 1.09.    Legal Opinions..............................................3

                                   ARTICLE II
    Effect on the Capital Stock of the Constituent Corporations; Exchange of
                                  Certificates

  SECTION 2.01.    Effect on Capital Stock.....................................3

  SECTION 2.02.    Exchange of Certificates....................................4

  SECTION 2.03.    Effect of the Merger on Company Stock Options...............6

                                   ARTICLE III
                  Representations and Warranties of the Company

  SECTION 3.01.    Organization, Standing and Power............................7

  SECTION 3.02.    Company Subsidiaries; Equity Interests......................7

  SECTION 3.03.    Capital Structure...........................................7

  SECTION 3.04.    Authority; Execution and Delivery, Enforceability...........8

  SECTION 3.05.    No Conflicts; Consents......................................9

  SECTION 3.06.    SEC Documents; Undisclosed Liabilities.....................10

  SECTION 3.07.    Information Supplied.......................................11

  SECTION 3.08.    Absence of Certain Changes or Events.......................12

  SECTION 3.09.    Taxes......................................................12

  SECTION 3.10.    Absence of Changes in Benefit Plans........................13

  SECTION 3.11.    ERISA Compliance; Excess Parachute Payments................14

  SECTION 3.12.    Litigation.................................................15

  SECTION 3.13.    Compliance with Applicable Laws............................15

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page


  SECTION 3.14.    Intellectual Property......................................16

  SECTION 3.15.    Real Property..............................................17

  SECTION 3.16.    Personal Property..........................................17

  SECTION 3.17.    Insurance..................................................18

  SECTION 3.18.    Labor Matters..............................................18

  SECTION 3.19.    Contracts..................................................19

  SECTION 3.20.    Brokers; Schedule of Fees and Expenses.....................20

  SECTION 3.21.    Opinion of Financial Advisor...............................20

  SECTION 3.22.    Environmental Matters......................................20

  SECTION 3.23.    Related Party Transactions.................................21

                                   ARTICLE IV
                Representations and Warranties of Parent and Sub

  SECTION 4.01.    Organization, Standing and Power...........................21

  SECTION 4.02.    Sub........................................................21

  SECTION 4.03.    Authority; Execution and Delivery, Enforceability..........21

  SECTION 4.04.    No Conflicts; Consents.....................................22

  SECTION 4.05.    Information Supplied.......................................22

  SECTION 4.06.    Brokers....................................................22

  SECTION 4.07.    Financing..................................................22

                                    ARTICLE V
                    Covenants Relating to Conduct of Business

  SECTION 5.01.    Conduct of Business........................................22

  SECTION 5.02.    No Solicitation............................................25

                                   ARTICLE VI
                              Additional Agreements

  SECTION 6.01.    Preparation of Proxy Statement; Stockholders Meeting.......27

  SECTION 6.02.    Access to Information; Confidentiality.....................28

  SECTION 6.03.    Reasonable Best Efforts; Notification......................28

  SECTION 6.04.    Fees and Expenses..........................................29

  SECTION 6.05.    Public Announcements.......................................30

  SECTION 6.06.    Transfer Taxes.............................................30

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page


  SECTION 6.07.    Stockholder Litigation.....................................30

  SECTION 6.08.    Transaction Financing Cooperation..........................30

  SECTION 6.09.    Indemnification............................................31

  SECTION 6.10.    White Agreement............................................31

                                   ARTICLE VII
                              Conditions Precedent

  SECTION 7.01.    Conditions to Each Party's Obligation To Effect The Merger.31

  SECTION 7.02.    Conditions to Obligations of Parent and Sub................32

  SECTION 7.03.    Condition to Obligation of the Company.....................33

                                  ARTICLE VIII
                        Termination, Amendment and Waiver

  SECTION 8.01.    Termination................................................33

  SECTION 8.02.    Effect of Termination......................................35

  SECTION 8.03.    Amendment..................................................35

  SECTION 8.04.    Extension: Waiver..........................................35

  SECTION 8.05.    Procedure for Termination, Amendment, Extension or Waiver..35

                                   ARTICLE IX
                               General Provisions

  SECTION 9.01.    Nonsurvival of Representations and Warranties..............36

  SECTION 9.02.    Notices....................................................36

  SECTION 9.03.    Definitions................................................37

  SECTION 9.04.    Interpretation; Disclosure Letters.........................38

  SECTION 9.05.    Severability...............................................38

  SECTION 9.06.    Counterparts...............................................38

  SECTION 9.07.    Entire Agreement; No Third-Party Beneficiaries.............38

  SECTION 9.08.    Governing Law..............................................39

  SECTION 9.09.    Assignment.................................................39

  SECTION 9.10.    Enforcement; Jurisdiction; WAIVER OF JURY TRIAL............39

  SECTION 9.11.    Mutual Drafting............................................39

                  AGREEMENT AND PLAN OF MERGER dated as of June 7, 2006, among WT Acquisition Holdings, LLC, a Delaware limited liability company ("Parent"), WT Acquisition Corp., a Nevada corporation ("Sub"), and a wholly owned subsidiary of Parent, and Warrantech Corporation, a Nevada corporation (the "Company").

                  WHEREAS the respective Boards of Directors of Sub and the Company have approved and recommended to their stockholders, and the Board of Managers of Parent has approved, the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS the respective Boards of Directors of Sub and the Company have approved and recommended to their stockholders, and the Board of Managers of Parent has approved, this Agreement and the merger (the "Merger") of Sub with and into the Company, or (at the election of Parent) the Company with and into Sub, on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of common stock, par value $0.007 per share, of the Company (the "Company Common Stock") not owned by Parent, Sub or the Company shall be converted into the right to receive $0.75 in cash;

                  WHEREAS the respective Boards of Directors of Sub and the Company have determined that the Merger is fair to, and in the best interests of, Sub and the Company, and their respective stockholders;

                  WHEREAS simultaneously with the execution and delivery of this Agreement Parent and certain stockholders of the Company (the "Principal Company Stockholders") are entering into an agreement (the "Company Stockholder Agreements" and, together with this Agreement, the "Transaction Agreements") pursuant to which the Principal Company Stockholders will, among other things, agree to take specified actions in furtherance of the Merger;

                  WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   The Merger

                  SECTION 1.01. Company Actions. The Company hereby approves of and consents to the Merger and the other transactions contemplated by the Transaction Agreements (collectively, the "Transactions").

                  SECTION 1.02. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Chapters 78 and 92A of the Nevada Revised Statutes (the "NCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.04). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving

Corporation"). Notwithstanding the foregoing, Parent may elect at any time prior to the Merger, instead of merging Sub with and into the Company as provided above, to merge the Company with and into Sub; provided, however, that the Company shall not be deemed to have breached any of its representations, warranties or covenants set forth in this Agreement solely by reason of such election. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing. At the election of Parent, any direct or indirect wholly owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing.

                  SECTION 1.03. Closing. The closing (the "Closing") of the Merger shall take place at the offices of McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, IL 60606 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law (as defined in Section 3.05), waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

                  SECTION 1.04. Effective Time. Prior to the Closing, Parent shall prepare, and on the Closing Date or as soon as practicable thereafter and the parties shall execute and file with the Secretary of State of the State of Nevada, articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the NCL and shall make all other filings or recordings required under the NCL to complete the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

                  SECTION 1.05. Effects. The Merger shall have the effects set forth in the NCL (including, without limitation, Section 92A.250 thereof).

                  SECTION 1.06. Articles of Incorporation and By-laws. (a) The Articles of Incorporation of the Surviving Corporation in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

                  (b) The By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

                  SECTION 1.07. Directors. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving

Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  SECTION 1.08. Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                  SECTION 1.09. Legal Opinions. On the date hereof, the Company has delivered to Parent the legal opinion of Kummer, Kaempfer, Bonner & Renshaw regarding certain matters of Nevada law.

                                   ARTICLE II

                       Effect on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

                  SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

                  (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company, Parent, Sub or any Company Subsidiary shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be paid, delivered or deliverable in exchange therefor.

                  (c) Conversion of Company Common Stock. Subject to Sections 2.01(b) and 2.01(d), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $0.75 in cash (the "Merger Consideration"). As of the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.

                  (d) Dissenter's Rights. Notwithstanding anything in this Agreement to the contrary, shares ("Dissenting Shares") of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands payment of the fair value of such Dissenting Shares pursuant to, and who complies in all respects with, Section 92A.300 to 92A.500 inclusive, of the NCL ("Section 92A.300 et. seq.) shall not be converted into Merger Consideration as provided in Section 2.01(c), but rather the holders of Dissenting Shares shall be entitled to payment for such Dissenting Shares in accordance with Section 92A.300 et. seq.; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment under Section 92A.300 et. seq., then the right of such holder to be paid the fair value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration, without interest, as provided in Section 2.01(c). The Company shall give Parent prompt notice of any demands received by the Company for appraisal of any shares of Company Common Stock, withdrawal of demand for appraisal and any other communication received in connection with Section 92A.300 et. seq., and Parent shall have the right to participate in and direct all negotiations, discussions and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

                  (e) Certain Adjustments. In the event that prior to the Effective Time, solely as a result of a reclassification, stock split (including a reverse stock split), combination or exchange of shares, stock dividend or stock distribution which in any such event is made on a pro rata basis to all holders of Company Common Stock, there is a change in the number of shares of Company Common Stock outstanding or issuable upon the conversion, exchange or exercise of securities or rights convertible or exchangeable or exercisable for shares of Company Common Stock, then the Merger Consideration payable with respect to each share of Company Common Stock shall be equitably adjusted to reflect such event.

                  SECTION 2.02.     Exchange of Certificates.

                  (a) Paying Agent. Prior to the Effective Time, (i) Parent shall select a bank or trust company with a capital and surplus of at least $100,000,000 to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates representing Company Common Stock and (ii) Parent and the Company shall enter into an agreement with the Paying Agent providing for the matters set forth in this Section 2.02. The Surviving Corporation shall provide to the Paying Agent on or prior to the Effective Time, cash necessary to pay for the shares of Company Common Stock converted into the right to receive cash pursuant to Section 2.01(c) (such cash being hereinafter referred to as the "Exchange Fund").

                  (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to
Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. No interest will be payable on the Merger Consideration. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.01. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate.

                  (c) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. After the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of its claim for Merger Consideration.

                  (e) No Liability. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

                  (g) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code (as defined in Section 3.11), or under any provision of state, local or foreign tax Law. To the extent that amounts are so deducted and withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

                  (h) Lost Certificates. If any certificate representing shares of Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and an indemnity by the person claiming such certificate to be lost, stolen or destroyed, the Surviving Corporation will deliver in exchange for such lost, stolen or destroyed certificate, the appropriate amount of Merger Consideration, as contemplated by this Article II.

                  SECTION 2.03.     Effect of the Merger on Company Stock
Options.

                  (a) Prior to the Effective Time, the Board of Directors of the Company or any committee administering the Company's stock option plans, programs and arrangements, including, without limitation, the Warrantech Corporation 1998 Stock Plan (collectively, the "Stock Plans") shall take all actions necessary so that (i) all outstanding options to acquire shares of Company Common Stock (the "Company Stock Options") shall be cancelled at the Effective Time and (ii) at the Effective Time, each holder of each Company Stock Option, whether or not then vested or exercisable, shall be entitled to receive in cancellation and settlement therefore, a payment in cash, payable without interest, equal to the product of (i) the excess, if any, of (x) the per share Merger Consideration over (y) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised, whether or not then vested or exercisable. The Surviving Corporation shall pay the holders of Company Stock Options the cash payments described in this Section 2.03(a) on or as soon as reasonably practicable after the Closing Date.

                  (b) The Stock Plans shall terminate as of the Effective Time, and the provisions in any other agreement, arrangement or benefit plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall take all such action as is necessary, and obtain all necessary consents, to ensure the foregoing and that, after the Effective Time, no holder of a Company Stock Option or any participant in or a party to any Stock Plan or other agreement, arrangement or benefit plan shall have any right thereunder to acquire any capital stock or any interest in respect of any capital stock of the Surviving Corporation.

                  (c) The Surviving Corporation shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Section 2.03 to any holder of Company Stock Options such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law, and the Surviving Corporation shall make any required filings with and payments to tax authorities relating to any such deduction or withholding. To the extent that amounts are so deducted and withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Stock Options in respect of which such deduction and withholding was made by the Surviving Corporation.

                                  ARTICLE III

                  Representations and Warranties of the Company

                  The Company represents and warrants to Parent and Sub that, except as set forth in the letter, dated as of the date of this Agreement, from the Company to Parent and Sub (the "Company Disclosure Letter"):

                  SECTION 3.01. Organization, Standing and Power. Each of the Company and each of its subsidiaries (the "Company Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted. The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary or the failure to so qualify has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has delivered to Parent true and complete copies of the certificates of incorporation of the Company, as amended to the date of this Agreement (as so amended, the "Company Charter"), and the By-laws of the Company, as amended to the date of this Agreement (as so amended, the "Company By-laws"), and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended through the date of this Agreement.

                  SECTION 3.02. Company Subsidiaries; Equity Interests. (a) The Company Disclosure Letter lists each Company Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, liens, voting agreements, proxies, transfer restrictions, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Encumbrances").

                  (b) Except for its interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

                  SECTION 3.03. Capital Structure. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.007 per share (the "Company Preferred Stock" and together with the Company Common Stock, the "Company Capital Stock"). As of the date of this Agreement, (i) 16,694,614 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding, (ii) 1,187,606 shares of Company Common Stock were held by the Company in its treasury, and (iii) 1,502,446 shares of Company Common Stock were subject to outstanding Company Stock Options and 1,139,541 additional shares of

Company Common Stock were reserved for issuance pursuant to the Company Stock Plans. Section 3.03 of the Disclosure Letter contains a schedule as of the date of this Agreement setting forth the number of, exercise price, vesting date (or dates) and the expiration date of each Company Stock Option. There are no preemptive rights on the part of any holder of any class of securities of the Company or any Company Subsidiary. Except as set for above or in the Company Disclosure Letter, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the NCL, the Company Charter, the Company By-laws or any Contract (as defined in Section 3.05) to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("Voting Company Debt"). Except as set forth above or in the Company Disclosure Letter, as of the date of this Agreement, there are not any options, warrants, call rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver, sell or transfer or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred or repurchased, redeemed or otherwise acquired, additional shares of capital stock of, or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking, (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Capital Stock or
(iv) relating to the voting of any Company Capital Stock.

                  SECTION 3.04. Authority; Execution and Delivery, Enforceability. (a) The Company has all requisite corporate power and authority to execute and deliver the Transaction Agreements to which it is a party and to consummate the Transactions; provided, that consummation of the Merger is subject to receipt of Company Stockholder Approval (as defined in Section 3.04(c)). The execution and delivery by the Company of each Transaction Agreement to which it is a party and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval. The Company has duly executed and delivered each Transaction Agreement to which it is a party, and each Transaction Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity, whether such enforceability is considered in a proceeding in equity or in law; provided, that consummation of the Merger is subject to receipt of Company Stockholder Approval.

                  (b) The special committee of the Company Board (the "Special Committee"), at a meeting duly called and held, has, by unanimous vote of all of its members, approved this Agreement and the other Transaction Agreements and has determined that the Merger is fair to, and in the best interests of, the holders of Company Common Stock. The Board of Directors of the Company (the "Company Board"), at a meeting duly called and held, acting on the unanimous recommendation of the Special Committee, duly and unanimously adopted resolutions (i) adopting and approving this Agreement and the other Transaction Agreements, the Merger and the other Transactions, (ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders, and (iii) recommending that the Company's stockholders approve this Agreement. Such resolutions are sufficient to render the provisions of Sections 78.411-78.444 and Section 78.378 of the NCL inapplicable to Parent and Sub and this Agreement and the other Transaction Agreements (including the acquisition of shares by Parent pursuant to the Company Stockholders Agreements), the Merger and the other Transactions. No other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement and the other Transaction Agreements, the Merger or any other Transaction.

                  (c) The only vote of holders of any class or series of Company Capital Stock necessary to approve this Agreement and the Merger is the approval of this Agreement by the holders of a majority of the outstanding Company Common Stock (the "Company Stockholder Approval"). The affirmative vote of the holders of Company Capital Stock, or any of them, is not necessary to approve any Transaction Agreement other than this Agreement or consummate any Transaction other than the Merger.

                  SECTION 3.05. No Conflicts; Consents. (a) The execution and delivery by the Company of each Transaction Agreement to which it is a party do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any Material Contract (as defined in Section 3.19) or Permit (as defined in Section 3.13), except as set forth on Schedule 7.02(e) or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order or decree ("Judgment") or statute, law, ordinance, rule or regulation ("Law") applicable to the Company or any Company Subsidiary or their respective properties or assets.

                  (b) No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of any Transaction Agreement to which it is a party or the consummation of the Transactions, other than (i) the filing with the SEC of a proxy statement relating to the approval of this Agreement by the Company's stockholders (the "Proxy Statement"), and (ii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business.

                  SECTION 3.06. SEC Documents; Undisclosed Liabilities. (a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since April 1, 2002 (including all amendments thereto, the "Company SEC Documents").

                  (b) Except with respect to the Company's initial filings on Form 10-K for the fiscal year ended March 31, 2005 and Form 10-Q for the quarters ended June 30, 2005, September 30, 2005 and December 31, 2005 to the extent the information contained in such filings has been amended by the filings on Form 10-K/A and 10-Q/A for the periods then ended, as of its respective date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act") and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except with respect to the Company's initial filings on Form 10-K for the fiscal year ended March 31, 2005 and Form 10-Q for the quarters ended June 30, 2005, September 30, 2005 and December 31, 2005 to the extent the information contained in such filings has been amended by the filings on Form 10-K/A and 10-Q/A for the periods then ended, the consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (c) Except as set forth in the Company SEC Documents, filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), neither the Company nor any Company Subsidiary has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto.

                  (d) The chief executive officer and chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct;

and the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of any securities exchange or quotation system in which the Common Stock is admitted for trading. The composition of all committees of the Company's Board of Directors are, and have at all times been, in compliance with their respective charters, and all proceedings and actions of such committees have been conducted in compliance with such charters. The Company (i) maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, (ii) has evaluated the effectiveness of its disclosure controls and procedures and internal control over financial reporting, each as required by Rule 13a-15 under the Exchange Act, as to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of its disclosure controls and procedures as of the end of the period covered by such report or amendment on such evaluation and (iii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's auditors and the audit committee of the Company's Board of Directors (A) any significant deficiencies in the design or operation of internal controls that has materially affected, or is reasonably likely to materially affect, the Company's ability to record, process, summarize and report financial data and have identified for the Company 's auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The Company has delivered to Parent a summary of any such disclosure described in the foregoing sentence made by management to the Company's auditors and audit committee since January 1, 2002. The Company has delivered to Parent copies of all written notifications is has received since January 1, 2002 of a "reportable condition" or "material weakness" (as such terms are defined in the Statement of Accounting Standards No. 60, as in effect on the date hereof) in the Company's or any Company Subsidiary's internal controls. Since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has directly or indirectly extended or maintained credit, arranged for the extension of credit, renewed an extension of credit or materially modified an extension of credit in the form of personal loans to an executive officer or director (or the equivalent thereof) of the Company or any Company Subsidiary in violation of the Sarbanes-Oxley Act.

                  (e) None of the Company Subsidiaries is, or has at any time been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

                  SECTION 3.07. Information Supplied. None of the information contained in the Proxy Statement and none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting (as defined in Section 6.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub in writing for inclusion or incorporation by reference therein.

                  SECTION 3.08. Absence of Certain Changes or Events. Since March 31, 2005, the Company has conducted its business only in the ordinary course, and during such period , except as set forth in the Company Disclosure Letter, there has not been:

                  (a) any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect;

                  (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock or any repurchase for value by the Company of any Company Capital Stock, other than withholding of shares with respect to the exercise stock options or the payment of the exercise price of any stock options with Company Capital Stock;

                  (c) any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

                  (d) (i) any granting by the Company or any Company Subsidiary to any director, officer or employee of the Company or any Company Subsidiary of any increase in compensation, except in the ordinary course of business in amounts consistent with prior practice or as was required under employment agreements included in or described in the Filed Company SEC Documents, (ii) any granting by the Company or any Company Subsidiary to any such director, officer or employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements included in or described in the Filed Company SEC Documents, or (iii) any entry by the Company or any Company Subsidiary into, or any amendment of, any employment, severance or termination agreement with any such director, officer or employee;

                  (e) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

                  (f) any material elections with respect to Taxes (as defined in Section 3.09) by the Company or any Company Subsidiary or settlement or compromise by the Company or any Company Subsidiary of any material Tax liability or refund; or

                  (g) any forgiveness, waiver or cancellation of any debt, liability or other obligation owed to the Company or any Company Subsidiary.

                  SECTION 3.09. Taxes. (a) The Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all material respects. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid.

                  (b) The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. To the Company's knowledge, no deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending.

                  (c) The Federal income Tax Returns of the Company and each Company Subsidiary consolidated in such Tax Returns have been examined by and settled with the United States Internal Revenue Service, or have closed by virtue of the expiration of the relevant statute of limitations, for all years through March 31, 2002. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

                  (d) There are no material Encumbrances for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is bound by any agreement with respect to Taxes.

                  (e) For purposes of this Agreement:

                  "Taxes" includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

                  "Tax Return" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

                  SECTION 3.10. Absence of Changes in Benefit Plans. From the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, "Company Benefit Plans"). Except as disclosed in the Company's most recent proxy statement included in the Filed Company SEC Documents or the Company Disclosure Letter, as of the date of this Agreement there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Company or any Company Subsidiary and any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, the "Company Benefit Agreements"), nor does the Company or any Company Subsidiary have any general severance plan or policy.

                  SECTION 3.11.     ERISA Compliance; Excess Parachute Payments.
(a) The Company Disclosure Letter contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) ("Company Pension Plans"), "employee welfare benefit plans" (as defined in Section 3 (1) of ERISA) and all other Company Benefit Plans maintained, or contributed to, by the Company or any Company Subsidiary for the benefit of any current or former employees, consultants, officers or directors of the Company or any Company Subsidiary. Each Company Benefit Plan has been administered in compliance with its terms in all material respects. The Company has delivered to Parent true, complete and correct copies of (i) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plan, a description thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Company Benefit Plan.

                  (b) All Company Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"), and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

                  (c) Except as disclosed in the Company Disclosure Letter, no Company Pension Plan, including any Company Pension Plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Company Multiemployer Pension Plan"), had, as of the respective last annual valuation date for each such Company Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to Parent. None of the Company Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of the Company, any Company Subsidiary, any officer of the Company or any Company Subsidiary or any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any Company Subsidiary or any officer of the Company or any Company Subsidiary to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA. None of such Company Benefit Plans and trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to any Company Benefit Plan during the last five years. Neither the Company nor any Company Subsidiary has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any Multiemployer Pension Plan. There has been no event or circumstance that has resulted in any material liability (other than the payment of benefits in the ordinary course of business) either directly or indirectly as a result of any indemnification obligation to the Company or any related person under or pursuant to Title I or IV of ERISA, or the penalty, excise Tax or joint and several liability provisions of the Code relating to any Company Benefit Plan.

                  (d) With respect to any Company Benefit Plan that is an employee welfare benefit plan, except as disclosed in the Company Disclosure Letter, (i) no such Company Benefit Plan is unfunded or funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code),
(ii) each such Company Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code), complies with the applicable requirements of Section 4980B(f) of the Code and (iii) each such Company Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company and the Company Subsidiary on or at any time after the Effective Time.

                  (e) Any amount that could be received (whether in cash or property or the vesting of property) as a result of the Merger or any other Transaction by any employee, officer or director of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Benefit Plan currently in effect will not be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code).

                  (f) Except as described in the Company Disclosure Letter, the execution and delivery by the Company of each Transaction Agreement to which it is a party do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not, (i) entitle any employee, officer or director of the Company or any Company Subsidiary to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan or Company Benefit Agreement or
(iii) result in any breach or violation of, or a default under, any Company Benefit Plan or Company Benefit Agreement. SECTION 3.12. Litigation. Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, there is no material suit, investigation, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary (and the Company is not aware of any basis for any such suit, action or proceeding) (collectively, the "Company Proceedings"), nor is there any material Judgment outstanding against the Company or any Company Subsidiary. The Company Disclosure Letter sets forth a list of all material developments with respect to each Company Proceeding since January 1, 2006.

                  SECTION 3.13. Compliance with Applicable Laws. The Company and the Company Subsidiaries are and have been in compliance in all material respects with all applicable Laws, including those relating to occupational health and safety and the environment. Neither the Company nor any Company Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that the Company or a Company Subsidiary is not in compliance in any material respect with any applicable Law. Each of the Company and the Company Subsidiaries, hold and have held all material federal, state and foreign permits, approvals, licenses, authorizations, certificates, rights, exemptions and orders from all Governmental Entities (the "Permits") that are necessary for the operation of the business of the Company and the Company Subsidiaries as now conducted and there has not occurred any material default under any such Permit.

                  SECTION 3.14.     Intellectual Property.

                  (a) Except as has not had and could not reasonably be expected to have a Company Material Adverse Effect:

                  (i) With respect to all patents, inventions, trade secrets, technology, ideas, processes, methods, algorithms, know-how, data, databases, computer programs, works, mask works, copyrights, mask work rights, data rights, privacy rights, publicity rights, moral rights, design rights, trademarks, trade names, service marks, brand names, trade dress, domain names, and all other proprietary materials and rights of any kind or nature, in any form, throughout the world (collectively, "Intellectual Property") owned by the Company or one of its Subsidiaries, including any registrations thereof and pending applications therefore, that are owned by the Company or a Company Subsidiary ("Company Owned Intellectual Property"), the Company or a Company Subsidiary is the owner of the entire right, title and interest in and to such Company Owned Intellectual Property, free and clear of all Encumbrances, and has the sole right to use such Company Owned Intellectual Property in the continued operation of its respective business;

                  (ii) With respect to each item of Intellectual Property other than Company Owned Intellectual Property used in the businesses of the Company or any Company Subsidiary pursuant to a license or other agreement ("Company Licensed Intellectual Property"), the Company or a Company Subsidiary has and will continue to have the right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license or other similar agreement governing such Company Licensed Intellectual Property (with which terms the Company or applicable Company Subsidiary are in full compliance and, to the knowledge of the Company, the other parties thereto are in full compliance), all of which licenses or other agreements are binding on all parties thereto and in full force and effect, and no person has advised the Company or any Company Subsidiary of any claimed violation of the terms of any such licenses or agreements; and

                  (iii) The conduct of the business of the Company and the Company Subsidiaries as currently conducted and the use or exploitation of any Company Intellectual Property does not conflict with, infringe upon, violate or constitute a misappropriation of any right, title, interest or goodwill in any Intellectual Property of any other person, and no person has advised the Company or any Company Subsidiary that the conduct of such business or the use or exploitation of any Company Intellectual Property constitutes such a conflict, infringement, violation, interference or misappropriation. To the knowledge of the Company, there has been no conflict, infringement, violation, interference or misappropriation of any Company Owned Intellectual Property by any other person.

                  SECTION 3.15. Real Property. The Company Disclosure Letter contains a complete and accurate listing of all real property owned by the Company and any Company Subsidiary (the "Company Owned Real Property"). The Company or a Company Subsidiary has good, valid and marketable title to all of the Company Owned Real Property, in each case free and clear of all Encumbrances, except for (i) imperfections of title and encumbrances that are not material in character, amount or extent and that do not, in any material respect, detract from the value of, or, in any material respect, interfere with the present use of, such properties or assets, (ii) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate proceedings, and (iii) statutory or common law Encumbrances in favor of carriers, warehousemen, mechanics and materialmen and other statutory or common law Encumbrances to secure claims for labor, materials or supplies. There are no leases, subleases, occupancy agreements, options to purchase or rights of first refusal with respect to the Company Owned Real Property and there are no parties in possession of the Company Owned Real Property other than the Company and the Company Subsidiaries. The Company or a Company Subsidiary has a good and valid leasehold interest in each parcel of real property leased by the Company or any of its Subsidiaries (the "Company Leased Property"). The Company Disclosure Letter contains a complete and accurate list of all leases which the Company or a Company Subsidiary is a party relating to the Company Leased Property and all amendments thereto. With respect to the Company Leased Property, (i) the Company or a Company Subsidiary has the right to use and occupancy of the Company Leased Property for the full term of the lease or sublease relating thereto, (ii) each such lease or sublease is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or a Company Subsidiary and of the other parties thereto and there is no, nor has the Company or any Company Subsidiary received notice of, any material default (or any condition or event, which, after notice or a lapse of time or both could constitute a material default thereunder), and (iii) neither the Company nor any Company Subsidiary has assigned its interest under any such lease or sublease or sublet any part of the premises covered thereby. Each Company Owned Property and, to the knowledge of the Company, each Company Leased Property has received all approvals of government authorities (including licenses and permits) required in connection with the ownership and operation thereof and have been operated and maintained in compliance thereof, except where such non-compliance has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company's knowledge, there are no pending or threatened condemnation proceedings with respect to the Company Leased Real Property, that would materially adversely affect the use, occupancy or value thereof.

                  SECTION 3.16. Personal Property. The Company and each Company Subsidiary has good and valid title to, or in the case of leased properties and assets, valid leasehold interests in, (a) all of its material tangible personal properties and assets, including all the material properties and assets reflected on the most recent balance sheet included in the Filed Company SEC Documents, except for such properties or assets which have been sold or otherwise disposed of in the ordinary course of business since the date of such balance sheet, and (b) all material tangible personal properties and assets purchased or acquired by the Company or any Company Subsidiary since the date of such balance sheet, except for such properties or assets which have been sold or otherwise disposed of in the ordinary course of business, in each case free and clear of all Encumbrances. The assets held by the Company and its Subsidiaries are sufficient to conduct the business of the Company and its Subsidiaries as currently conducted.

                  SECTION 3.17.     Insurance.

                  (a) All valid service warranty claims under the extended service plans and warranties offered by the Company and the Company Subsidiaries are either (i) fully covered under the insurance policies set forth in the Company Disclosure Letter, which schedule also includes the A.M. Best rating of such insurance companies or (ii) self-insured by the Company as described in (and in the amounts set forth in) the Company Disclosure Letter. The Company and its Subsidiaries have never paid any claim under any warranty or service plan that was not reimbursed under an insurance policy, other than (i) claims paid as a concession to retail consumers in the ordinary course of business, which have averaged less than $50,000 per year during the two years prior to the date hereof, (ii) claims paid on service contracts or warranties insured by Reliance Insurance Company which were paid by the Company and totaled $32,602,226 or
(iii) claims paid under the programs which are described in the Company Disclosure Letter as being self-insured (the "Self-Insured Programs"), which amounted to $243,880.39 in the 22 months ended May 31, 2006. The Company does not expect that the claims to be paid under the Self-Insured Programs or any other programs which the Company self-insures after the date hereof will exceed $3,000,000 in the twelve months after the date hereof.

                  (b) The Company and the Company Subsidiaries are covered by valid and currently effective insurance policies issued in favor of the Company and the Company Subsidiaries (all such insurance policies, together with the policies referred to in paragraph (a) above, the "Company Insurance Policies") that are customary in all material respects for companies of similar size and financial condition in the Company's industry. All Company Insurance Policies are in full force and effect, all premiums due and payable thereon have been paid and the Company and the Company Subsidiaries have complied in all material respects with the provisions of such policies. None of the Company or any Company Subsidiary has been advised of any denial of coverage, defense to coverage or reservation of rights in connection with any material claim to coverage asserted or noticed by the Company or any Company Subsidiary under or in connection with any Company Insurance Policy. None of the Company or any Company Subsidiary has received any written notice from or on behalf of any insurance carrier issuing any Company Insurance Policy that there will be a cancellation or non-renewal of existing policies or binders or a material decrease in coverage or a material increase in premiums, deductible or self insurance retention. Each Company Insurance Policy will continue to be legal, valid and binding, enforceable and in full force and effect on identical terms following the consummation of the Merger and the Transactions. There are no historical gaps in the insurance coverage of the Company and the Company Subsidiaries in the types of coverages provided by the Company Insurance Policies. To the Company's knowledge, all providers of insurance to the Company and the Company Subsidiaries are solvent under applicable state insurance law. No coverage limits of any Company Insurance Policy have been exhausted.

                  SECTION 3.18. Labor Matters. None of the Company or any Company Subsidiary is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Neither the Company nor any Company Subsidiary has received notice of, and to the knowledge of the Company, there has not been, any demand by a labor organization or union for a collective bargaining agreement. None of the Company or any Company Subsidiary is the subject of a proceeding asserting that the Company or any Company Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any Company Subsidiary to bargain with any labor organization as to wages and conditions of employment. Since January 1, 2005 (i) no strike or material labor dispute, slowdown or stoppage has occurred or, to the knowledge of the Company, been threatened against the Company or any Company Subsidiary and (ii) to the knowledge of the Company, no union certification petition has been filed with respect to the employees of the Company or any Company Subsidiary. None of the Company or any Company Subsidiary has received written notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to employees of the Company or any Company Subsidiary and, to the knowledge of the Company, no such investigation is in progress. The Company and each Company Subsidiary have properly classified all individuals (including, without limitation, independent contractors and leased employees) under applicable Law, except where the failure to do so would not result in a material liability to the Company.

                  SECTION 3.19. Contracts. Except as set forth in the Company Disclosure Letter or with respect to Contracts which have been filed as exhibits to the Company Filed SEC Documents, neither the Company nor any Company Subsidiary is a party to or bound by any contract, lease, license, indenture, insurance policy or agreement, note, agreement, license, concession, franchise or other instrument (a "Contract") of the following nature (together with those Contracts which have been filed as exhibits to the Company Filed SEC Documents, the "Material Contracts"):

                  (a) Contracts with any current or former employee, director or officer of the Company or any Company Subsidiary (other than any such employee or officer who receives or received (during his or her last year of employment with the Company or any Company Subsidiary) less than $100,000 in total annual cash compensation from the Company or any Company Subsidiary);

                  (b) Contracts (i) for the sale of any assets of the Company or any Company Subsidiary involving aggregate consideration of $50,000 or more, or
(ii) for the grant to any person of any preferential rights to purchase any such amount of its assets;

                  (c) Contracts which restrict the Company or any of its Affiliates from competing in any line of business or with any person in any geographical area, or which restrict any other person from competing with the Company or any of its Affiliates in any line of business or in any geographical area;

                  (d) Contracts involving (i) the acquisition, merger or purchase of all or substantially all of the assets or business of a third party, involving aggregate consideration of $50,000 or more, or (ii) the purchase, lease or sale of assets, or a series of purchases, leases or sales of assets, involving aggregate consideration of $50,000 or more;

                  (e) Contracts which contain a "change in control" or similar provision;

                  (f) Contracts to be performed relating to capital expenditures with a value in excess of $25,000 in any calendar year, or in the aggregate capital expenditures with a value in excess of $100,000;

                  (g) Contracts which contain restrictions with respect to the payment of dividends or any other distribution in respect of the capital stock of the Company or any Company Subsidiary;

                  (h) Contracts containing covenants purporting to restrict the Company or any of its Affiliates from hiring or terminating any individual or group of individuals;

                  (i) Contracts relating to any joint venture, partnership, strategic alliance or similar arrangement;

                  (j) Contracts involving revenues or payments in excess of $100,000 per year; and

                  (k) Contracts which are otherwise material to the business or operations of the Company or any Company Subsidiary.

Except as set forth in the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is in material violation of or in material default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under), and, to the knowledge of the Company, the other party thereto is not in material violation of or in material default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Material Contract. No party has given notice of its intent to terminate or materially amend any Material Contract.

                  SECTION 3.20. Brokers; Schedule of Fees and Expenses. Except as set forth in the Company Disclosure Letter, no broker, investment banker, financial advisor or other person, the fees and expenses of which will be paid by the Company or any Company Subsidiary, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The estimated fees and expenses incurred and to be incurred by the Company or any Company Subsidiary in connection with the Merger and the other Transactions (including the fees of the Company's legal counsel) are set forth in the Company Disclosure Letter.

                  SECTION 3.21. Opinion of Financial Advisor. The Company has received the opinion of Imperial Capital, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the holders of Company Common Stock is fair from a financial point of view, a true and correct copy of which opinion has been made available to Parent. The Company has been authorized by Imperial Capital to permit the inclusion of such fairness opinion (or a reference thereto) in the Proxy Statement.

                  SECTION 3.22. Environmental Matters. The Company and each of the Company Subsidiaries possess all permits, licenses and authorizations required by Environmental Laws for the conduct of its respective business (collectively, "Environmental Permits"), except where, individually or in the aggregate, the failure to have such permits, licenses or authorizations has not had or would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of the Company Subsidiaries is and has been in compliance with all applicable Environmental Laws and Environmental Permits, except for such failures to comply which, individually or in the aggregate, have not had or would not reasonably be expected to have a Company Material Adverse Effect. There are no claims or proceedings pending or, to the knowledge of the Company, threatened in writing against the Company or the Company Subsidiaries alleging the material violation of or noncompliance with any applicable Environmental Laws.

                  SECTION 3.23. Related Party Transactions. Except as set forth in the Company Disclosure Letter or in the most recent proxy statement included in the Filed Company SEC Documents, there are no agreements, arrangements, understandings or other transactions between the Company or any Company Subsidiary, on the one hand, and any current or former directors or officers of the Company or any Company Subsidiary (or any of their Affiliates) or any record or beneficial holder or 5% or more of the Company's voting securities (or any of their Affiliates) on the other hand.

                                   ARTICLE IV

                Representations and Warranties of Parent and Sub

                  Parent and Sub, jointly and severally, represent and warrant to the Company that:

                  SECTION 4.01. Organization, Standing and Power. Each of Parent and Sub, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate or limited liability company power and authority, as the case may be, and possesses all material governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted.

                  SECTION 4.02. Sub. Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of the Transaction Agreements to which it is a party, the performance of its obligations hereunder and thereunder and matters ancillary thereto.

                  SECTION 4.03. Authority; Execution and Delivery, Enforceability. Each of Parent and Sub has all requisite corporate power and authority, as the case may be, to execute and deliver each Transaction Agreement to which it is a party and to consummate the Transactions. The execution and delivery by each of Parent and Sub of each Transaction Agreement to which it is a party and the consummation by it of the Transactions have been duly authorized by all necessary corporate or limited liability company action, as the case may be, as the part of Parent and Sub. Parent, as sole stockholder of Sub, has approved this Agreement. Each of Parent and Sub has duly executed and delivered each Transaction Agreement to which it is a party, and each Transaction Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  SECTION 4.04. No Conflicts; Consents. The execution and delivery by each of Parent and Sub of each Transaction Agreement to which it is a party, do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or under, any provision of (i) the charter or organizational documents of Parent or Sub or (ii) any material Contract to which Parent is a party or by which any of their respective properties or assets is bound, any Judgment or Law applicable to Parent or any of its subsidiaries or their respective properties or assets.

                  SECTION 4.05. Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  SECTION 4.06. Brokers. No broker, investment banker, financial advisor or other person, other than Nomura Securities, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent.

                  SECTION 4.07. Financing. At Closing, Parent will have sufficient funds to pay the Merger Consideration and to consummate the Merger.

                                   ARTICLE V

                    Covenants Relating to Conduct of Business

                  SECTION 5.01. Conduct of Business. (a) Conduct of Business by the Company. From the date of this Agreement to the Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep good relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock,
         (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, other than withholding of shares with respect to the exercise of any stock options outstanding on the date hereof or the payment of the exercise price of any stock options outstanding on the date hereof with Company Capital Stock.;

                  (ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities,
         (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or
         (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms;

                  (iii) amend or propose to amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

                  (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole;

                  (v) (A) grant to any employee, officer or director of the Company or any Company Subsidiary any increase in compensation or benefits, except in the ordinary course of business and in amounts consistent with prior practice or to the extent required under employment agreements included or described in the Filed Company SEC Documents, (B) grant to any employee, executive officer or director of the Company or any Company Subsidiary any increase in severance or termination pay, (C) enter into any employment, bonus, consulting, indemnification, severance or termination agreement with any employee, officer or director or amend or modify any existing agreement, (D) establish, adopt, enter into, amend or in any material respect or terminate any collective bargaining agreement or Company Benefit Plan or (E) take any action to accelerate any payment rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement, Contract or Company Benefit Plan;

                  (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

                  (vii) sell, lease (as lessor), license or otherwise dispose of or subject to any Encumbrance any properties or assets other than sales of assets in the ordinary course that, in the aggregate, have a fair market value of less than $50,000;

                  (viii) (A) incur or assume any indebtedness or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;

                  (ix) make or agree to make any new capital expenditure or expenditures that, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000;

                  (x) make or change any material Tax election or settle or compromise any material Tax liability or refund;

                  (xi) terminate, cancel, amend or modify any Company Insurance Policy which is not replaced by a comparable amount of insurance coverage with comparable terms and conditions;

                  (xii) settle or compromise any action, suit, claim, litigation, proceeding, arbitration, investigation, audit or controversy involving claims, liabilities or obligations in excess of $100,000 or otherwise material to the Company and the Company Subsidiaries, taken as a whole (each a "Proceeding"), or enter into any consent, decree, injunction or similar restraint or form of equitable relief in settlement of any such Proceeding;

                  (xiii) other than in the ordinary course of business consistent with past practice, (i) modify, amend or terminate any Material Contract, (ii) enter into any successor agreement to an expiring Material Contract that changes the terms of the expiring Material Contract in a manner that is materially adverse to the Company or any Company Subsidiary, or (iii) modify, amend or enter into any new agreement that would have been considered a Material Contract if it were entered into prior to the date hereof;

                  (xiv) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred in the ordinary course of business consistent with past practice, (B) cancel or forgive any material indebtedness (individually or in the aggregate) or amend or modify the terms thereof or release any collateral or security therefor or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party; or

                  (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

                  (b) Other Actions. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in any Transaction Agreement to which it is a party that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect, (iii) except as otherwise permitted by
Section 5.02, any condition to the Merger set forth in Article VII, not being satisfied, or (iv) materially impair the ability of the Company or Parent to consummate the Merger and the Transactions in accordance with the terms hereof, including, without limitation, adopting any resolution of the Board of Directors which would have the effect of requiring the approval of this Agreement and the Merger by the holders of more than a majority of the outstanding Company Common Stock.

                  (c) Advice of Changes. The Company shall promptly advise Parent orally and in writing of any change or event that, individually or in the aggregate, has or could reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 5.02. No Solicitation. (a) The Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative (collectively, "Representatives") of, the Company or any Company Subsidiary to, (i) directly or indirectly solicit, initiate or encourage the submission of any Company Takeover Proposal (as defined in Section 5.02(d)), or take any action designed to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal, (ii) enter into any agreement with respect to any Company Takeover Proposal or that may reasonably be expected to lead to any Company Takeover Proposal or (iii) directly or indirectly enter into, participate in or continue any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with or take any action to facilitate any Company Takeover Proposal; provided, however, that prior to the Company Stockholders Meeting, the Company may, to the extent required by the fiduciary obligations of the Company Board, as determined in good faith by it after consultation with outside counsel, in response to a bona fide, written Company Takeover Proposal that is made by a person the Company Board determines, in good faith, after consultation with outside counsel and its independent financial advisor, is reasonably capable of making a Superior Company Proposal and that the Company Board determines, in good faith, after consultation with the Company's independent financial advisor, is reasonably likely to result in a Superior Company Proposal that was not solicited by the Company and that did not otherwise result from a breach or a deemed breach of this Section 5.02(a), and subject to compliance with Section 5.02(c), for a twenty (20) day period commencing with the first notification to Parent under Section 5.02(c) of receipt of such Company Takeover Proposal, (x) furnish information with respect to the Company to the person making such Company Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement; provided, that such confidentiality agreement shall not contain any provisions that would prevent the Company from complying with its obligations to Parent under this Agreement; provided, further, that any information provided to such person is concurrently provided to Parent, and (y) participate in discussions or negotiations with such person and its Representatives regarding such Company Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative or Affiliate of the Company or any Company Subsidiary shall be deemed to be a breach of this Section 5.02(a) by the Company. The Company may only rely on the proviso to the first sentence of this Section 5.02 (a) with respect to one twenty (20) day period with respect to each person who makes a Company Takeover Proposal. The Company shall, and shall cause its Representatives to, cease immediately all existing discussions, activities and negotiations conducted prior to the date of this Agreement regarding any proposal that constitutes, or may reasonably be expected to lead to, a Company Takeover Proposal and request the prompt return or destruction of all confidential information previously provided by the Company.

                  (b) Neither the Company Board nor any committee thereof shall, directly or indirectly, (i) withdraw or modify, or propose publicly to withdraw or modify, the approval or recommendation by the Company Board or any such committee of this Agreement or the Merger, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal (other than this Agreement and the Merger) or
(iii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal (other than this Agreement and the Merger). Notwithstanding the foregoing, if, prior to the Company Stockholders Meeting, the Company Board receives a Superior Company Proposal (as defined in Section 5.02(d)) and as a result thereof the Company Board determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with their fiduciary obligations, the Company Board may withdraw or modify its approval or recommendation of the Merger and this Agreement and, in connection therewith, approve or recommend such Superior Company Proposal; provided, that the Company Board may not withdraw or modify its approval or recommendation unless (i) the Company Board shall have first provided prior written notice to Parent that it is prepared to withdraw or modify its approval or recommendation in response to a Superior Company Proposal, which notice shall describe the terms of the transaction that constitutes such Superior Company Proposal and shall attach the most current version of any written agreement relating thereto, and (ii) Parent does not make, within five business days after the receipt of such notice, a proposal that the Company Board determines in good faith, after consultation with outside counsel and its independent financial advisor, is at least as favorable to the stockholders of the Company as such Superior Company Proposal. The Company agrees that, during the five business day period prior to its effecting a withdrawal or modification of its approval or recommendation, the Company (as directed by the Company Board) and its representatives shall negotiate in good faith with Parent regarding any revisions to the terms of the transaction contemplated by this Agreement proposed by Parent.

                  (c) The Company shall as promptly as practical advise Parent orally and in writing of any Company Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Company Takeover Proposal, and the identity of the person making any such Company Takeover Proposal or inquiry and the material terms of any such Company Takeover Proposal or inquiry. The Company shall keep Parent fully informed on a current basis of the status of any such Company Takeover Proposal or inquiry and shall as promptly as practical notify Parent orally and in writing of any modification to the financial or other terms of such Company Takeover Proposal or inquiry and shall as promptly as practical provide to Parent a copy of all written material or correspondence (including e-mail) subsequently provided to or by the Company in connection with such Company Takeover Proposal or inquiry.

                  (d) For purposes of this Agreement:

                  "Company Takeover Proposal" means any proposal or offer (i) for a merger, share exchange, business combination, consolidation, liquidation, dissolution, recapitalization, reorganization or other similar transaction involving the Company or any Company Subsidiary,
         (ii) for the issuance by the Company or any Company Subsidiary of over 10% of its equity securities as consideration for the assets or securities of another person, (iii) to acquire in any manner, directly or indirectly, over 10% of the equity securities of the Company or any Company Subsidiary or (iv) to acquire, lease, exchange, mortgage, pledge, dispose of or otherwise transfer, in any manner, directly or indirectly, over 10% of the consolidated total assets of the Company or any Company Subsidiary, in a single transaction or a series of related transactions, in each case other than the Transactions and other than any acquisition transaction permitted by Section 5.01.

                  "Superior Company Proposal" means any written proposal made by a third party to acquire at least 75% of the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, or a sale of its assets, (i) on terms which the Company Board determines in good faith after consultation with outside counsel to be superior from a financial point of view to the holders of Company Common Stock than the Transactions (based on the written opinion, with only customary qualifications, of the Company's independent financial advisor), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the Transactions or this Agreement) and
         (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

                                   ARTICLE VI

                              Additional Agreements

                  SECTION 6.01. Preparation of Proxy Statement; Stockholders Meeting. (a) The Company shall, as soon as practicable after the date hereof but in no event later than ten (10) business days after the date hereof, prepare and file with the SEC the Proxy Statement in preliminary form, and the Company shall use its reasonable best efforts to respond as promptly as practicable to any oral or written comments of the SEC with respect thereto. The Company shall as promptly as practical notify Parent of the receipt of any oral or written comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. The Company shall use its reasonable best efforts to prepare and file as promptly as practical with the SEC the definitive Proxy Statement and to cause the definitive Proxy Statement to be mailed to the Company's stockholders, in each case as promptly as practicable following the filing of the preliminary Proxy Statement with the SEC. If at any time prior to receipt of the Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. Notwithstanding the foregoing, prior to filing or mailing the preliminary or definitive Proxy Statement (or any amendment or supplement thereto) or responding to the comments of the SEC with respect thereto, the Company (i) shall provide Parent a reasonable opportunity to review and comment on such document or response, (ii) shall include in such document or response all reasonable comments proposed by Parent and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of Parent, which approval shall not be unreasonably withheld.

                  (b) The Company shall, as soon as practicable after the date hereof, establish a record date (which will be as promptly as practicable after the date hereof) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of seeking the Company Stockholder Approval provided that the Company Board shall not have withdrawn or modified its approval or recommendation of this Agreement, or the Merger as permitted by Section 5.02(b). The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval, except to the extent that the Company Board shall have withdrawn or modified its approval or recommendation of this Agreement, or the Merger as permitted by Section 5.02(b). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this
Section 6.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal.

                  SECTION 6.02. Access to Information; Confidentiality. The Company shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request.

                  SECTION 6.03. Reasonable Best Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any other Transaction Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) the Company obtaining the insurance coverage referred to in Section 7.02(g) and (v) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Transaction Agreements. In connection with and without limiting the foregoing, the Company and the Company Board shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement or any other Transaction Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any other Transaction Agreement, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by the Transaction Agreements and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions. Notwithstanding the foregoing, the Company shall not be prohibited under this
Section 6.03(a) from taking any action permitted by Section 5.02(b).

                  (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in any Transaction Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under any Transaction Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the Transaction Agreements.

                  SECTION 6.04. Fees and Expenses. (a) Except as provided below, all fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

                  (b) The Company shall pay to Parent a fee of $1,250,000 if:
(i) the Company terminates this Agreement pursuant to Section 8.01(e); (ii) Parent terminates this Agreement pursuant to Section 8.01(d) or (iii) this Agreement is terminated (other than termination pursuant to Section 8.01(e)) and within twelve (12) months of such termination the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by a Company Takeover Proposal. Any fee due under this Section 6.04(b) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement (except that in the case of termination pursuant to clause (iii) above such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such transactions).

                  (c) The Company shall reimburse Parent and Sub for all their out-of-pocket expenses actually incurred in connection with this Agreement and the other Transaction Agreements, the Merger and the other Transactions if this Agreement is terminated pursuant to Section 8.01(c), Section 8.01(d) or Section 8.01(e), but not more than $500,000.

                  (d) The Parent shall pay the Company a fee of $250,000 and shall reimburse the Company for all of its out-of-pocket expenses actually incurred by the Company in connection with this Agreement and the Merger in an amount not to exceed $500,000 if (i) the conditions set forth in Section 7.01 and 7.02 are satisfied or would be satisfied upon the Company's performance of its obligations at Closing and (ii) Parent and Sub fail to close notwithstanding the Company's confirmation that it remains ready, willing and able to proceed with the Closing.

                  (e) The parties agree that the agreements contained in this
Section 6.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement; accordingly, if either party fails to pay as promptly as practical any amounts due under this Section 6.04 and, in order to obtain such payment, the other party commences a suit that results in a judgment against the defaulting party for such amounts, the defaulting party shall pay interest on such amounts from the date payment of such amounts were due to the date of payment at the prime rate as quoted by JPMorgan Chase as in effect on the date such payment was due, together with the cost and expenses of the other party (including reasonable legal fees and expenses) in connection with such suit.

                  (f) The payments made by the parties in this Section 6.04 shall represent the sole and exclusive remedy at Law or in equity to which the parties or their respective officers, directors, representatives, shareholders or Affiliates shall be entitled with respect to the circumstances contemplated by paragraphs (a) through (d) above. The parties shall be precluded from pursuing any other remedies available to them, whether in contract, tort or otherwise.

                  SECTION 6.05. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

                  SECTION 6.06. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Transactions shall be paid by either Merger Sub or the Surviving Corporation, and the Company shall cooperate with Merger Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

                  SECTION 6.07. Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any Transaction; provided, however, that no such settlement shall be agreed to without Parent's consent, which consent shall not be unreasonably withheld, unless (i) the claim only involves the payment of money, (ii) the settlement amount is within the policy limits of the Company's directors and officers insurance coverage and (iii) the Company's directors and officers insurance carrier has approved the settlement and has agreed in writing to pay the settlement amount..

                  SECTION 6.08. Transaction Financing Cooperation. The Company agrees to provide, and will cause the Company Subsidiaries and its and their respective officers, employees and advisers to provide, upon the reasonable request of Parent, and at Parent's expense, all cooperation reasonably necessary in connection with the arrangement of any financing to be consummated contemporaneously with or at or after the Closing in respect of the transactions contemplated by this Agreement, including participation in meetings, due diligence sessions, road shows, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants and legal opinions as are customary for transactions of this type and as may be reasonably requested by Parent and taking such other actions as are customary for transactions of this type and as are reasonably required to be taken by the Company in connection with Parent's financing of the transactions contemplated hereby. In addition, in connection with the obtaining of any such financing, the Company agrees, at the reasonable request of Parent, to call for prepayment or redemption, or to prepay, redeem and/or renegotiate, as the case may be, any then existing indebtedness of the Company or the Company Subsidiaries; provided, that no such prepayment, redemption or renegotiation shall be effective or consummated prior to the Effective Time.

                  SECTION 6.09. Indemnification. Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time. The Surviving Corporation shall purchase a "tail" directors' and officers' liability insurance policy to the current policy of the Company for a one year period commencing at the Effective Time, with respect to matters occurring prior to or at the Effective Time and having a $1,000,000 coverage limit.

                  SECTION 6.10. White Agreement. Promptly after the date hereof, (i) the Company shall deliver to the Estate of Jeff J. White the notice of a closing contemplated by Section 3 of the Agreement dated March 14, 2006 (the "White Agreement") between the Company and the Estate of Jeff J. White and
(ii) the Company shall complete the transfer of the shares of Company Common Stock held by the Estate of Jeff J. White to the Company such that the shares of Company Common Stock held by the Estate of Jeff J. White will not be issued and outstanding as of the record date for the Company Stockholders Meeting.

                                  ARTICLE VII

                              Conditions Precedent

                  SECTION 7.01. Conditions to Each Party's Obligation To Effect The Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

                  (b) No Injunctions or Restraints. No temporary judgment issued by any court of competent jurisdiction or other Law preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition, each of the parties shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such judgment that may be entered.

                  SECTION 7.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of the Company in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                  (c) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person, in each case that has a reasonable likelihood of success, (i), seeking to restrain or prohibit the consummation of the Merger or any other Transaction or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and the Company Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any other Transaction, (iii) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries or (iv) which otherwise is reasonably likely to have a Company Material Adverse Effect.

                  (d) Absence of Company Material Adverse Effect. Except as set forth on the Company Disclosure Letter, since March 31, 2005, there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect.

                  (e) Consents. The Company shall have received all written consents, waivers and authorizations necessary to provide for the continuation in full force and effect after the Effective Time of all contracts, agreements, commitments, leases, licenses, arrangements, instruments and obligations of the Company and its Subsidiaries (i) listed on Schedule 7.02(e) hereof or (ii) which, if not so continued as a result of the consummation of the Merger, could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (f) Dissenting Shares. The total number of Dissenting Shares shall not exceed 5% of the issued and outstanding shares of Company Common Stock as of the Effective Time.

                  (g) Replacement Auto Coverage. The Company shall have obtained insurance coverage with a replacement insurance carrier, or carriers, rated A-or better by S&P, to replace the existing policies with Great American Insurance Company, with comparable coverage, including policy limits, deductibles, scope of coverage and other terms and conditions, and without any material increase in premiums, to provide insurance coverage for all motor vehicle extended service plans and extended warranties sold and managed by the Company and the Company Subsidiaries, which coverage shall be satisfactory to Parent in its reasonable discretion, or Great American Insurance Company shall have agreed in writing on terms reasonably satisfactory to Parent to extend such coverage until December 31, 2006.

                  SECTION 7.03. Condition to Obligation of the Company. The obligations of the Company to effect the Merger are further subject to the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Parent and Sub in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). The Company shall have received a certificate signed on behalf of Parent to such effect.

                  (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations to be performed by them under this Agreement at or prior to the Closing Date.

                                  ARTICLE VIII

                        Termination, Amendment and Waiver

                  SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of Company Stockholder Approval:

                  (a) by mutual written consent of Parent, Sub and the Company;

                  (b) (i) by either Parent or the Company if the Merger is not consummated on or before the later of (A) October 5, 2006 or (B) 60 days after the date that the Proxy Statement is cleared by the SEC;

         provided, that, notwithstanding the foregoing, either Parent or the Company may terminate the Agreement if the Merger is not consummated on or before December 31, 2006; provided, further, that the right to terminate the Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement has been the primary cause of the failure of the Merger to be consummated by such time;

                  (ii) by either Parent or the Company if any Governmental Entity issues an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                  (iii) by either Parent or the Company if, upon a vote at a duly held meeting to obtain the Company Stockholder Approval, the Company Stockholder Approval is not obtained; provided, that the right to terminate the Agreement pursuant to this Section 8.01(b)(iii) shall not be available to the Company if it has materially breached its obligations under Section 5.02;

                  (c) by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in any Transaction Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), and (ii) cannot be or has not been cured within 15 days after the giving of written notice to the Company of such breach;

                  (d) by Parent prior to receipt of the Company Stockholder
Approval:

                  (i) if the Company Board or any committee thereof withdraws or modifies, or proposes publicly to withdraw or modify, its approval or recommendation of this Agreement, or the Merger, fails to recommend that the Company's stockholders give the Company Stockholder Approval or approves or recommends, or proposes publicly to approve or recommend, any Company Takeover Proposal;

                  (ii) if the Company Board fails to reaffirm publicly its recommendation to the Company's stockholders that give the Company Stockholder Approval within 5 days of Parent's written request to do so (which request may be made at any time following public disclosure of a Company Takeover Proposal); or

                  (iii) if (A) the Company or any of its officers, directors, employees, representatives or agents shall have breached Section 5.02,
         (B) the Company shall have breached in any material respect its obligations under Section 6.01, (C) the Company shall have failed to convene and hold the Company Stockholders Meeting within forty-five
         (45) days of the date that the Proxy Statement is cleared by the SEC unless the Company fails to hold such meeting pursuant to Sections 92A.120(3) and (5) of the NCL following the Company Board's withdrawal of its recommendation of the Agreement and the Merger, or (D) the Company gives Parent the notification contemplated by Section 8.05(b)
         (iii); or

                  (e) by the Company prior to receipt of the Company Stockholder Approval in accordance with Section 8.05(b); provided, however, that the Company shall have complied with all provisions thereof, including the notice provisions therein.

                  SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in
Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than Section 6.04, Section 6.05, this Section 8.02 and Article IX, which provisions shall survive such termination; provided, that no party shall be relieved or released from any liability or obligation arising from a breach by such party of any representation, warranty or covenant set forth in any Transaction Agreement.

                  SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that after receipt of the Company Stockholder Approval, this Agreement may only be amended in accordance with Section 92A.120(9) of the NCL. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 8.04. Extension: Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  SECTION 8.05. Procedure for Termination, Amendment, Extension or Waiver. (a) A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Managers or Board of Directors or the duly authorized designee of its Board of Managers or Board of Directors, as the case may be.

                  (b) The Company may terminate this Agreement pursuant to
Section 8.01(e) only if: (i) the Company Board has received a Superior Company Proposal; (ii) in light of such Superior Company Proposal the Company Board shall have determined in good faith, after consultation with outside counsel and independent financial advisors, that it is necessary for the Company Board to withdraw or modify its approval or recommendation of this Agreement or the Merger in order to comply with its fiduciary duty under applicable Law; (iii) the Company has notified Parent in writing of the determinations described in clause (ii) above and provided Parent a copy of the documents providing for the Superior Company Proposal; (iv) at least five business days following receipt by Parent of the notice referred to in clause (iii) above, and taking into account any revised proposal made by Parent (including any proposal to amend the terms of the Transactions or this Agreement) since receipt of the notice referred to in clause (iii) above, such Superior Company Proposal remains a Superior Company

Proposal and the Company Board has again made the determinations referred to in clause (ii) above; (v) the Company is in compliance with Section 5.02; (vi) the Company has previously paid or contemporaneously therewith pays the fee due under Section 6.04, (vii) the Company Board concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Company Proposal; and (viii) Parent is not at such time entitled to terminate this Agreement pursuant to Section 8.01(c). The Company acknowledges and agrees that each successive material modification of a Company Takeover Proposal that is determined to be a Superior Company Proposal shall be deemed to constitute a new Superior Company Proposal for purposes of this Section 8.05(b).

                                   ARTICLE IX

                               General Provisions

                  SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by fax or overnight delivery service or upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice)

                  (a) if to Parent or Sub, to

                           Attention:

                           WT Acquisition Holdings, LLC
                           c/o H.I.G. Capital, LLC
                           1001 Brickell Bay Drive, 27th Floor
                           Miami, FL 33131
                           Facsimile: 305-379-2013

                           with a copy to:

                           McDermott, Will & Emery LLP
                           227 West Monroe Street
                           Chicago, IL  60606
                           Attention: Brooks B. Gruemmer
                           Facsimile: 312-984-7700

                  (b) if to the Company, to

                           Attention:

                           Warrantech Corporation
                           2200 Highway 121, Suite 100
                           Bedford, TX 76021
                           Facsimile: 817-785-5583

                           with a copy to:

                           Tannenbaum Helpern Syracuse & Hirschtritt LLP 900 Third Avenue
                           New York, NY  10022
                           Attention:  Ralph A. Siciliano
                           Facsimile: 212-371-1084


                  SECTION 9.03.     Definitions. For purposes of this Agreement:

                  An "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

                  A "Company Material Adverse Effect" means (i) any change, effect, event, occurrence or state of facts that is or is reasonably likely to be materially adverse to the business, assets, condition (financial or otherwise), or results of operations of the Company and the Company Subsidiaries, taken as a whole , other than effects relating to (A) changes, effects, events, occurrences or circumstances that generally affect the industries in which the Company operates, and that do not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, or (B) general economic, financial or securities market conditions in the United States or elsewhere, (ii) any insurance carrier issuing a Company Insurance Policy referenced in Section 3.17(a) of the Disclosure Letter shall have terminated or withdrawn coverage under, or materially and adversely modified any term (including premiums payable) of any such Company Insurance Policy, or (iii) the occurrence of any material adverse development in the case Lloyd's et. al. v. Warrantech Corporation et. al., (iv) any material customer or group of customers shall have ceased or threatened to cease to do business with the Company or any Company Subsidiary, materially reduced or threatened to materially reduce the amount of business such customer or customers do with the Company or any Company Subsidiary, or materially and adversely modified any term of such customer or customer's existing agreements with the Company or any Company Subsidiary or (v) there shall have occurred any change, effect, event occurrence or state of facts that is or is reasonably likely to have a material adverse effect on the cash flow of the Company and the Company Subsidiaries, taken as a whole, (vi) the Company or the Company Subsidiaries' ability to sell their products and services shall have been materially and adversely affected by any change in regulatory requirements or insurance laws or the failure to obtain any regulatory approvals necessary to consummate the Merger and the other Transactions, (vii) any change, effect, event, occurrence or state of facts that is or is reasonably likely to be materially adverse to the ability of the Company and the Company Subsidiaries to conduct their operations immediately after the Effective Time in substantially the same manner as such operations are being conducted prior to the Effective Time or (viii) a material adverse effect on the ability of the Company to perform its obligations hereunder or which would prevent or materially delay the consummation of the Merger and the other Transactions.

                  A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

                  A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

                  SECTION 9.04. Interpretation; Disclosure Letters. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any matter disclosed in any section of the Company Disclosure Letter shall be deemed disclosed only for the purposes of the specific Sections of this Agreement to which such section of the Company Disclosure Letter specifically refers.

                  SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 9.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 9.07. Entire Agreement; No Third-Party Beneficiaries. The Transaction Agreements, taken together with the Company Disclosure Letter, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions, including that certain letter of intent dated April 17, 2006 and (b) are solely for the benefit of the Company, Parent and Sub and are not intended to confer upon any person other than the parties hereto any rights, remedies, claims or cause of action of any nature whatsoever.

                  SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  SECTION 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 9.10. Enforcement; Jurisdiction; WAIVER OF JURY TRIAL. The parties agree that irreparable damage would occur in the event that any of the provisions of any Transaction Agreement were not performed in accordance with their specific terms or were otherwise breached. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Florida state court or any Federal court located in the State of Florida (in each case, located in Miami-Dade county) or any Nevada state court or any Federal court located in the State of Nevada (in each case, located in Clark county) in the event any dispute arises out of any Transaction Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to any Transaction Agreement or any Transaction in any court other than any Florida state court or any Federal court sitting in the State of Florida (in each case, located in Miami-Dade county) or any Nevada state court or any Federal court located in the State of Nevada (in each case, located in Clark county) and (d) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO OR ARISING OUT OF ANY TRANSACTION AGREEMENT OR ANY TRANSACTION.

                  SECTION 9.11. Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

                                            WT ACQUISITION HOLDINGS, LLC


                                              By /s/ BRET WIENER
                                                 -------------------------------
                                                 Name:  Bret Wiener
                                                 Title: Vice President


                                            WT ACQUISITION CORP.


                                              By /s/ BRET WIENER
                                                 -------------------------------
                                                 Name:  Bret Wiener
                                                 Title: Vice President


                                            WARRANTECH CORPORATION


                                              By /s/ JOEL SAN ANTONIO
                                                 -------------------------------
                                                 Name: Joel San Antonio
                                                 Title: Chief Executive Officer

                                    Exhibit B

[GRAPHIC OMITTED]   IMPERIAL
                    CAPITAL, LLC

150 South Rodeo Drive, Suite 100, Beverly Hills, CA  90212
Phone: (310) 246-3700 / (800) 929-2299


June 6, 2006

The Special Committee and
Board of Directors of
Warrantech Corporation
2200 Highway 121, Suite 100
Bedford, TX  76021

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Warrantech Corporation ("Warrantech" or the "Company") of the aggregate consideration to be received in connection with the sale of the common stock of the Company (the "Transaction") to one or more affiliates of H.I.G. Capital, LLC ("HIG" or the "Buyer"). Pursuant to the Transaction, which will be structured as a merger, the Buyer will pay $0.75 in cash for each issued and outstanding share of common stock and for each outstanding in-the-money option to acquire common stock (net of exercise price) (the "Per Share Consideration"). IC has analyzed the fairness of the Per Share Consideration to be received by the shareholders of Warrantech in the Transaction.

We express no view with respect to any aspect of the Transaction other than as described in the immediately preceding sentence. As such, we did not consider or analyze the fairness of the proposed Great American Insurance Company Note, the loan forgiveness to certain directors of the Company, or any other proposed term of the Transaction.

In connection with this opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. We have, among other things:

(i) Reviewed a draft of the Agreement and Plan of Merger by and among, Buyer, a wholly-owned subsidiary of Buyer and the Company, dated June 1, 2006;
(ii) Analyzed certain publicly available information that we believe to be relevant to our analysis, including the Company's annual report on Form 10-K for the fiscal year ended ("FYE") March 31, 2005, as amended, the Company's quarterly report on Form 10-Q for the quarter ended December 31, 2005, as amended and the Company's Form 8-K dated March 14, 2006;
(iii) Reviewed the Company's budget for FYE 2006 furnished to us by senior management of Warrantech;
(iv) Reviewed the Company's projections for FYE 2007 through 2010 furnished to us by senior management of Warrantech;
(v)      Reviewed the Company's net operating loss carry-forward;
(vi) Reviewed certain publicly available business and financial information relating to Warrantech that we deemed to be relevant;
(vii) Conducted discussions with members of senior management of Warrantech, as well as members of the Special Committee, concerning the matters described in clauses (i) through (v) above, as well as the prospects and strategic objectives of Warrantech;
(viii) Reviewed public information with respect to certain other companies with financial profiles which we deemed to be relevant; and
(ix) Conducted such other financial studies, analyses and investigation and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

The Special Committee and
Board of Directors of
Warrantech Corporation
June 6, 2006


With your consent, we have relied upon the accuracy and completeness of the foregoing financial and other information and have not assumed responsibility for independent verification of such information or conducted or have been furnished with any current independent valuation or appraisal of any assets of the Company or any appraisal or estimate of liabilities of the Company. With respect to the financial forecasts, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of senior management of Warrantech as to the future financial performance of the Company. We have also relied upon the assurances of senior management of Warrantech that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We assume no responsibility for, and express no view as to, such financial forecasts or the assumptions on which they are based.

Our opinion is based upon economic, market and other conditions as they exist and can be evaluated on the date hereof and does not address the fairness of the Per Share Consideration as of any other date. The financial markets in general, and the markets for the securities of the Company in particular, are subject to volatility, and our opinion does not purport to address potential developments in the financial markets or in the markets for the securities of the Company after the date hereof.

Our opinion expressed herein has been prepared for the information of the Special Committee and the Board of Directors of the Company in connection with their consideration of the Transaction. Our opinion does not constitute a recommendation as to any action the Company or any shareholder of the Company should take in connection with the Transaction or any aspect thereof. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction or the relative merits of any alternatives discussed by the Special Committee or the Board of Directors of the Company. This opinion may not be reproduced, disseminated, quoted or referred to at any time without our prior written consent, except that a copy of the opinion may be reproduced in full and otherwise referred to in the Company's proxy statement and related filings describing the Transaction.

In the ordinary course of its business and in accordance with applicable state and federal securities laws, Imperial Capital, LLC may actively trade the equity securities of Warrantech for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Based on and subject to the foregoing, we are of the opinion that as of the date hereof, the Per Share Consideration to be received by the shareholders of Warrantech in the Transaction is fair from a financial point of view.


Very truly yours,


/s/ Imperial Capital, LLC

Imperial Capital, LLC

                                    Exhibit C

                       NEVADA DISSENTERS'S RIGHTS STATUTES

        CHAPTER 92A - MERGERS, CONVERSIONS, EXCHANGES AND DOMESTICATIONS

                           RIGHTS OF DISSENTING OWNERS

ss.92A.300.       Definitions.

         As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

ss.92A.305        "Beneficial stockholder" defined.

         "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

ss.92A.310        "Corporate action" defined.

         "Corporate action" means the action of a domestic corporation.

ss.92A.315        "Dissenter" defined.

         "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

ss.92A.320        "Fair value" defined.

         "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

ss.92A.325        "Stockholder" defined.

         "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

ss.92A.330        "Stockholder of record" defined.

         "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

ss.92A.335        "Subject corporation" defined.

         "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

ss.92A.340        Computation of interest.

         Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

ss.NRS 92A.350    Rights of dissenting partner of domestic limited partnership.

         A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

ss.NRS 92A.360    Rights of dissenting member of domestic limited-liability
company.

         The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

ss.NRS 92A.370    Rights of dissenting member of domestic nonprofit corporation.

         1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

         2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

ss.92A.380        Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

         1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

                  (a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

                           (1)      If approval by the stockholders is required
for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

                           (2)      If the domestic corporation is a subsidiary
and is merged with its parent pursuant to NRS 92A.180.

                  (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.

                  (c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

                  (d)      Any corporate action not described in paragraph (a),
(b) or (c) that will result in the stockholder receiving money or scrip instead of fractional shares.

         2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

ss.92A.390        Limitations on right of dissent: Stockholders of certain
classes or series; action of stockholders not required for plan of merger.

         1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

                  (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

                  (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

                           (1)      Cash, owner's interests or owner's interests
and cash in lieu of fractional owner's interests of:

                                    (I)      The surviving or acquiring entity;
or

                                    (II)     Any other entity which, at the
effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

                           (2)      A combination of cash and owner's interests
of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

         There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

ss.92A.400        Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

         1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

         2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

                  (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

                  (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

ss.92A.410        Notification of stockholders regarding right of dissent.

         1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

         2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

ss.92A.420        Prerequisites to demand for payment for shares.

         1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

                  (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

                  (b) Must not vote his shares in favor of the proposed action.

         2. If a proposed corporate action creating dissenters' rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters' rights must not consent to or approve the proposed corporate action.

         3. A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

ss.92A.430        Dissenter's notice; Delivery to stockholders entitled to
assert rights; contents.

         1. The subject corporation shall deliver a written dissenter's notice to all stockholders entitled to assert dissenters' rights.

         2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

                  (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

                  (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

                  (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

                  (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

                  (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

ss.92A.440        Demand for payment and deposit of certificates; retention of rights of stockholder.

         1.       A stockholder to whom a dissenter's notice is sent must:

                  (a)      Demand payment;

                  (b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

                  (c) Deposit his certificates, if any, in accordance with the terms of the notice.

         2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

         3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

ss.92A.450        Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

         1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

         2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

ss.92A.460        Payment for shares: General requirements.

         1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

                  (a) Of the county where the corporation's registered office is located; or

                  (b) At the election of any dissenter residing or having its registered office in this State, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

         3.       The payment must be accompanied by:

                  (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

                  (b) A statement of the subject corporation's estimate of the fair value of the shares;

                  (c)      An explanation of how the interest was calculated;

                  (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

                  (e)      A copy of NRS 92A.300 to 92A.500, inclusive.

ss.92A.470        Payment for shares: Shares acquired on or after date of
dissenter's notice.

         1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

         2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

ss.92A.480        Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

         1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

         2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

ss.92A.490        Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

         1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         2. subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the State, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

         3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

                  (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

                  (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

ss.92A.500        Legal proceeding to determine fair value: Assessment of costs and fees.

         1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

         2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

                  (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

                  (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

         3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

         4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

         5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.